Exhibit 4.14

Execution Version

BASE INDENTURE

Dated as of June 1, 2016

Among

DIAMOND 1 FINANCE CORPORATION

and

DIAMOND 2 FINANCE CORPORATION,

as Issuers,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee and Notes Collateral Agent

FIRST LIEN NOTES

AS MAY BE ISSUED FROM TIME TO TIME IN ONE OR MORE SERIES

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 13.02
(d)	7.06
314(a)	13.02; 13.05
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	12.02(e)
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.14
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	1.05(e); 2.12; 9.04
317(a)(1)	6.08
(a)(2)	6.12
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

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EXHIBITS
Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D-1	Form of Effective Date Issuers Supplemental Indenture
Exhibit D-2	Form of Effective Date Guarantor Supplemental Indenture
Exhibit D-3	Form of Supplemental Indenture to be Delivered by Subsequent Guarantors
Exhibit E	Form of First Lien Intercreditor Agreement
Exhibit F	Form of Second Lien Intercreditor Agreement
Exhibit G	Form of Security Agreement

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INDENTURE, dated as of June 1, 2016, among Diamond 1 Finance Corporation, a Delaware corporation (“Finco 1”), Diamond 2 Finance Corporation, a Delaware corporation (“Finco 2” and, together with Finco 1, the “Fincos”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Fincos have duly authorized the execution and delivery of this Indenture to provide for the issuance of first lien notes in an unlimited aggregate principal amount to be issued from time to time in one or more series, including the first lien notes in such principal amounts, to bear such rates of interest, to mature at such time or times and to have such other provisions as shall be set forth in the supplemental indentures dated as of the date hereof (the “Initial Notes”); and

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Fincos, in accordance with its terms, have been done.

NOW, THEREFORE, the Fincos, the Trustee and the Notes Collateral Agent agree as follows for the benefit of each other and, except as provided herein, for the equal and ratable benefit of the Holders of the Notes of any series:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“144A Global Note” means, with respect to each series of Notes, a Global Note substantially in the form of Exhibit A hereto, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes of such series sold in reliance on Rule 144A.

“ABS Facilities” means, collectively, the Term/Commercial Receivables Facility, the Revolving/Consumer Receivables Facility, the EMEA Facility and the Canadian Revolving/Commercial Receivables Facility.

“Additional Assets” means (1) any property or other assets used or useful in a Similar Business, (2) the Capital Stock of a Person that becomes a Subsidiary of Covenant Parent as a result of the acquisition of such Capital Stock by Covenant Parent or a Subsidiary of Covenant Parent, or (3) Capital Stock constituting a minority interest in any Person that at such time is a Subsidiary of Covenant Parent; provided, however, that any Subsidiary described in clause (2) or (3) above is engaged in a Similar Business.

“Additional First Lien Obligations” means the Obligations with respect to any indebtedness having Pari Passu Lien Priority (but without regard to the control of remedies) relative to the Notes with respect to the Collateral; provided that an authorized representative of the holders of such indebtedness shall have executed a joinder to the First Lien Intercreditor Agreement (or entered into such other intercreditor agreement having substantially similar terms as the First Lien Intercreditor Agreement, taken as a whole).

“Additional First Lien Secured Parties” means the holders of any Additional First Lien Obligations and any trustee, collateral agent, authorized representative or agent of such Additional First Lien Obligations.

“Additional Merger Financing” means Indebtedness incurred under any debt facilities (including, without limitation, the Senior Credit Facilities and the Asset Sale Bridge Facility) or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other Indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, in order to finance the Dell-EMC Merger (including, for the avoidance of doubt, any fees and expenses related thereto and any Indebtedness incurred after the Effective Date to finance any consideration or other payments made to holders of Equity Interests in EMC pursuant, or any obligations attributable, to any exercise of appraisal rights by such holders and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto), but excluding Indebtedness incurred under the Margin Bridge Facility and the VMware Note Bridge Facility.

“Additional Notes” means additional Notes issued pursuant to the terms of any supplemental indenture (other than the Initial Notes, Exchange Notes issued in exchange for such Initial Notes, any additional Notes issued pursuant to Sections 2.06, 2.07, 2.10 or 9.05 of this Indenture or additional Notes issued in respect of the remaining portion of any Notes redeemed in part as provided for under any supplemental indenture).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent.

“Aggregate Debt” means, as of the date of determination, the sum of (1) the aggregate principal amount of Indebtedness of the Issuers and their Restricted Subsidiaries secured by Liens (other than Permitted Post-Release Liens) that is not permitted by Section 4.12(b) and (2) the Attributable Indebtedness of the Issuers and their Restricted Subsidiaries in respect of Sale and Lease-Back Transactions entered into after the occurrence of a Release Event pursuant to Section 4.11(b).

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a sale and lease-back transaction) of any Covenant Party (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Credit Facilities Restricted Subsidiary and any other Subsidiary for which an agreement to sell such Equity Interests has been entered into by Covenant Parent or any of its Subsidiaries within 12 months of the Issue Date, whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged, unnecessary, unsuitable or worn out property or equipment or other assets, in each case, in the ordinary course of business or any disposition of inventory, immaterial assets or goods (or other assets), property or equipment held for sale or no longer used or useful, or economically practicable to maintain, in the conduct of the business of Covenant Party and any of its Subsidiaries;

(b) the disposition of all or substantially all of the assets of any Covenant Party in a manner permitted pursuant to the provisions described under Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c) any disposition of property or assets, or issuance or sale of Equity Interests of any Covenant Party, in any single transaction or series of related transactions with an aggregate fair market value of less than the greater of (x) $150.0 million and (y) 1% of Consolidated Net Tangible Assets;

(d) any disposition of property or assets or issuance of securities by a Covenant Party to Covenant Parent or any of its Subsidiaries;

(e) any disposition of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) an amount equal to the Net Proceeds of such disposition are promptly applied to the purchase price of similar replacement property or (iii) to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(f) the lease, assignment, sublease, license or sublicense of any real or personal property (including the provision of software under an open source license) in the ordinary course of business;

(g) foreclosures, condemnation, expropriation, forced dispositions, eminent domain or any similar action (whether by deed in lieu of condemnation or otherwise) with respect to assets or the granting of Liens not prohibited by this Indenture, and transfers of any property that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement;

(h) sales of (i) accounts receivable in connection with the collection or compromise thereof (including sales to factors or other third parties) and (ii) receivables, DFS Financing Assets and related assets pursuant to any Permitted Receivables Financing or any participation therein;

(i) any financing transaction with respect to property built or acquired by any Covenant Party after the Effective Date, including sale and lease-back transactions and assets securitizations permitted by this Indenture;

(j) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(k) the sale, lease, assignment, license, sublease or discount of inventory, equipment, accounts receivable, notes receivable or other assets in the ordinary course of business or the conversion of accounts receivable for notes receivable or other dispositions of accounts receivable in connection with the collection or compromise thereof;

(l) the licensing, sub-licensing or cross-licensing of intellectual property or other general intangibles in the ordinary course of business or that is immaterial;

(m) the unwinding of any Hedging Obligations or Cash Management Obligations;

(n) sales, transfers and other dispositions of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(o) the lapse, abandonment or invalidation of intellectual property rights, which in the reasonable determination of the Board of Directors of Covenant Parent or the senior management thereof are not material to the conduct of the business of Covenant Parent and its Subsidiaries, taken as a whole, or are no longer used or useful or no longer economically practicable or commercially reasonable to maintain;

(p) the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law;

(q) the sale or discount (with or without recourse) (including by way of assignment or participation) of DFS Financing Assets or other receivables (including, without limitation, trade and lease receivables) and related assets in connection with a Permitted Receivables Financing;

(r) the disposition of any assets (including Equity Interests) (i) acquired in a transaction, which assets are not used or useful in the core or principal business of Covenant Parent and its Subsidiaries, or (ii) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of Covenant Parent to consummate any acquisition; and

(s) the sales of property or assets (other than property or assets for which an agreement to sell such property or assets has been entered into by Covenant Parent or any of its Subsidiaries within 12 months of the Issue Date as specified in clause (2) above) for an aggregate fair market value not to exceed (x) $2,000.0 million and (y) 15% of Consolidated Net Tangible Assets.

“Asset Sale Bridge Facility” means the senior unsecured bridge facility expected to be entered into in connection with the EMC Transactions in the event the Dell Services Transaction is not consummated concurrently with or prior to the consummation of the Dell-EMC Merger, by and among

Dell International, the other borrowers and guarantors party thereto, the lenders party thereto and the other agents party thereto as the same may be in effect from time to time, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof, in whole or in part, and any financing arrangements that amend, supplement, modify, extend, renew, restate, refund, replace, exchange or refinance any part thereof, including, without limitation, any such amended, supplemented, modified, extended, renewed, restated, refunding, replacement, exchanged or refinancing financing arrangement that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders, investors, holders or otherwise.

“Attributable Indebtedness” when used in connection with a Sale and Lease-Back Transaction relating to a Principal Property means, at the time of determination, the lesser of (a) the fair market value of property or assets involved in the Sale and Lease-Back Transaction, (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), computed by discounting from the respective due dates to such date such total net amount of rent at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the rate per annum equal to the weighted average interest rate per annum borne by the Notes of each series outstanding pursuant to this Indenture compounded semi-annually, or (c) if the obligation with respect to the Sale and Lease-Back Transaction constitutes a Capitalized Lease Obligation, the amount equal to the capitalized amount of such obligation determined in accordance with GAAP and included in the financial statements of the lessee. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“Bank Collateral Agent” means the collateral agent for the lenders and other secured parties under the Senior Credit Facilities, together with its successors and permitted assigns under the Senior Credit Facilities.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” with respect to a Person means the board of directors (or similar body) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or similar body).

“Business Day” means each day which is not a Legal Holiday.

“Canadian Revolving/Commercial Receivables Facility” means the transactions contemplated from time to time in that certain Second Amended and Restated Credit Agreement, dated as of April 15, 2016, by and among Dell Financial Services Canada Limited, Wells Fargo Capital Finance Corporation Canada, RBC Capital Markets and the financial institutions from time to time party thereto.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP as in effect on the Issue Date.

“Cash Equivalents” means:

(1) United States dollars;

(2) (a) Canadian dollars, Australia dollars, Chinese yuan, Japanese yen, euro, pound sterling or any national currency of any participating member state of the EMU; or

(b) other currencies held by Covenant Parent and its Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof as a full faith and credit obligation of the U.S. government, with average maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with average maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with average maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $100.0 million in the case of U.S. banks or other U.S. financial institutions and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4) and (10) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time, neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and variable or fixed rate notes issued by any financial institution meeting the qualifications specified in clause (4) above, in each case, with average maturities of 36 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(8) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (7) above and (9) through (12) below;

(9) securities issued or directly and fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having average maturities of not more than 36 months from the date of acquisition thereof;

(10) readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case (other than in the case of such securities issued or guaranteed by any participating member state of the EMU) having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with average maturities of 36 months or less from the date of acquisition;

(11) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with average maturities of 36 months or less from the date of acquisition;

(12) investments with average maturities of 36 months or less from the date of acquisition in money market funds rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody’s (or, if at any time, neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(13) in the case of investments by any Foreign Subsidiary of Covenant Parent, investments for cash management purposes of comparable tenor and credit quality to those described in the foregoing clauses (1) through (12) customarily utilized in countries in which such Foreign Subsidiary operates; and

(14) investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions meeting the qualifications specified in clause (4) above, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (1) through (13) of this definition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents under this Indenture regardless of the treatment of such items under GAAP.

“Cash Management Obligations” means (1) obligations in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management or treasury services or any automated clearing house transfers of funds, (2) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements and (3) obligations in respect of any other services related, ancillary or complementary to the foregoing (including any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds).

“Change of Control” means the occurrence of one or more of the following events after the Effective Date (and excluding, for the avoidance of doubt, the Transactions):

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Denali and its Subsidiaries, taken as a whole, to any Person other than any Permitted Holders;

(2) Denali becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Equity Interests of Denali (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of Denali having a majority of the aggregate votes on the Board of Directors of Denali, unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint directors of Denali having a majority of the aggregate votes on the Board of Directors of Denali;

(3) Denali consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Denali, in any such event pursuant to a transaction in which any of Denali’s outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Denali’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person, measured by voting power rather than number of shares, immediately after giving effect to such transaction;

(4) either of the Issuers shall cease to be a direct or indirect Subsidiary of Denali; or

(5) the adoption by Denali of a plan providing for its liquidation or dissolution.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of Denali owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred and (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s Parent Entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such Parent Entity having a majority of the aggregate votes on the Board of Directors of such Parent Entity.

“Change of Control Triggering Event” means, with respect to any series of Notes, the occurrence of both a Change of Control and a Rating Decline with respect to such series of Notes.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearance agency.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means all of the assets and property of the Covenant Parties, whether real, personal or mixed, securing or purported to secure any First Lien Notes Obligations.

“Consolidated Net Tangible Assets” means, at any time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities, except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under Capitalized Lease Obligations (such current liabilities referred to in this clause (1), less the items set forth in sub-clauses (a) through (c), the “Adjusted Current Liabilities”), and (2) to the extent included in such aggregate amount of assets, all intangible assets, goodwill, trade names, trademarks, patents, organization and development expenses, unamortized debt discount and expenses and deferred charges (other than capitalized unamortized product development costs, such as, without limitation, capitalized hardware and software development costs) (such items referred to in this clause (2), the “Intangible Assets”), all as set forth on the most recent consolidated balance sheet of Covenant Parent and its Subsidiaries as of the end of the most recently ended fiscal quarter of Covenant Parent prior to the applicable date of determination for which financial statements are available; provided that, for purposes of testing the covenants under this Indenture in connection with any transaction, (i) the assets and Intangible Assets of Covenant Parent and its Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets or Intangible Assets, as the case may be, that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination, including the transaction being tested under this Indenture and (ii) the Adjusted Current Liabilities of Covenant Parent and its Subsidiaries shall be adjusted to reflect any increase or decrease in Adjusted Current Liabilities as a result of such transaction being tested under this Indenture or any acquisitions or dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination.

“Covenant Parent” means (1) if the direct parent entity of Dell is a Guarantor, such direct parent entity, (2) if Dell is, but none of its direct or indirect parent entities are, a Guarantor, Dell or (3) if neither Dell nor any of its direct or indirect parent entities are Guarantors, each Issuer.

“Covenant Parties” means, collectively, Covenant Parent, any of its Subsidiaries that are Parent Guarantors, the Issuers and the Subsidiary Guarantors.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Holders and the Issuers.

“Credit Facility” means, with respect to Covenant Parent or any of its Subsidiaries, one or more debt facilities (including, without limitation, the Senior Credit Facilities, Margin Bridge Facility, VMware Note Bridge Facility and Asset Sale Bridge Facility) or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other Indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof, in whole or in part, and any financing arrangements that amend, supplement, modify, extend, renew, restate, refund, replace, exchange or refinance any part thereof, including, without limitation, any such amended, supplemented, modified, extended, renewed, restated, refunding, replacement, exchanged or refinancing financing arrangement that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders, investors, holders or otherwise.

“Credit Facilities Restricted Subsidiary” means any “Restricted Subsidiary” under the Senior Credit Facilities and, if Dell is not the Covenant Parent, Dell.

“Credit Facilities Unrestricted Subsidiary” means any “Unrestricted Subsidiary” under the Senior Credit Facilities.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c), substantially in the form of Exhibit A, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Dell” means Dell Inc., a Delaware corporation.

“Dell-EMC Merger” means the merger of (1) Merger Sub or any other Wholly-Owned Subsidiary of Denali and (2) EMC.

“Dell International” means Dell International L.L.C., a Delaware limited liability company.

“Dell Services Transaction” means the sale of substantially all of the Dell Services business, including the Dell Services Federal Government business but excluding the global support, deployment and professional services business, pursuant to an agreement with NTT Data International L.L.C. entered into on March 27, 2016.

“Denali” means Denali Holding Inc., a Delaware corporation.

“Denali Intermediate” means Denali Intermediate, Inc., a Delaware corporation.

“Depositary” means, with respect to the Notes of any series issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to such series of Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by any Covenant Party in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration. A particular item of Designated Non-cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 4.10.

“DFS Financing Assets” means loans, installment sale contracts, receivables arising under revolving credit accounts, software licenses, maintenance services agreements, service contracts, leases (including all equipment and software subject to leases) or subleases (including any related account receivable or note receivable) entered into with or purchased by Covenant Parent or any Credit Facilities Restricted Subsidiary to finance the acquisition or use of products or services and other assets customarily included in connection with a financing thereof.

“Domestic Subsidiary” means any Subsidiary (other than a Foreign Subsidiary) that is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

“Effective Date” means the Escrow Release Date.

“Eligible Escrow Investments” means such customary short-term liquid investments in which the Escrowed Property may be invested in accordance with the Escrow Agreement.

“EMC” means EMC Corporation, a Massachusetts corporation.

“EMC Transactions” means the offering of the Initial Notes and the initial borrowings pursuant to the other new debt financings (including the Senior Credit Facilities, the Asset Sale Bridge Facility, the Margin Bridge Facility, the VMware Note Bridge Facility, one or more series of unsecured notes and the issuance of any additional series of debt) incurred to fund the Dell-EMC Merger and the use of proceeds therefrom, the cash equity investments by certain cash equity investors and the use of proceeds therefrom, the Dell-EMC Merger (including the payment of consideration in connection therewith to holders of EMC’s outstanding shares, restricted stock units, restricted stock and stock options), the issuance by Denali of Class V Common Stock, par value $0.01 per share, the redemption and satisfaction and discharge of 5.625% Senior First Lien Notes due 2020 co-issued by Dell International and Denali Finance Corp., the repayment of Dell International’s revolving credit facility and term loan facilities entered into in connection with the acquisition of Dell by Denali on October 29, 2013, the repayment of EMC’s unsecured revolving credit facility and refinancing of EMC’s commercial paper, the mergers of Finco 1 and Finco 2 with and into Dell International and EMC, respectively, promptly following the consummation of the Dell-EMC Merger, the assumption of all the obligations of Finco 1 and Finco 2, respectively, under the Notes and this Indenture and certain other debt financings incurred to fund the Dell-EMC Merger and other related transactions, the guarantee by Denali, Denali Intermediate, Dell and EMC and the certain of their respective Wholly-Owned Subsidiaries of the Notes, the unsecured notes and certain other debt financings incurred to finance the Dell-EMC Merger and the other related transactions.

“EMEA Facility” means the transactions contemplated from time to time in the “Finance Documents” as defined in that certain Revolving Credit Facility Agreement, dated as of December 23, 2013, as amended by that certain Amendment Agreement dated as of April 14, 2015, by and among, Dell Global B.V., Dell Bank International d.a.c. (formerly known as Dell Bank International Limited), BNP Paribas London Branch, Barclays Bank Ireland PLC, and SGBT Finance Ireland Limited. “EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Escrow Agreement” means the escrow agreement, dated as of June 1, 2016, by and among the Fincos, the Trustee and the Escrow Agent, pursuant to which the gross proceeds of the offering of the Initial Notes plus certain additional amounts will be deposited into the Escrow Account.

“Escrow End Date” means December 16, 2016.

“euro” means the single currency of participating member states of the EMU.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system, or any successor securities clearance agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder; provided that with respect to the definitions of “Change of Control” and “Permitted Holders” only, “Exchange Act” means the Securities Exchange Act of 1934, as in effect on the Issue Date.

“Exchange Notes” means any Notes issued in an Exchange Offer pursuant to Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Assets” means the following:

(1) any fee-owned real property with a book value of less than $150.0 million as determined on the Effective Date for existing real property and on the date of acquisition for after-acquired real property;

(2) all leasehold interests in real property;

(3) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction);

(4) any asset if, to the extent that and for so long as the grant of a Lien thereon to secure the Obligations under the Notes is prohibited by any requirements of law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable requirements of law) or would require consent or approval of any governmental authority;

(5) margin stock (including the VMware Class A Common Stock) and, to the extent prohibited by, or creating an enforceable right of termination in favor of any other party thereto (other than any Issuer or any Guarantor) under the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement, Equity Interests in any Person other than Wholly-Owned Subsidiaries that are Credit Facilities Restricted Subsidiaries;

(6) assets to the extent a security interest in such assets would result in material adverse tax consequences to Covenant Parent or one of its Subsidiaries as reasonably determined by the Issuers in consultation with the Bank Collateral Agent;

(7) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto;

(8) any lease, license or other agreement or any property subject thereto (including pursuant to a purchase money security interest or similar arrangement) to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a breach, default or right of termination in favor of any other party thereto (other than the Issuers or any Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law notwithstanding such prohibition;

(9) voting Equity Interests in excess of 65% of the voting Equity Interests of (A) any Foreign Subsidiary or (B) any FSHCO;

(10) for so long as any Existing Notes remain outstanding and contain provisions limiting the incurrence of Liens with respect to “principal properties,” any “Principal Property” (as such term is defined in the Existing Notes Indentures);

(11) for so long as any Existing Dell Notes remain outstanding and contain provisions limiting the incurrence of Liens with respect to “principal properties,” any Equity Interests in any Subsidiary that owns any “Principal Property” (as such term is defined in the Existing Dell Notes Indentures);

(12) receivables, DFS Financing Assets and related assets (or interests therein) (a) transferred to any Receivables Subsidiary or (b) otherwise pledged, factored, transferred or sold in connection with any Permitted Receivables Financing;

(13) commercial tort claims with a value of less than $50.0 million and letter-of-credit rights with a value of less than $50.0 million (except to the extent a security interest therein can be perfected by a UCC filing);

(14) vehicles and other assets subject to certificates of title;

(15) any aircraft, airframes, aircraft engines or helicopters, or any equipment or other assets constituting a part thereof;

(16) any and all assets and personal property owned or held by any Subsidiary of Covenant Parent that is not an Issuer or a Guarantor (including any Credit Facilities Unrestricted Subsidiary);

(17) the Equity Interests of any Credit Facilities Unrestricted Subsidiary or Immaterial Subsidiary;

(18) the Pledged VMware Shares;

(19) the VMware Intercompany Notes;

(20) any proceeds from any issuance of indebtedness that are paid into an escrow account to be released upon satisfaction of certain conditions or the occurrence of certain events, including cash or Cash Equivalents set aside at the time of the incurrence of such indebtedness, to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such indebtedness (or any costs related to the issuance of such indebtedness) and are held in such escrow account or similar arrangement to be applied for such purpose;

(21) any asset with respect to which the Bank Collateral Agent and the Issuers agree, in writing (each acting reasonably), that the cost of obtaining such a security interest or perfection thereof shall be excessive in view of the benefits to be obtained by the lenders and other parties holding obligations under the Senior Credit Facility therefrom, and confirmed in writing by notice to the Trustee; and

(22) the Capital Stock and other securities of an Affiliate of the Issuers to the extent excluded pursuant to Section 2.04 of the Security Agreement and Section 12.09 herein.

“Existing ABL Credit Facility” means the asset-based revolving credit facility, dated as of October 29, 2013, among Denali Intermediate, Dell, certain other borrowers party thereto, the Lenders party thereto and Bank of America, N.A., as administrative agent, issuing lender and swingline lender.

“Existing Dell Notes” means, collectively, the (1) 5.65% senior notes due April 2018, (2) 5.875% senior notes due June 2019, (3) 4.625% senior notes due April 2021, (4) 6.50% senior notes due April 2038, (5) 5.40% senior notes due September 2040 and (6) 7.10% senior debentures due April 2028, in each case, issued by Dell.

“Existing Dell Notes Indentures” means, collectively, (i) the Indenture, dated as of April 17, 2008, between Dell and The Bank of New York Mellon Trust Company, N.A., as trustee, (ii) the Indenture, dated as of April 6, 2009, between Dell and The Bank of New York Mellon Trust Company, N.A., as trustee, (iii) the Second Supplemental Indenture, dated as of June 15, 2009, between Dell and The Bank of New York Mellon Trust Company, N.A., as trustee, (iv) the Third Supplemental Indenture, dated as of September 10, 2010, between Dell and The Bank of New York Mellon Trust Company, N.A., as trustee, (v) the Fourth Supplemental Indenture, dated as of March 31, 2011, between Dell and The Bank of New York Mellon Trust Company, N.A., as trustee, and (vi) the Indenture, dated as of April 27, 1998, between Dell Computer Corporation and Chase Bank of Texas, National Association, as trustee, as supplemented by the Officers’ Certificate, dated as of April 27, 1998, and in the case of each of the documents referenced in clauses (i) through (vi) as may be amended and supplemented from time to time.

“Existing EMC Notes” means, collectively, the (1) 1.875% notes due June 2018, (2) 2.650% notes due June 2020 and (3) 3.375% notes due June 2023, in each case, issued by EMC.

“Existing Notes” means collectively, the Existing Dell Notes and the Existing EMC Notes.

“Existing Notes Indentures” means the Existing Dell Notes Indentures and the Indenture, dated as of June 6, 2013, between EMC and Wells Fargo Bank, National Association, as trustee, as supplemented by the Officer’s Certificate, dated as of June 6, 2013, as amended and supplemented from time to time.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined in good faith by the Board of Directors or senior management of Covenant Parent.

“First Lien Intercreditor Agreement” means the intercreditor agreement, to be dated as of the Effective Date, among the Bank Collateral Agent, the Notes Collateral Agent and the Covenant Parties, substantially in the form of Exhibit E (with such modifications thereto that are not materially adverse to the Holders of the Notes, taken as a whole, as determined by an Issuer in good faith), as it may be amended from time to time in accordance with this Indenture.

“First Lien Notes Obligations” means Obligations in respect of the Notes, this Indenture, the Note Guarantees and the Security Documents relating to the Notes, including any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable thereunder.

“First Lien Notes Secured Parties” means the Trustee, the Notes Collateral Agent and the Holders.

“First Lien Obligations” means, collectively, (1) the Senior Credit Facility Obligations, (2) the First Lien Notes Obligations and (3) each Series of Additional First Lien Obligations.

“First Lien Secured Parties” means, collectively, (1) the Senior Credit Facility Secured Parties, (2) First Lien Notes Secured Parties and (3) any Additional First Lien Secured Parties.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and any successor to its rating agency business.

“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Foreign Subsidiary.

“FSHCO” means any direct or indirect Domestic Subsidiary of Denali Intermediate (other than Dell and the Issuers) that has no material assets other than Equity Interests in one or more direct or indirect Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that all terms of an accounting or financial nature used in this Indenture shall be construed, and all computations of amounts and ratios referred to in this Indenture shall be made (a) without giving effect to any election under FASB Accounting Standards Codification Topic 825—Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any indebtedness of Covenant Parent or any Subsidiary at “fair value,” as defined therein and (b) the amount of any indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations. At any time after the Effective Date, Covenant Parent may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to Covenant Parent’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. Covenant Parent shall give notice of any such election made in accordance with this definition to the Trustee.

If there occurs a change in generally accepted accounting principles and such change would cause a change in the method of calculation of any term or measure used in this Indenture (an “Accounting Change”), then Covenant Parent may elect, as evidenced by a written notice of Covenant Parent to the Trustee, that such term or measure shall be calculated as if such Accounting Change had not occurred.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, issued in accordance with Section 2.01, 2.06(b) or 2.06(d).

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantor” means, with respect to each series of Notes, Denali, Denali Intermediate, Dell and each Subsidiary of Covenant Parent (excluding the Issuers) that executes a supplemental indenture to this Indenture as a Guarantor on the Effective Date and each other Affiliate of Covenant Parent that thereafter guarantees the Notes of such series, until, in each case, such Person is released from its Note Guarantee with respect to such series of Notes in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person with respect to (1) any rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“holder” means, with reference to any indebtedness or other Obligations, any holder or lender of, or trustee or collateral agent or other authorized representative with respect to, such indebtedness or Obligations, and, in the case of Hedging Obligations, any counter-party to such Hedging Obligations.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“IFRS” means the international accounting standards as promulgated by the International Accounting Standards Board.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Indebtedness” means, with respect to any Person on any date of determination, the principal in respect of:

(1) indebtedness of such Person:

(a) in respect of borrowed money, including indebtedness for borrowed money evidenced by notes, debentures, bonds or other similar instruments or reimbursement obligations in respect of letters of credit;

(b) representing any balance deferred and unpaid portion of the purchase price of any property (or, after a Release Event, any Principal Property) (including pursuant to Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until, after 120 days of becoming due and payable, has not been paid and such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP; or

(c) representing any net Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness in clauses (a) through (c) (other than net Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any Parent Entity appearing on the balance sheet of Covenant Parent solely by reason of push down accounting under GAAP shall be excluded;

(2) all guarantees in respect of such indebtedness specified in clause (1) of another Person; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any assets owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, however, that the amount of such Indebtedness will be the lesser of (x) the fair market value of such assets at such date of determination and (y) the amount of such Indebtedness of such other Person;

provided, however, that Indebtedness shall in no event include any amounts payable or other liabilities to trade creditors (including undrawn letters of credit) arising in the ordinary course of business.

“Indenture” means this Indenture, as amended or supplemented from time to time with respect to the Notes. The term “Indenture”, with respect to a series of Notes, shall also include the terms of the particular series of Notes established as contemplated by Section 2.01.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Intercreditor Agreements” means, collectively, the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement, if any.

“Interest Payment Date”, when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

“Investment Grade Event” means:

(1) the Issuers have obtained a rating or, to the extent any Rating Agency will not provide a rating, an advisory or prospective rating from any two of the three Rating Agencies that reflect an Investment Grade Rating (i) for the corporate rating of the Issuers (or any Parent Guarantor) and (ii) with respect to each outstanding series of Notes after giving effect to the proposed release of all of the Note Guarantees and the Collateral securing the Notes; and

(2) no Event of Default shall have occurred and be continuing with respect to any series of Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) (and, for purposes of a Release Event, stable or better outlook) by Moody’s, BBB- (or the equivalent) (and, for purposes of a Release Event, stable or better outlook) by S&P and BBB- (or the equivalent) (and, for purposes of a Release Event, stable or better outlook) by Fitch, or the equivalent investment grade credit rating from any other Rating Agency substituted for Moody’s, S&P or Fitch pursuant to clause (b) of the definition of “Rating Agency.”

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Covenant Parent and its Subsidiaries;

(3) investments in any fund that invests at least 90% of its assets in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investors” means each of (1) Michael S. Dell and his Affiliates, related estate planning and charitable trusts and vehicles and his family members, and also upon Michael S. Dell’s death, (a) any Person who was an Affiliate of Michael S. Dell that upon his death directly or indirectly owns Equity Interests in any Parent Entity of Dell, Dell or any Subsidiary and (b) Michael S. Dell’s heirs, executors and/or administrators, (2) MSDC Management L.P., its Affiliates and any funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing or their respective Affiliates and (3) Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P. and their Affiliates and any funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing or their respective Affiliates, excluding, in each case, Denali Intermediate Inc. and its Subsidiaries and any portfolio companies of any of the foregoing.

“Issue Date” means the date the Initial Notes are first issued under this Indenture.

“Issuers” means (i) prior to the consummation of the Mergers, the Fincos and (ii) from and after the consummation of the Mergers and upon the execution and delivery of the Effective Date Issuers Supplemental Indenture, Dell International and EMC, in each case, until a successor replaces the applicable entity in accordance with the applicable provisions of this Indenture and, thereafter, includes the successor.

“Issuer Order” means a written request or order signed on behalf of the Issuers by an Officer of each Issuer and delivered to the Trustee.

“Junior Lien Priority” means, with respect to specified indebtedness, such indebtedness is secured by a Lien that is junior in priority to the Liens on specified Collateral and is subject to the Second Lien Intercreditor Agreement (or such other intercreditor agreement having substantially similar terms as the Second Lien Intercreditor Agreement, taken as a whole).

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes of any series for use by such Holders in connection with an Exchange Offer relating to such series of Notes.

“Lien” means, with respect to any asset, (1) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (2) the interest of a vendor or a lessor under any conditional sale agreement, Capitalized Lease Obligation or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease (as determined under GAAP on the Issue Date) be deemed to constitute a Lien.

“Margin Bridge Facility” means the margin bridge facility to be entered into as of the Effective Date by and among EMC, the other borrowers and guarantors party thereto, the lenders party thereto and the other agents party thereto as the same may be in effect from time to time, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof, in whole or in part, and any financing arrangements that amend, supplement, modify, extend, renew, restate, refund, replace, exchange or refinance any part thereof, including, without limitation, any such amended, supplemented, modified, extended, renewed, restated, refunding, replacement, exchanged or refinancing financing arrangement that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders, investors, holders or otherwise.

“Material Subsidiary” means (1) each Wholly-Owned Subsidiary that is a Credit Facilities Restricted Subsidiary that, as of the last day of the fiscal quarter of Covenant Parent most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 2.5% of the consolidated revenues or total assets, as applicable, of Covenant Parent for such quarter or that is designated by Covenant Parent as a Material Subsidiary and (2) any group comprising Wholly-Owned Subsidiaries that are Credit Facilities Restricted Subsidiaries that each would not have been a Material Subsidiary under clause (1) but that, taken together, as of the last day of the fiscal quarter of Covenant Parent most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 10.0% of the consolidated revenues or total assets, as applicable, of Covenant Parent for such quarter.

“Maturity”, when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of option for repayment or otherwise.

“Merger Sub” means Universal Acquisition Co., a Delaware corporation and Wholly-Owned Subsidiary of Denali.

“Mergers” means, collectively, (1) the Dell-EMC Merger, (2) the merger of Finco 1 and Dell International and (3) the merger of Finco 2 and EMC.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Proceeds” means the aggregate cash proceeds received by any Covenant Party in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of (1) the fees, out-of-pocket expenses and other direct costs relating to such Asset Sale or the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting, consulting, investment banking and other customary fees, underwriting discounts and commissions, survey costs, title and recordation expenses, title insurance premiums, payments made in order to obtain a necessary consent or required by applicable law, brokerage and sales commissions and any relocation expenses incurred as a result thereof), (2) all federal, state, provincial, foreign and local taxes paid or reasonably estimated to be payable as a result thereof (including transfer taxes, deed or mortgage recording taxes and taxes in connection with any repatriation of funds and after taking into account any available tax credits or deductions and any tax sharing arrangements), (3) amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness (other than any unsecured Indebtedness or any Indebtedness secured by the Collateral) required (other than required by Section 4.10(b)) to be paid as a result of such transaction, (4) any costs associated with unwinding any related Hedging Obligations in connection with such transaction, (5) any deduction of appropriate amounts to be provided by any Covenant Party as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by any Covenant Party after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (6) any portion of the purchase price from an Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with such Asset Sale; provided that upon the termination of that escrow (other than in connection with a payment in respect of any such adjustment or satisfaction of indemnities), Net Proceeds will be increased by any portion of funds in the escrow that are released to any Covenant Party and (7) the amount of any liabilities (other than Indebtedness in respect of the Senior Credit Facilities, the Notes and any other First Lien Obligations) directly associated with such asset being sold and retained by any Covenant Party. Any non-cash consideration received in connection with any Asset Sale that is subsequently converted to cash shall become Net Proceeds only at such time as it is so converted.

“Nonrecourse Obligation” means indebtedness or other Obligations substantially related to (1) the acquisition of assets not previously owned by Covenant Parent or any of its Subsidiaries or (2) the financing of a project involving the development or expansion of properties of Covenant Parent or any of its Subsidiaries, as to which the obligee with respect to such indebtedness or Obligation has no recourse to Covenant Parent or any of its Subsidiaries or any assets of Covenant Parent or any of its Subsidiaries other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under this Indenture and the Notes (including, for the avoidance of doubt, any Post-Release Event Note Guarantee).

“Notes” means the Initial Notes, any Exchange Notes and any Additional Notes.

“Notes Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., as collateral agent for the holders of the First Lien Notes Obligations under the Security Documents and any successor pursuant to the provisions of this Indenture and the Security Documents.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any indebtedness; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest.

“Offering Memorandum” means the Offering Memorandum, dated May 17, 2016, relating to the offering of the Initial Notes.

“Officer” means the Chairman of the Board of Directors, any Manager or Director, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary or any other officer designated by any such individuals of Covenant Parent or any other Person, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of Covenant Parent or an Issuer by an Officer of Covenant Parent or an Issuer or on behalf of any other Person, as the case may be, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions). The counsel may be an employee of or counsel to Covenant Parent or the Issuers.

“Parent Entity” means any Person that, with respect to another Person, owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such other Person having a majority of the aggregate votes on the Board of Directors of such other Person.

“Parent Guarantor” means a Guarantor that is a direct or indirect parent of any of the Issuers.

“Pari Passu Lien Priority” means, with respect to specified indebtedness, such indebtedness is secured by a Lien that is equal in priority to the Liens on specified Collateral (without regard to control of remedies) and is subject to the First Lien Intercreditor Agreement (or such other intercreditor agreement having substantially similar terms as the First Lien Intercreditor Agreement, taken as a whole).

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange, including as a deposit for future purchases, of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between any Covenant Party and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.10.

“Permitted Holders” means (1) each of the Investors and members of management of Denali and its Subsidiaries who are holders of Equity Interests of Denali on the Effective Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing or any Permitted Holder specified in the last sentence of this definition are members and any member of such group; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, members of management and Person or group specified in the last sentence of this definition, collectively, own, directly or indirectly, more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of Denali having a majority of the aggregate votes on the Board of Directors of Denali held by such group, (2) any Permitted Parent and (3) any Permitted Plan. Any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) whose acquisition of beneficial ownership constitutes a Change of Control Triggering Event in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Liens” means:

(1) Liens for taxes, assessments or other governmental charges that are not overdue for a period of more than 60 days or not yet payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of Covenant Parent or any of its Subsidiaries in accordance with GAAP, or for property taxes on property that Covenant Parent or any of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(2) Liens imposed by law or regulation, such as landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, architects’ or construction contractors’ Liens and other similar Liens that secure amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith by appropriate actions or other Lien arising out of judgments or awards against Covenant Parent or any of its Subsidiaries with respect to which Covenant Parent or such Subsidiary shall then be proceeding with an appeal or other proceeding for review, if adequate reserves with respect thereto are maintained on the books of Covenant Parent or such Subsidiary in accordance with GAAP;

(3) Liens incurred or deposits made in the ordinary course of business (a) in connection with workers’ compensation, unemployment insurance, employers’ health tax, and other social security or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) and (b) securing reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty or liability insurance to Covenant Parent or any of its Subsidiaries or otherwise supporting the payment of items set forth in the foregoing clause (a);

(4) Liens incurred or deposits made to secure the performance of bids, tenders, trade contracts, governmental contracts, leases, public or statutory obligations, surety, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements, completion guarantees, stay, customs and appeal bonds, performance bonds, bankers’ acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations), deposits as security for contested taxes or import duties or for payment of rent and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, incurred in the ordinary course of business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, restrictions, encroachments, protrusions, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of Covenant Parent and its Subsidiaries or to the ownership of their respective properties which were not incurred in connection with Indebtedness and which do not in any case materially interfere with the ordinary conduct of the business of Covenant Parent and its Subsidiaries, taken as a whole;

(6) Liens (x) on the VMware Intercompany Notes securing the VMware Note Bridge Facility and (y) on the Pledged VMware Shares securing the Margin Bridge Facility;

(7) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of Covenant Parent or any of its Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments and specific items of inventory or other goods and proceeds of Covenant Parent or any of its Subsidiaries securing Covenant Parent’s or such Subsidiary’s accounts payable or similar trade obligations in respect of bankers’ acceptances or documentary or trade letters of credit issued or created for the account of Covenant Parent or such Subsidiary to facilitate the purchase, shipment or storage of such inventory or other goods;

(8) (a) rights of set-off, banker’s liens, netting agreements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments, (b) Liens securing Secured Letter of Credit Obligations or (c) Liens securing, or otherwise arising from, judgements;

(9) Liens arising from Uniform Commercial Code financing statements, including precautionary financing statements, or any similar filings made in respect of operating leases (as determined in accordance with GAAP on the Issue Date) or consignments entered into by Covenant Parent or any of its Subsidiaries;

(10) Liens securing Additional Merger Financing (other than any unsecured Indebtedness incurred to finance the Transactions) (including Indebtedness incurred under the Senior Credit Facilities and any letter of credit facility relating thereto);

(11) Liens existing on the Effective Date after giving effect to the Transactions (other than Liens incurred in connection with the Senior Credit Facilities, the Initial Notes, the related Note Guarantees, the VMware Note Bridge Facility and the Margin Bridge Facility);

(12) Liens to secure any indebtedness (including Capitalized Lease Obligations) incurred to finance the purchase, lease, construction, installation, replacement, repair or improvement of property (real or personal), equipment or any other asset, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, so long as such indebtedness exists at the date of such purchase, lease or improvement or is created within 12 months thereafter; provided that the aggregate amount of indebtedness incurred or issued and outstanding pursuant to this clause (12) does not exceed, together with any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatement, exchange, extensions, renewals or replacements) as a whole, or in part, of such Indebtedness secured by any Lien under clause (32), the greater of (x) $2,000.0 million and (y) 15% of Consolidated Net Tangible Assets at any one time outstanding; provided, further, that Liens securing indebtedness permitted to be incurred pursuant to this clause (12) extend only to the assets purchased with the proceeds of such indebtedness, accessions to such assets and the proceeds and products thereof, any lease of such assets (including accessions thereto) and the proceeds and products thereof and customary security deposits in respect thereof; provided, however, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(13) Leases (including leases of aircraft), licenses, subleases or sublicenses granted to others that do not (a) interfere in any material respect with the business of Covenant Parent and its Subsidiaries, taken as a whole or (b) secure any Indebtedness;

(14) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(15) Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (b) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (c) in favor of a banking or other financial institution or electronic payment service providers arising as a matter of law or under general terms and conditions encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking or finance industry;

(16) Liens (a) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an investment to be applied against the purchase price for such investment or otherwise in connection with any escrow arrangements with respect to any such investment (including any letter of intent or purchase agreement with respect to such investment), and (b) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted by Section 4.10, in each case, solely to the extent such sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(17) Liens existing on property at the time of its acquisition (by a merger, consolidation or amalgamation or otherwise) or existing on the property or shares of stock or other assets of any Person at the time such Person becomes a Subsidiary, in each case after the

Effective Date (whether or not such existing Liens thereon were given to secure the payment of all or any part of the purchase price thereof, so long as such Lien extends only to such property being acquired or the property or shares of stock or other assets of such Person that becomes a Subsidiary, as the case may be, and accessions to such property and the proceeds and products thereof and customary security deposits in respect thereof); provided, however, that in the case of multiple financings of equipment provided by any lender, individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(18) any interest or title of a lessor under leases (other than leases constituting Capitalized Lease Obligations) entered into by Covenant Parent or any of its Subsidiaries in the ordinary course of business;

(19) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by Covenant Parent or any of its Subsidiaries in the ordinary course of business;

(20) Liens deemed to exist in connection with investments in repurchase agreements permitted under clause (5) of the definition of “Cash Equivalents;”

(21) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(22) Liens that are contractual rights of setoff or rights of pledge (a) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (b) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Covenant Parent and its Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of Covenant Parent or any of its Subsidiaries in the ordinary course of business;

(23) ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by Covenant Parent or any of its Subsidiaries are located;

(24) (a) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto or (b) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(25) Liens on cash and any investments used to satisfy or discharge indebtedness;

(26) Liens on DFS Financing Assets, other receivables and related assets incurred in connection with Permitted Receivables Financings;

(27) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(28) Liens securing Hedging Obligations;

(29) Liens securing Obligations relating to any indebtedness or other obligations of a Subsidiary owing to Covenant Parent or any of its Subsidiary Guarantors;

(30) Liens in favor of an Issuer or any Guarantor or the Trustee;

(31) Liens on vehicles or equipment of Covenant Parent or any of its Subsidiaries granted in the ordinary course of business;

(32) Liens to secure any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatement, exchange, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien included in this definition of “Permitted Liens” (including any accrued but unpaid interest thereon and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement); provided, however, that such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property, including after-acquired property that is (a) affixed or incorporated into the property covered by such Lien, (b) after-acquired property subject to a Lien securing such indebtedness, the terms of which indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (c) the proceeds and products thereof); provided, further, that any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatement, exchange, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien pursuant to clause (45) shall have Junior Lien Priority on the Collateral relative to the Notes and the Note Guarantees;

(33) other Liens securing indebtedness in an aggregate principal amount not to exceed at any one time outstanding, together with any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatement, exchange, extensions, renewals or replacements) as a whole, or in part, of such Indebtedness secured by any Lien under clause (32), the greater of (x) $2,000.0 million and (y) 15% of Consolidated Net Tangible Assets, with the amount determined on the dates of incurrence of such obligations;

(34) Liens to secure any Credit Facility in an aggregate principal amount not to exceed at any one time outstanding, together with any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatement, exchange, extensions, renewals or replacements) as a whole, or in part, of such Indebtedness secured by any Lien under clause (32), the sum of (i) the lesser of (x) $10.0 billion and (y) the amount permitted to be incurred pursuant to the “fixed amount” incremental facilities provision of the Senior Credit Facilities, as in effect on the Effective Date plus (ii) all voluntary prepayments of term loan facilities under the Senior Credit Facilities and voluntary prepayments of revolving loans (to the extent accompanied by a permanent reduction of the revolving commitments thereunder) under the Senior Credit Facilities, in each case made prior to the date of the incurrence of such Credit Facility and not funded with the proceeds of long term Indebtedness plus (iii) an additional amount, such that after giving effect to the incurrence of any such Credit Facility, the Covenant Parent and its Subsidiaries would be in compliance with the “first lien ratio” based incremental facilities provision of the Senior Credit Facilities, as in effect on the Effective Date and as described in the Offering Memorandum (but without giving effect to any amount incurred simultaneously under clause (i) or (ii) above), with such amount to be determined at the time of incurrence;

(35) (a) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement, (b) Liens on Equity Interests in joint ventures; provided that any such Lien is in favor of a creditor of such joint venture and such creditor is not an Affiliate of any partner to such joint venture and (c) purchase options, call, and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by Covenant Parent or any of its Subsidiaries in joint ventures;

(36) agreements to subordinate any interest of Covenant Parent or any of its Subsidiaries in any accounts receivable or other proceeds arising from inventory consigned by Covenant Parent or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business;

(37) Lien on property or assets used to defease or to irrevocably satisfy and discharge indebtedness;

(38) Liens on deposits taken by a Subsidiary of Covenant Parent that constitutes a regulated bank incurred in connection with the taking of such deposits;

(39) Liens securing the Notes (other than any Additional Notes) and the related Note Guarantees;

(40) Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation;

(41) Liens relating to future escrow arrangements securing Indebtedness, including (i) Liens on escrowed proceeds from the issuance of Indebtedness for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters, arrangers, trustee or collateral agent thereof) and (ii) Liens on cash or Cash Equivalents set aside at the time of the incurrence of any Indebtedness, in either case to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such Indebtedness (or any costs related to the issuance of such Indebtedness) and are held in an escrow account or similar arrangement to be applied for such purpose;

(42) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of Covenant Parent or any of its Subsidiaries in the ordinary course of business;

(43) Liens securing Cash Management Obligations owed by Covenant Parent or any of its Subsidiaries to any lender under the Senior Credit Facilities or any Affiliate of such a lender;

(44) Liens solely on any cash earnest money deposits made by Covenant Parent or any of its Subsidiaries in connection with any letter of intent or purchase agreement; and

(45) Liens having Junior Lien Priority on the Collateral relative to the Notes and the Note Guarantees.

For purposes of determining compliance with this definition, (i) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but are permitted to be incurred in part under any combination thereof and of any other available exemption and (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, Covenant Parent shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

For purposes of this definition, the term “indebtedness” shall be deemed to include interest on such indebtedness.

“Permitted Parent” means any Parent Entity that at the time it became a Parent Entity of Denali was a Permitted Holder pursuant to clause (1) of the definition thereof and was not formed in connection with, or in contemplation of, a transaction (other than the Transactions) that would otherwise constitute a Change of Control.

“Permitted Plan” means any employee benefits plan of Denali or its Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Permitted Post-Release Liens” means:

(1) Liens in effect as of the effective date of the Release Event (other than Permitted Liens incurred pursuant to clause (33) and (34) of the definition thereof);

(2) Liens securing Obligations in respect of Notes outstanding on the effective date of the Release Event;

(3) Liens existing on property at the time of its acquisition (by a merger, consolidation or amalgamation or otherwise) or existing on the property or shares of stock or other assets of any Person at the time such Person becomes a Subsidiary (whether or not such existing Liens thereon were given to secure the payment of all or any part of the purchase price thereof);

(4) Liens described in clauses (7), (8), (9), (28), (37), (40), (41) and (44) of the definition of “Permitted Liens”;

(5) Liens to secure any indebtedness (including Capitalized Lease Obligations) incurred to finance the purchase, lease, construction, installation, replacement, repair or improvement of property (real or personal), equipment or any other asset, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, so long as such indebtedness exists at the date of such purchase, lease or improvement or is created within 24 months thereafter; provided that Liens securing indebtedness permitted to be incurred pursuant to this clause (5) extend only to the assets purchased with the proceeds of such indebtedness, accessions to such assets and the proceeds and products thereof, any lease of such assets (including accessions thereto) and the proceeds and products thereof and customary security deposits in respect thereof; provided, however, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(6) Liens in favor of Covenant Parent or any of its Subsidiaries or the Trustee; and

(7) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any indebtedness secured by any Lien referred to in this definition of “Permitted Post-Release Liens” (including any accrued but unpaid interest thereon and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such modification, refinancing, refunding, extension, renewal or replacement); provided, however, that such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property, including after-acquired property that is (a) affixed or incorporated into the property covered by such Lien, (b) after-acquired property subject to a Lien securing such indebtedness, the terms of which indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (c) the proceeds and products thereof).

For purposes of determining compliance with this definition, (i) a Lien need not be incurred solely by reference to one category of Permitted Post-Release Liens described in this definition but are permitted to be incurred in part under any combination thereof and of any other available exemption and (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Post-Release Liens, Covenant Parent shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

For purposes of this definition, the term “indebtedness” shall be deemed to include interest on such indebtedness.

“Permitted Receivables Financing” means, collectively, (a)(i) with respect to receivables of the type supporting the ABS Facilities or otherwise constituting DFS Financing Assets, any term securitizations, receivables securitizations or other financing transactions with respect to DFS Financing Assets (including any factoring program), and (ii) with respect to receivables (including, without limitation, trade and lease receivables) not of the type supporting the ABS Facilities and not otherwise constituting DFS Financing Assets, term securitizations, other receivables securitizations or other similar financings (including any factoring program) (provided that with respect to Permitted Receivables Financings incurred in the form of a factoring program under this clause (a)(ii), the outstanding amount of such Permitted Receivables Financing for the purposes of this definition shall be deemed to be equal to the Permitted Receivables Net Investment for the most recently completed four consecutive fiscal quarters of Covenant Parent ending on or prior to such date for which internal financial statements are available) so long as, in the case of each of clause (a)(i) and (a)(ii), such financings are non-recourse to Covenant Parent and its Credit Facilities Restricted Subsidiaries (except for (A) recourse to any Foreign Subsidiaries, (B) any customary limited recourse that is no more expansive in any material respect than the recourse under the ABS Facilities (as in effect on the Effective Date), (C) any performance undertaking or guarantee that is no more extensive in any material respect than the “Performance Undertakings” (as defined in the ABS Facilities as of the Effective Date) provided by Dell (as in effect on the Effective Date) in connection with the ABS Facilities, (D) an unsecured parent guarantee by Covenant Parent or Dell or (E) an unsecured parent guarantee by any Credit Facilities Restricted Subsidiary that is a parent company of a Foreign Subsidiary referred to in the foregoing clause (A) (other than an Issuer or any other Domestic Subsidiary) of obligations of Foreign Subsidiaries, and in each case, reasonable extensions thereof) and (b)(i) the ABS Facilities (including any term securitizations of DFS Financing Assets as of the Effective Date) and (ii) any modifications, refinancings, renewals, replacements or extensions thereof; provided that, in the case of this clause (b)(ii), the terms of the applicable ABS Facility, after giving effect to any modifications, refinancings, renewals, replacements or extensions thereof would satisfy the requirements set forth in clause (a)(i) above and (c) the financings and factoring facilities existing on the Effective Date and any modifications, refinancings, renewals, replacements or extensions thereof; provided that any recourse to a Covenant Parent or a Credit Facilities Restricted Subsidiary is not expanded in any material respect by any such modification, refinancing, renewal, replacement or extension and the aggregate outstanding amount of such facilities is not increased after the Effective Date, in each case, except to the extent such recourse or increase would otherwise be permitted by clause (a) above.

“Permitted Receivables Net Investment” means the aggregate cash amount paid by the purchasers under any Permitted Receivables Financing in the form of a factoring program in connection with their purchase of accounts receivable and customary related assets or interests therein, as the same may be reduced from time to time by collections with respect to such accounts receivable and related assets or otherwise in accordance with the terms of such Permitted Receivables Financing (but excluding any such collections used to make payments of commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing in the form of a factoring program which are payable to any Person other than Covenant Parent or any of its Credit Facilities Restricted Subsidiaries).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledged VMware Shares” means any Equity Interests of VMware that have been pledged to secure the Margin Bridge Facility, which is expected to initially comprise 77,033,442 shares of Class B common stock, par value $0.01 per share, of VMware as of the Effective Date.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Principal Property” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) and the equipment located thereon which (a) is owned by Covenant Parent or any of its Subsidiaries; (b) has not been determined in good faith by the Board of Directors of Covenant Parent not to be materially important to the total business conducted by Covenant Parent and its Subsidiaries taken as a whole; and (c) has a net book value on the date as of which the determination is being made in excess of 1.0% of Consolidated Net Tangible Assets as most recently determined on or prior to such date (including, for purposes of such calculation, the land, land improvements, buildings and such fixtures comprising such office, plant or facilities, as the case may be).

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means (1) S&P, Moody’s and Fitch or (2) if S&P, Moody’s or Fitch or each of them shall not make a corporate rating with respect to the Issuers (or any Parent Guarantor) or a rating on any series of the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Covenant Parent, which shall be substituted for any or all of S&P, Moody’s or Fitch, as the case may be, with respect to such corporate rating or the rating of such series of Notes, as the case may be.

“Rating Decline” means, with respect to any series of Notes, the occurrence of a decrease in the rating of the Notes of such series by one or more gradations by any two of three Rating Agencies (including gradations within the rating categories, as well as between categories), within 60 days before or after the earlier of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice of the intention of Covenant Parent to effect a Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of such two Rating Agencies); provided, however, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Decline for purposes of the definition of Change of Control Triggering Event) unless each of such two Rating Agencies making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the Trustee in writing at Covenant Parent’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Decline); provided, further, that notwithstanding the foregoing, a Ratings Decline shall not be deemed to have occurred so long as such series of Notes has an Investment Grade Rating from at least two of three Rating Agencies.

“Receivables Subsidiary” (1) means Dell Asset Revolving Trust–B, Dell Revolving Transferor L.L.C., and Dell Conduit Funding–B L.L.C. and (2) any other Special Purpose Entity established in connection with a Permitted Receivables Financing.

“Record Date” for the interest or Special Interest, if any, payable on any Interest Payment Date on the Notes of any series means the date specified for that purpose as contemplated by Section 2.01.

“Redemption Date”, when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture.

“Registration Rights Agreement” means the registration rights agreement with respect to the Initial Notes, dated as of the Issue Date, among the Fincos and the representatives of the initial purchasers set forth therein, as amended or supplemented from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

“Regulation S Permanent Global Note” means, with respect to each series of Notes, a permanent Global Note substantially in the form of Exhibit A hereto, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the corresponding Regulation S Temporary Global Note representing Notes of such series upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means, with respect to each series of Notes, a temporary Global Note substantially in the form of Exhibit A hereto, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes of such series initially sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(iii).

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by any Covenant Party in exchange for assets transferred by such Covenant Party shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Subsidiary of Covenant Parent.

“Release Event” means, with respect to any series of Notes, the occurrence of an event as a result of which all Collateral securing such series of Notes is permitted to be released in accordance with the terms of this Indenture and the Security Documents, it being understood that any action taken by any Issuer or its Affiliates to, solely at its option, provide Collateral to secure such series of Notes that is not required to be provided pursuant to the terms of this Indenture and the Security Documents, shall not be deemed to cause such Release Event to not have occurred.

“Responsible Officer” means, when used with respect to the Trustee or the Notes Collateral Agent, any officer of the Trustee within its corporate trust department or the Notes Collateral Agent, as applicable, including any vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee or the Notes Collateral Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means (1) any Subsidiary of an Issuer that (a) is a Wholly-Owned Subsidiary, (b) is a Domestic Subsidiary and (c) owns or is a lessee of any Principal Property and (2) any other Subsidiary that the Board of Directors of any Issuer may designate as a Restricted Subsidiary; provided that “Restricted Subsidiary” shall not include any Receivables Subsidiary or any Credit Facilities Unrestricted Subsidiary.

“Revolving/Consumer Receivables Facility” means the transactions contemplated from time to time in the “Transaction Documents” as defined in that certain Note Purchase Agreement, dated as of October 29, 2013, by and among, Dell Financial Services L.L.C., as the servicer and administrator, Dell Asset Revolving Trust-B, as the issuer, Dell Revolving Transferor L.L.C., as the transferor, Dell Revolver Company L.P., as the seller, Bank of America, N.A., as administrative agent, the financial institutions party thereto and the other agents party thereto.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by an Issuer or any of its Restricted Subsidiaries of any Principal Property, which property has been or is to be sold or transferred by such Issuer or such Restricted Subsidiary to such Person, other than (1) any such transaction involving a lease for a term of not more than three years, (2) any such transaction between any Issuer and any Subsidiary of any Issuer or between Subsidiaries of any Issuer, (3) any such transaction executed by the time of or within 365 days after the latest of the acquisition, the completion of construction or improvement or the commencement of commercial operation of such Principal Property or (4) any such transaction entered into before the Effective Date or entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Collateral Agent” means the Second Lien Representative for the holders of any initial Second Lien Obligations.

“Second Lien Intercreditor Agreement” means an intercreditor agreement entered into among the Bank Collateral Agent, the Notes Collateral Agent and the applicable Second Lien Collateral Agent, should any of the Covenant Parties incur Indebtedness secured by the Collateral with a Junior Lien Priority relative to the Notes and the Note Guarantees, substantially in the form of Exhibit F (with such modifications thereto that are not materially adverse to the Holders of the Notes, taken as a whole, as determined by an Issuer in good faith), as it may be amended from time to time in accordance with this Indenture.

“Second Lien Obligations” means the Obligations with respect to any indebtedness having Junior Lien Priority relative to the Notes and the Note Guarantees with respect to the Collateral; provided, that the holders of such indebtedness or their Second Lien Representative shall become party to the Second Lien Intercreditor Agreement (or such other intercreditor agreement having substantially similar terms as the Second Lien Intercreditor Agreement, taken as a whole) and any other applicable Intercreditor Agreements.

“Second Lien Representative” means any duly authorized representative of any holders of Second Lien Obligations, which representative is named as such in the Second Lien Intercreditor Agreement (or such other intercreditor agreement having substantially similar terms as the Second Lien Intercreditor Agreement, taken as a whole) or any joinder thereto.

“Second Lien Secured Parties” means the holders from time to time of any Second Lien Obligations, the Second Lien Collateral Agent and each other Second Lien Representative.

“Secured Letter of Credit Obligations” means Obligations of Covenant Parent or any of its Subsidiaries in respect of letters of credit, bank guarantees or similar instruments provided to Covenant Parent or any of its Subsidiaries (whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are not letters of credit or bank guarantees issued pursuant to the Senior Credit Facilities.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means that certain Security Agreement, to be dated as of the Effective Date, among the Covenant Parties and the Notes Collateral Agent, substantially in the form of Exhibit G (with such modifications thereto that are not materially adverse to the Holders of the Notes, taken as a whole, as determined by an Issuer in good faith), as it may be amended from time to time in accordance with this Indenture.

“Security Documents” means, collectively, the First Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement, if any, the Security Agreement, other security agreements relating to the Collateral and the mortgages and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) applicable to the Collateral, each for the benefit of the Notes Collateral Agent, as amended, amended and restated, modified, renewed or replaced from time to time.

“Senior Credit Facilities” means the new revolving credit facility and term loan facilities under the credit agreement to be entered into on or before the Effective Date by and among Denali Intermediate, Dell, Dell International, Merger Sub, the other borrowers and guarantors party thereto, the lenders party thereto and the other agents party thereto as the same may be in effect from time to time, including, in each case, any related notes, mortgages, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any appendices, exhibits, annexes or schedules to any of the foregoing (as the same may be in effect from time to time) and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof, in whole or in part, and any financing arrangements that amend, supplement, modify, extend, renew, restate, refund, replace, exchange or refinance any part thereof, including, without limitation, any such amended, supplemented, modified, extended, renewed, restated, refunding, replacement, exchanged or refinancing financing arrangement that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders, investors, holders or otherwise.

“Senior Credit Facility Obligations” means the “Secured Obligations” as defined in the Senior Credit Facilities.

“Senior Credit Facility Secured Parties” means the “Secured Parties” as defined in the Senior Credit Facilities.

“Senior Indebtedness” means:

(1) all Indebtedness of an Issuer or any Guarantor outstanding under the Senior Credit Facilities or Notes and related Note Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of an Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuers or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all (a) Hedging Obligations (and guarantees thereof) and (b) Cash Management Obligations (and guarantees thereof); provided that such Hedging Obligations and Cash Management Obligations, as the case may be, are permitted to be incurred under the terms of this Indenture;

(3) any other indebtedness of an Issuer or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Note Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to Covenant Parent or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any indebtedness or other Obligation of such Person which is subordinate or junior in right of payment to any other indebtedness or other Obligation of such Person; or

(e) that portion of any indebtedness which at the time of incurrence is incurred in violation of this Indenture.

“Series” means (1) with respect to the First Lien Secured Parties, each of (i) the Senior Credit Facility Secured Parties (in their capacities as such), (ii) the First Lien Notes Secured Parties (in their capacity as such) and (iii) the Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement (or such other intercreditor agreement having substantially similar terms as the First Lien Intercreditor Agreement, taken as a whole, that replaces the First Lien Intercreditor Agreement) after the date hereof that are represented by a common representative (in its capacity as such for such Additional First Lien Secured Parties) and (2) with respect to any First Lien Obligations, each of (i) the Senior Credit Facility Obligations, (ii) the First Lien Notes Obligations and (iii) the Additional First Lien Obligations incurred pursuant to any applicable agreement, which are to be represented under the First Lien Intercreditor Agreement (or under such other intercreditor agreement having substantially similar terms as the First Lien Intercreditor Agreement, taken as a whole, that replaces the First Lien Intercreditor Agreement) by a common representative (in its capacity as such for such Additional First Lien Obligations).

“Shelf Registration Statement” means a Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of Covenant Parent within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means any business conducted or proposed to be conducted by Covenant Parent and its Subsidiaries or any business that is similar, complementary, reasonably related, incidental or ancillary thereto, or is a reasonable extension, development or expansion thereof.

“Special Interest” means all additional interest owing on the Notes of a series pursuant to the Registration Rights Agreement.

“Special Purpose Entity” means a direct or indirect subsidiary of Covenant Parent, whose organizational documents contain restrictions on its purpose and activities and impose requirements intended to preserve its separateness from Covenant Parent and/or one or more Subsidiaries of Covenant Parent.

“Stated Maturity”, when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

For the avoidance of doubt, any entity that is owned at a 50% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Indenture, regardless of whether such entity is consolidated on Covenant Parent’s or any of its Subsidiaries’ financial statements.

“Subsidiary Guarantor” means a Guarantor that is a Subsidiary of Covenant Parent.

“Term/Commercial Receivables Facility” means the transactions contemplated from time to time in the “Transaction Documents” as defined in that certain Loan and Servicing Agreement, dated as of October 29, 2013, by and among, Dell Conduit Funding–B L.L.C., as the borrower, Bank of America, N.A., as administrative agent, Dell Financial Services L.L.C., as the servicer, the financial institutions party thereto and the other agents party thereto.

“Total Assets” means, at any time, the total assets of Covenant Parent and its Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of Covenant Parent and its Subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that, for purposes of testing the covenants under this Indenture in connection with any transaction, the Total Assets of Covenant Parent and its Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination, including the transaction being tested under this Indenture.

“Transactions” means, collectively, the EMC Transactions and the Dell Services Transaction.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means The Bank of New York Mellon Trust Company, N.A., until a successor replaces it and, thereafter, means the successor.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means with respect to each series of Notes, a permanent Global Note, substantially in the form of Exhibit A, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes of such series that do not bear the Private Placement Legend.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“VMware” means VMware, Inc., a Delaware corporation.

“VMware Class A Common Stock” means the Class A common stock, par value $0.01 per share, of VMware.

“VMware Intercompany Notes” means collectively, (1) the $680,000,000 Promissory Note due May 1, 2018, issued by VMware in favor of EMC, (2) the $550,000,000 Promissory Note due May 1, 2020, issued by VMware in favor of EMC and (3) the $270,000,000 Promissory Note due December 1, 2022, issued by VMware in favor of EMC.

“VMware Note Bridge Facility” means the bridge facility to be entered into as of the Effective Date by and among EMC, the other borrowers and guarantors party thereto, the lenders party thereto and the other agents party thereto, to be secured by a first-priority Lien on the VMware Intercompany Notes, as the same may be in effect from time to time, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof, in whole or in part, and any financing arrangements that amend, supplement, modify, extend, renew, restate, refund, replace, exchange or refinance any part thereof, including, without limitation, any such amended, supplemented, modified, extended, renewed, restated, refunding, replacement, exchanged or refinancing financing arrangement that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders, investors, holders or otherwise.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section

“Acceptable Commitment”	4.10
“Action”	12.08
“Advance Offer”	4.10
“Advance Portion”	4.10

Term	Defined in Section

“Applicable Law”	13.11
“Asset Sale Offer”	4.10
“Asset Sale Proceeds Application Period”	4.10
“Authentication Order”	2.02
“CERCLA”	12.08
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“DTC”	2.03
“Escrow Account”	4.17
“Escrow Agent”	4.17
“Escrowed Property”	4.17
“Escrow Release”	4.17
“Escrow Release Date”	4.17
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Finco 1”	Preamble
“Finco 2”	Preamble
“Fincos”	Preamble
“First Commitment Application Period”	4.10
“Guarantee Threshold”	4.15
“Legal Defeasance”	8.02
“Note Register”	2.03
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Post-Release Event Note Guarantee”	4.15
“Purchase Date”	3.09
“Registrar”	2.03
“Related Person”	12.08
“Second Commitment”	4.10
“Security Document Order”	12.08
“Special Mandatory Redemption”	3.10
“Special Mandatory Redemption Date”	3.10
“Special Mandatory Redemption Price”	3.10
“Successor Company”	5.01
“Successor Person”	5.01

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

Except as set forth in this Section 1.03 and in Section 13.13, the Issuers and the Guarantors, if any, shall not be required to qualify this Indenture under the Trust Indenture Act. The Trust Indenture Act shall not apply to this Indenture prior to any such qualification, and all references herein to compliance with the Trust Indenture Act refer to compliance following any such qualification.

At all times after the effectiveness of a registration statement under the Registration Rights Agreement and pursuant to Section 13.13, this Indenture will be subject to the mandatory provisions of the Trust Indenture Act with respect to the series of Notes which are subject to such registration statement filed pursuant to the Registration Rights Agreement, which unless otherwise indicated are incorporated by reference in and made a part of this Indenture effective upon the effectiveness of any such registration statement. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act term used in this Indenture has the following meaning:

“obligor” on the Notes of any series and the Note Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes of such series and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

SECTION 1.04. Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) “will” shall be interpreted to express a command;

(f) provisions apply to successive events and transactions;

(g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h) unless the context otherwise requires, any reference to an “Article,” “Section,” “clause” or “Exhibit” refers to an Article, Section, clause or Exhibit, as the case may be, of this Indenture; and

(i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause, other subdivision or Exhibit.

In addition, so long as there is a Parent Guarantor that is a direct or indirect parent entity of Covenant Parent and does not hold any material assets other than the Equity Interests of Covenant Parent (as determined in good faith by the Board of Directors or senior management of such Parent Guarantor), any calculations or measure that is determined with reference to Covenant Parent’s financial statements (including, without limitation, Consolidated Net Tangible Assets and Permitted Receivables Financing) may be determined with reference to such Parent Guarantor’s financial statements instead.

SECTION 1.05. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuers may, in the circumstances permitted by the Trust Indenture Act, set a Record Date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such Record Date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this Section 1.05(f) shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(h) The Issuers may fix a Record Date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a Record Date is fixed, the Holders on such Record Date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such Record Date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such Record Date.

ARTICLE 2

THE NOTES

SECTION 2.01. Form and Dating; Terms.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes of each series shall be in denominations of $2,000 and integral multiples of $1,000 thereof.

(b) Series of Notes. The aggregate principal amount of Notes of any series that may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series. All Notes of a series shall be identical except with respect to the date of issuance, issue price and, if applicable, the first payment of interest and the first date from which interest will accrue with respect to any Additional Notes of such series. Notes may differ between series in respect of any matters; provided that all series of Notes shall be equally and ratably entitled to the benefits of this Indenture. There shall be set forth in one or more Officer’s Certificate, supplemental indentures hereto and/or Officer’s Certificate detailing the adoption of the terms thereof pursuant to the authority granted pursuant to the resolutions of the Issuers’ Boards of Directors, prior to the issuance of Notes of any series:

(1) the title of the Notes of the series (which shall distinguish the Notes of the series from the Notes of any other series);

(2) any limit upon the aggregate principal amount of the Notes of such series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Article 2);

(3) the price or prices at which the Notes of the series will be sold;

(4) the Person to whom any interest on a Notes of the series shall be payable, if other than the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the Record Date;

(5) the date or dates on which the principal and premium, if any, of the Notes of the series are payable;

(6) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method of determining the rate or rates at which the Notes of the series shall bear interest, if any, or the method for determining the date or dates from which interest will accrue, the date or dates from which such interest, if any, shall accrue, the Interest Payment Dates on which any such interest shall be payable or the method by which the dates will be determined, the Record Date for any interest payable on any Interest Payment Date and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(7) the place or places where the principal of and any premium and interest on Notes of the series shall be payable, if other than the Corporate Trust Office of the Trustee, where the Notes of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Notes of such series and this Indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

(8) the period or periods within which, the price or prices at which and the terms and conditions upon which the Notes of the series may be redeemed, in whole or in part, at the option of the Issuers;

(9) the obligation of the Issuers, if any, to redeem or purchase the Notes of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such Notes of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Notes;

(10) the terms, if any, upon which the Notes of the series may be exchanged for other securities of the Issuers and the terms and conditions upon which the exchange shall be effected, including the initial exchange price or rate, the exchange period and any other additional provisions;

(11) if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which the Notes of the series shall be issuable;

(12) the currency, currencies or currency units in which payment of principal of and any premium and interest on the Notes of the series shall be payable, if other than the currency of the United States of America;

(13) any index, formula or other method used to determine the amount of payments of principal of or any premium or interest on the Notes;

(14) if the principal amount payable at the Stated Maturity of the Notes of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount that will be deemed to be the principal amount as of any date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be outstanding as of any date (or, in any such case, the manner in which the deemed principal amount is to be determined), and, if necessary, the manner of determining the equivalent thereof in currency of the United States of America;

(15) if the principal of or any premium or interest on any Notes of the series is to be payable, at the election of the Issuers or the Holders thereof, in one or more currencies or currency units other than that or those in which the Notes are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Notes of such series shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(16) the applicability of, and any addition to or change in, the covenants and definitions set forth in this Indenture as then in effect or in terms set forth in this Indenture as then in effect relating to permitted consolidations, mergers or sale of assets;

(17) any additions or deletions or changes to the provisions provided in Article 8 of this Indenture relating to covenant defeasance and legal defeasance, including the addition of additional covenants that may be subject to the Issuers’ covenant defeasance option;

(18) whether any of the Notes of such series shall be issuable in temporary or permanent global form or both, and, if so, the Depositary or Depositaries for such Global Note or Global Notes and the terms and conditions, if any, other than those set forth in Article 2, upon which interests in such Global Note may be exchanged, in whole or in part, for the individual Notes represented thereby in definitive registered form, and the form of any legend or legends to be borne by the Global Note in addition to or in lieu of the legend referred to in this Indenture;

(19) the Trustee and any authenticating agents, Paying Agents, transfer agents or registrars;

(20) the form and terms, if any, of any guarantee of the payment of principal, premium and interest with respect to Notes of the series and any corresponding changes to the provisions of this Indenture as then in effect;

(21) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Notes of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of this Indenture as then in effect;

(22) any addition to or change in the Events of Default with respect to the Notes of the series and any change in the right of the Trustee or the Holders of the Notes of such series to declare the principal, premium and interest with respect to the Notes of such series due and payable; and

(23) any other terms of the Notes of such series and the related Note Guarantees, if any (whether or not such other terms are consistent or inconsistent with the provisions of this Indenture, except as permitted by Article 9 and any deletions from or modifications or additions to this Indenture in respect of such Notes or such Note Guarantees, if any).

All Notes of any one series need not be issued at one time and, unless otherwise provided in or pursuant to any such Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards of Directors, as applicable, with respect to a series of Notes, the authorized principal amount of any series of Notes may be increased to provide for issuances of additional Notes of a series, at the option of the Issuers, without the consent of any Holder of any series of Notes, at any time and from time to time.

(c) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes of any series as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes of any series from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes of such series represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes of any series represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(d) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes of any series represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(e) Terms. The terms and provisions contained in the Notes of any series shall constitute, and are hereby expressly made, a part of this Indenture and the Fincos and the Trustee, by their execution and delivery of this Indenture, and, from and after the consummation of the Mergers and upon the execution and delivery of a supplemental indenture to this Indenture, the Covenant Parties expressly agree to such terms and provisions and to be bound thereby.

The Notes shall be subject to repurchase by the Issuers pursuant to an Asset Sale Offer as provided in Section 4.10 or a Change of Control Offer as provided in Section 4.14. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes of a series ranking pari passu with the Initial Notes of such series may be created and issued from time to time by the Issuers without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and Exchange Notes of such series and shall have the same terms as to status, redemption or otherwise as the Initial Notes and Exchange Notes of such series; provided that the Issuers’ ability to issue Additional Notes shall be subject to the Issuers’ compliance with Section 4.12. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

(f) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

SECTION 2.02. Execution and Authentication.

At least one Officer shall execute the Notes on behalf of each of the Issuers by manual, facsimile or electronic (including “.pdf”) signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Notes executed by the Issuers to the Trustee for authentication and delivery and the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Notes of any series for an aggregate principal amount specified in such Authentication Order for such Notes.

In authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive, and, subject to Section 7.01, shall be fully protected in relying upon:

(a) (x) if the terms and form of such Notes are established by action taken pursuant to a resolution or resolutions of the Board of Directors of the Issuers, a copy of the appropriate record of such action, certified by the Secretary or an Assistant Secretary of the Issuers, and (y) if the terms and form of such Notes are established by an Officer’s Certificate pursuant to general authorization of the Board of Directors of the Issuers, such Officer’s Certificate; and/or

(b) a copy of the executed supplemental indenture.

(c) an Officer’s Certificate delivered in accordance with Sections 13.04 and 13.05; and

(d) an Opinion of Counsel, delivered in accordance with Sections 13.04 and 13.05, and which shall also state:

(1) that the form of such Notes has been established by an Officer’s Certificate or supplemental indenture or pursuant to resolutions of the Issuers’ Boards of Directors in accordance with Section 2.01 of the Base Indenture and in conformity with the Base Indenture;

(2) that the terms of such Notes have been established in accordance with Section 2.01 of the Base Indenture and in conformity with the other provisions of the Base Indenture; and

(3) that such Notes, when authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of each Issuer, enforceable in accordance with their terms, subject to customary exceptions, limitations, qualifications and other assumptions.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

SECTION 2.03. Registrar and Paying Agent.

The Issuers shall maintain with respect to each series of Notes an office or agency where Notes of such series may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes of such series may be presented for payment (“Paying Agent”). The Registrar shall keep a register with respect to each series of Notes (“Note Register”) and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Denali or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

SECTION 2.04. Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of any series of Notes or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest or Special Interest, if any, on such series of Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it with respect to such series of Notes to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it with respect to such series of Notes to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Denali or a Subsidiary of Denali) shall have no further liability for the money. If Denali or a Subsidiary of Denali acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes of any series.

SECTION 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes of any series and the Issuers shall otherwise comply with Trust Indenture Act Section 312(a).

SECTION 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note of the same series unless (i) the Depositary (x) notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes of such series. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note of the same series or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Section 2.06(b)(ii)(B) and Section 2.06(c). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in a Regulation S Temporary Global Note of the same series prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note of the same series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and

(A) such exchange or transfer is effected pursuant to an Exchange Offer relating to such series of Notes in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or via the Depositary’s book-entry system) that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note of the same series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note of the same series, then, upon the occurrence of any of the events in paragraph (i) or (ii) of Section 2.06(a) and receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Issuer or a Subsidiary thereof, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuers shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note of the same series in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note of the same series pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note of the same series pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note of the same series or transferred to a Person who takes delivery thereof in the form of a Definitive Note of the same series prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note of the same series or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of the same series only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer relating to such series of Notes in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or via the Depositary’s book-entry system) that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note of the same series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note of the same series, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuers shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note of the same series or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note of the same series, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Issuer or a Subsidiary thereof, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an

Unrestricted Global Note of the same series or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or via the Depositary’s book-entry system) that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note of the same series or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clause (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note of the same series if the Registrar receives the following:

(A) if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note of the same series or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note of the same series if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer relating to such series of Notes in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or via the Depositary’s book-entry system) that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes of the same series tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (A) they are not Participating Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers and accepted for exchange in the Exchange Offer; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes of the same series tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (A) they are not Participating Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers and accepted for exchange in the Exchange Offer.

Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount. Any

Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities of such series of Notes under this Indenture.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS ONE YEAR (IN THE CASE OF THE 144A NOTES) OR 40 DAYS (IN THE CASE OF THE REGULATION S NOTES) AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE NOTES AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OTHER THAN THE EXEMPTION PROVIDED BY RULE 144, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(iv) After a transfer of any Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Notes, all requirements pertaining to the Private Placement Legend on such Notes shall cease to apply.

(v) Upon the consummation of an Exchange Offer with respect to the Notes pursuant to which Holders of such Notes are offered Exchange Notes in exchange for their Notes, the Exchange Notes in global form without the Private Placement Legend shall be available to Holders that exchange such Notes in such Exchange Offer.

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes of the same series, the principal amount of Notes of the series represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note of the same series, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05).

(iii) Neither the Registrar nor the Issuers shall be required to register the transfer of or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes of any series during a period beginning at the opening of business 15 days before the day of any selection of Notes of such series for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer, in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest (including Special Interest, if any) on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 4.02, the Issuers shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii) At the option of the Holder, Notes of any series may be exchanged for other Notes of such series of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes of such series to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

(ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xi) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.07. Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuers and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note,

the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for its expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08. Outstanding Notes.

The Notes of any series outstanding at any time are all the Notes of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or the Maturity, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes of a series have concurred in any direction, waiver or consent, Notes of a series owned by the Issuers, or by any Affiliate of the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of a series that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes of a series so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes of a series and that the pledgee is not an Issuer or any obligor upon the Notes of a series or any Affiliate of an Issuer or of such other obligor.

SECTION 2.10. Temporary Notes.

Until certificates representing Notes of any series are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes of the same series in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes of any series shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes of such series under this Indenture.

SECTION 2.11. Cancellation.

The Issuers at any time may deliver Notes of any series to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the disposal of all cancelled Notes shall be delivered to the Issuers upon their written request. The Issuers may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. Defaulted Interest.

If the Issuers default in a payment of interest on the Notes of any series, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special Record Date, in each case at the rate provided in the Notes of such series and in Section 4.01. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note of such series and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special Record Date and payment date; provided that no such special Record Date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuers of such special Record Date. At least 15 days before the special Record Date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall send or cause to be sent to each Holder of such series of Notes a notice at his or her address as it appears in the Note Register that states the special Record Date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13. CUSIP Numbers.

The Issuers in issuing the Notes of any series may use CUSIP or ISIN numbers or both numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers or both numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will as promptly as practicable notify the Trustee of any change in the CUSIP or ISIN numbers of any Notes.

ARTICLE 3

REDEMPTION

SECTION 3.01. Notices to Trustee.

If the Issuers elect to redeem Notes of any series pursuant to the optional redemption terms set forth in the Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards of Directors, as applicable, governing such series of Notes, it shall furnish to the Trustee, at least 2 Business Days (or such shorter time period as the Trustee may agree) before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 but not more than 70 days before a Redemption Date (except as set forth in the last paragraph of Section 3.03), an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture or the Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards of Directors governing such series of Notes, as applicable, pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Notes to be redeemed and (iv) the Redemption Price.

SECTION 3.02. Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes of any series are to be redeemed or purchased in an offer to purchase at any time, such Notes shall be selected for redemption or repurchase by lot, pro rata, or by such other method the Trustee considers fair and appropriate; provided that if the Notes are represented by Global Notes, interests in the Notes shall be selected for redemption or repurchase by DTC in accordance with its standard procedures therefor. Such Notes of a series to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the Redemption Date from the outstanding Notes of such series not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed or repurchased in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes of such series held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes of a series called for redemption or purchase also apply to portions of Notes of that series called for redemption or purchase.

SECTION 3.03. Notice of Redemption.

Subject to Section 3.09, the Issuers shall deliver electronically, mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption at least 15 days (or such shorter period as is specified solely in respect of any Special Mandatory Redemption), but except as set forth in the last paragraph of this Section 3.03, but not more than 60 days before the Redemption Date or purchase date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 11. Notices of redemption may be conditional.

The notice shall identify the series of Notes to be redeemed and shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) if any Note is to be redeemed or purchased in part only, the portion of the principal amount of that Note that is to be redeemed or purchased and that, with respect to Notes represented by Definitive Notes after the Redemption Date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed or unpurchased portion of the original Note representing the same indebtedness to the extent not redeemed or repurchased will be issued in the name of the Holder of such Notes upon cancellation of the original Note; provided that the new Notes will be only issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

(d) the name and address of the Paying Agent;

(e) that Notes of the series called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f) that, unless the Issuers default in making such redemption payment, interest on Notes of the series called for redemption ceases to accrue on and after the Redemption Date;

(g) the paragraph or subparagraph of the Notes and/or Section of this Indenture or the Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards of Directors governing such series of Notes, as applicable, pursuant to which the Notes called for redemption are being redeemed;

(h) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(i) if in connection with a redemption of any series of Notes pursuant to the optional redemption terms set forth in the Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards of Directors governing such series of Notes, as applicable, any condition to such redemption.

A notice of redemption need not set forth the exact Redemption Price but only the manner of calculation thereof.

Notice of any redemption of, or any offer to purchase, the Notes may, at the Issuers’ discretion, be given in connection with another transaction (or series of related transactions) and prior to the completion or the occurrence thereof, and any such redemption or purchase may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event, as the case may be. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption or purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption or purchase date or by the redemption or purchase date as so delayed, or such notice or offer may be rescinded at any time in the Issuers’ discretion if the Issuers reasonably believe that any or all of such conditions will not be satisfied. In addition, the Issuers may provide in such notice that payment of the redemption or purchase price and performance of the Issuers’ obligations with respect to such redemption or offer to purchase may be performed by another Person.

SECTION 3.04. Effect of Notice of Redemption or Purchase.

Once notice of redemption is sent (including electronically) in accordance with Section 3.03, Notes of a series called for redemption or purchase become irrevocably due and payable on the Redemption Date or purchase date, as applicable, at the Redemption Price or purchase price, as applicable, unless such redemption or purchase is conditioned on the happening of a future event. The notice, if sent in a manner herein provided (including electronically), shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption or purchase in whole or in part shall not affect the validity of the proceedings for the redemption or purchase of any other Note or portions thereof. Subject to Section 3.05, on and after the Redemption Date or purchase date, as applicable, interest ceases to accrue on Notes or portions of Notes called for redemption or purchase.

SECTION 3.05. Deposit of Redemption or Purchase Price.

Prior to noon (New York City time) on the Redemption Date or purchase date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price or purchase price of and accrued and unpaid interest (including Special Interest, if any) on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the Redemption Date or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the Redemption Date or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the Redemption Date or purchase date not paid on such unpaid principal, in each case at the rate provided in such series of Notes and in Section 4.01.

SECTION 3.06. Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note of the same series equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be issued in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

SECTION 3.07. Optional Redemption.

The optional redemption terms with respect to any series of Notes shall be set forth in the Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards of Directors, as applicable, governing such series of Notes. The Issuers and their Affiliates may at any time and from time to time acquire Notes by means other than a redemption, including through the purchase of Notes in the open market, in privately negotiated transactions or otherwise.

SECTION 3.08. Mandatory Redemption.

Except as provided in Section 3.10, the Issuers shall not be required to make any mandatory redemption or sinking fund payments with respect to any series of Notes.

SECTION 3.09. Offers to Repurchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.10, the Issuers shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

(b) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of all Notes and, if required, other First Lien Obligations (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and other First Lien Obligations tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Special Interest, if any, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(d) Upon the commencement of an Asset Sale Offer, the Issuers shall send, electronically or by first-class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and holders of other First Lien Obligations. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 and the length of time the Asset Sale Offer shall remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment shall continue to accrue interest;

(4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in amounts of $1,000 or whole multiples of $1,000 in excess thereof only;

(6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuers, the Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and other First Lien Obligations surrendered by the holders thereof exceeds the Offer Amount, the Notes and such other First Lien Obligations shall be selected to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such other First Lien Obligations tendered (with such adjustments so that only Notes in denominations of $1,000, or integral multiples of $1,000 in excess thereof, shall be purchased; provided that no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes of such Holder, even if not a multiple of $1,000, shall be redeemed or purchased); and

(9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e) On or before the Purchase Date, the Issuers shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

(f) The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided, that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

Other than as specifically provided in this Section 3.09 or Section 4.10, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06.

SECTION 3.10. Special Mandatory Redemption.

If (i) the Escrow Agent has not received the Officer’s Certificate described in Section 4.17(e) on or prior to the Escrow End Date, (ii) the Fincos notify the Escrow Agent in writing that Denali and Dell will not pursue the consummation of the Dell-EMC Merger or (iii) either (x) the Fincos fail to timely deposit (or cause to be timely deposited) in cash and/or (y) Dell International or its Affiliate fails to cause such lenders to issue such letters of credit in such amounts required by Section 4.17(b) on or one (1) Business Day after the applicable deposit date as set forth in Section 4.17(b), then the Escrow Agent shall release the Escrowed Property (including investment earnings thereon and proceeds thereof) to the Trustee and, on the third (3rd) Business Day succeeding (x) the Escrow End Date (in the case of clause (i)), (y) the date of such notice (in the case of clause (ii)) and (z) the applicable deposit date (in the case of clause (iii)) (such third Business Day, the “Special Mandatory Redemption Date”), the Trustee shall pay the amounts to the paying agent for payment to the Holders of the Initial Notes (the “Special Mandatory Redemption”) at a Redemption Price calculated by the Fincos (the “Special Mandatory Redemption Price”) equal to 101% of the initial issue price of each applicable series of Initial Notes, plus accrued and unpaid interest from the Issue Date to, but excluding, the Special Mandatory Redemption Date. On the Special Mandatory Redemption Date, the Trustee will pay to the Fincos any Escrowed Property (including investment earnings thereon and proceeds thereof) in excess of the amount necessary to effect the Special Mandatory Redemption of such Initial Notes on the Special Mandatory Redemption Date.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Notes.

The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on each series of Notes on the dates and in the manner provided in such series of Notes; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more Global Notes registered in the name of or held by DTC or its nominee will be made in accordance with DTC’s applicable procedures. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than Special Interest, if any, Denali or a Subsidiary, holds as of noon (New York City time) on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers will pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. If an Interest Payment Date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest on such payment will accrue in respect of the delay.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest at the same rate to the extent lawful.

SECTION 4.02. Maintenance of Office or Agency.

The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes of any series may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes of such series and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where Notes of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

SECTION 4.03. Reports and Other Information.

(a) Whether or not Dell is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, Dell shall have its annual consolidated financial statements audited by a nationally recognized firm of independent auditors and its interim consolidated financial statements reviewed by a nationally recognized firm of independent auditors in accordance with Statement on Auditing Standards No. 100 issued by the American Institute of Certified Public Accountants (or any similar replacement standard). In addition, so long as any Notes are outstanding, Dell shall furnish to the Holders (x) all annual and quarterly financial statements substantially in forms that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q of Dell, if Dell is at such time required to file such forms and (y) with respect to the annual financial statements only, a report on the annual financial statements by Dell’s independent registered public accounting firm; provided, however, that (i) in no event shall such financial statements be required to comply with Rule 3-10 of Regulation S-X promulgated by the SEC or contain separate financial statements for the Issuers, the Guarantors or other Affiliates the shares of Capital Stock and other securities of which are pledged to secure the Notes or any Note Guarantee that would be required under Section 3-10 or Section 3-16 of Regulation S-X, respectively, promulgated by the SEC and (ii) in no event shall such financial statements be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-GAAP financial measures contained therein.

(b) All such annual financial statements shall be furnished within 90 days after the end of the fiscal year to which they relate, and all such quarterly financial statements shall be furnished within 45 days after the end of the fiscal quarter to which they relate.

(c) Dell shall make available such information and such financial statements (as well as the details regarding the conference call (to the extent there is one) described in clause (2) of Section 4.03(d))

to the Trustee under this Indenture, to any Holder of the Notes and, upon request, to any beneficial owner of the Notes, in each case by posting such information on its website on Intralinks or any comparable password-protected online data system which shall require a confidentiality acknowledgment, and shall make such information readily available to any Holder of the Notes, any bona-fide prospective investor in the Notes, any securities analyst (to the extent providing analysis of investment in the Notes) or any market maker in the Notes who agrees to treat such information as confidential or accesses such information on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment; provided that Dell shall post such information thereon and make readily available any password or other login information to any such Holder of the Notes, bona-fide prospective investor, securities analyst or market maker; provided, further, however, Dell may deny access to any competitively-sensitive information otherwise to be provided pursuant to this Section 4.03 to any such Holder, bona-fide prospective investor, security analyst or market maker that is a competitor of Dell and its Subsidiaries to the extent that Dell determines in good faith that the provision of such information to such Person would be competitively harmful to Dell and its Subsidiaries.

(d) So long as any Notes are outstanding, Dell shall either, at its option:

(1) include a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section with the delivery of the annual and quarterly financial statements required by Section 4.03(a); or

(2) (i) as promptly as reasonably practicable after furnishing to the Trustee the annual and quarterly financial statements required by Section 4.03(a), hold a conference call to discuss the results of operations for the relevant reporting period; and

(ii) post a press release on its website on Intralinks or any comparable password-protected online data system prior to the date of the conference call held in accordance with clause (2)(i) of this Section 4.03(d), announcing the time and date of such conference call and including all information necessary to access the call.

(e) In addition, Dell shall furnish to prospective investors of any series of Notes, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as such series of Notes are not freely transferable under the Securities Act.

(f) Any Parent Entity may satisfy the obligations of Dell set forth in this Section 4.03 by providing the requisite financial and other information of such Parent Entity instead of Dell; provided that to the extent such Parent Entity holds assets (other than its direct or indirect interest in Dell) that exceeds the lesser of (i) 1% of the Total Assets of such Parent Entity and (ii) 1% of the total revenue for the preceding fiscal year of such Parent Entity, then such information related to such Parent Entity shall be accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information of such Parent Entity, on the one hand, and the information relating to Dell and its Subsidiaries on a stand-alone basis, on the other hand.

(g) Dell shall be deemed to have furnished the financial statements referred to in Section 4.03(a) and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in clause (1) of Section 4.03(d), if applicable, if Dell or any direct or indirect parent of Dell has filed reports containing such information (or any such information of a Parent Entity in accordance with this Section 4.03(g)) with the SEC.

(h) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 4.04. Compliance Certificate.

(a) Covenant Parent shall deliver to the Trustee, within 120 days after the end of each fiscal year of Covenant Parent ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Covenant Parties during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto).

(b) When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of an Issuer or any Guarantor gives any notice or takes any other action with respect to a claimed Default, Covenant Parent shall promptly (which shall be no more than thirty (30) days) deliver to the Trustee an Officer’s Certificate specifying such event and what action the Issuers propose to take with respect thereto.

SECTION 4.05. Taxes.

Covenant Parent shall pay, and shall cause each of the other Covenant Parties to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06. Stay, Extension and Usury Laws.

The Issuers and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. [Reserved].

SECTION 4.08. [Reserved].

SECTION 4.09. [Reserved].

SECTION 4.10. Asset Sales.

(a) Prior to the occurrence of a Release Event, each Issuer and, after the Effective Date, the other Covenant Parties, shall not consummate, directly or indirectly, an Asset Sale of Collateral unless:

(1) such Covenant Party receives consideration at the time of such Asset Sale at least equal to the fair market value (measured at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration (measured at the time of contractually agreeing to such Asset Sale) for such Asset Sale, together with all other Asset Sales since the Effective Date (on a cumulative basis), received by the Covenant Parties is in the form of cash or Cash Equivalents.

(b) Within 450 days after the receipt of any Net Proceeds from any Asset Sale covered by Section 4.10(a) (the “Asset Sale Proceeds Application Period”), a Covenant Party, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale,

(1) to repay either (i) Obligations under the Notes, (ii) Obligations under the Senior Credit Facilities or the Asset Sale Bridge Facility or (iii) First Lien Obligations (other than the Notes, the Senior Credit Facilities and the Asset Sale Bridge Facility), and in the case of revolving obligations (other than obligations in respect of any asset-based credit facility), to correspondingly reduce commitments with respect thereto; provided that in the case of any repayment pursuant to clause (iii), such Covenant Party will either (A) reduce the aggregate principal amount of Obligations under the Notes on an equal or ratable basis with any First Lien Obligations repaid pursuant to clause (iii) by, at its option, (x) redeeming Notes of any series pursuant to the optional redemption terms set forth in the Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards of Directors, as applicable, governing such series of Notes and/or (y) purchasing Notes through open-market purchases or in privately negotiated transactions at market prices (which may be below par) and/or (B) make an offer (in accordance with the provisions set forth below for an Asset Sale Offer) to all Holders to purchase their Notes on an equal or ratable basis with any First Lien Obligations repaid pursuant to clause (iii) (which offer shall be deemed to be an Asset Sale Offer for purposes hereof);

(2) to invest in the business of the Covenant Parent and its Subsidiaries, including (i) any investment in Additional Assets and (ii) making capital expenditures;

(3) to repay indebtedness of a Subsidiary of an Issuer that is not a Guarantor, other than Indebtedness owed to an Issuer or a Guarantor; or

(4) any combination of the foregoing;

provided that, in the case of clause (2) above, a binding commitment or letter of intent shall be treated as a permitted application of the Net Proceeds from the date of such commitment or letter of intent so long as such Covenant Party enters into such commitment or letter of intent with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment or letter of intent within 180 days of the expiration of the Asset Sale Proceeds Application Period (an “Acceptable Commitment”) and such Net Proceeds are actually applied in such manner within 180 days of the expiration of the Asset Sale Proceeds Application Period (the period from the consummation of the Asset Sale to such date, the “First Commitment Application Period”), and, in the event any Acceptable Commitment is later cancelled or terminated for any reason after the expiration of the Asset Sale Proceeds Application Period and before the Net Proceeds are applied in connection therewith, then such Net Proceeds shall constitute Excess Proceeds unless such Covenant Party reasonably expects to enter into another Acceptable Commitment prior to the expiration of the First Commitment Application Period (a “Second Commitment”) and such Net Proceeds are actually applied in such manner prior to 180 days from the date of entering into the Second Commitment; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied or if such Second Commitment is not entered into prior to the expiration of the First Commitment Application Period, then such Net Proceeds shall constitute Excess Proceeds.

(c) Any Net Proceeds from the Asset Sale covered by Section 4.10 that are not invested or applied as provided and within the time period set forth in Section 4.10(b) will be deemed to constitute “Excess Proceeds.” No later than 20 Business Days after the date that the aggregate amount of Excess Proceeds exceeds $500.0 million, the Issuers shall make an offer to all Holders and, if required by the terms of other First Lien Obligations, to the holders of such other First Lien Obligations (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount (or accreted value, as applicable) of the Notes and such other First Lien Obligations that is, in the case of the Notes only, equal to $1,000 or an integral multiple thereof that may be purchased out of the Excess Proceeds at an offer price, in the case of the Notes only, in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding the date fixed for the repurchase of such Notes pursuant to such offer, in accordance with the procedures set forth in this Indenture and, if applicable, the other documents governing such other First Lien Obligations. The Issuers shall commence an Asset Sale Offer by sending the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Issuers may satisfy the foregoing obligation with respect to such Net Proceeds from an Asset Sale by making an Asset Sale Offer in advance of being required to do so by this Indenture (an “Advance Offer”) with respect to all or part of the available Net Proceeds (the “Advance Portion”).

(d) To the extent that the aggregate principal amount (or accreted value, as applicable) of Notes and such other First Lien Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Issuers may use any remaining Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion) in any manner not prohibited by this Indenture. If the aggregate principal amount (or accreted value, as applicable) of Notes or such other First Lien Obligations tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Issuers shall select the Notes (subject to applicable DTC procedures as to Global Notes) and the Issuers or the representative of such other First Lien Obligations shall select such other First Lien Obligations to be purchased or repaid on a pro rata basis based on the accreted value or principal amount of the Notes and such other First Lien Obligations tendered, with adjustments as necessary so that no Notes or such other First Lien Obligations, as the case may be, will be repurchased in an unauthorized denomination; provided, that no Notes of $2,000 or less shall be repurchased in part. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero (regardless of whether there are any remaining Excess Proceeds upon such completion), and in the case of an Advance Offer, the Advance Portion shall be excluded in subsequent calculations of Excess Proceeds.

(e) Pending the final application of an amount equal to the Net Proceeds pursuant to Section 4.10, the holder of such Net Proceeds may apply any Net Proceeds temporarily to reduce indebtedness outstanding under a revolving credit facility (including under the Senior Credit Facilities) or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(f) For purposes of this Section 4.10 only, the following shall be deemed to be cash or Cash Equivalents:

(1) the greater of the principal amount and the carrying value of any liabilities (as reflected on the most recent balance sheet of a Covenant Party or in the footnotes thereto, or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet of a Covenant Party or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by Covenant Parent) of a Covenant Party, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) pursuant to a written agreement which releases such Covenant Party from such liabilities;

(2) any securities, notes or other obligations or assets received by a Covenant Party from such transferee that are converted by such Covenant Party into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale; and

(3) any Designated Non-cash Consideration received by a Covenant Party in such Asset Sale having an aggregate fair market value (with the fair market value of such item of Designated Non-cash Consideration being measured at the time of contractually agreeing to such Asset Sale and without giving effect to subsequent changes in value), taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed 5.0% of the Total Assets at the time of contractually agreeing to such Asset Sale.

(g) The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

(h) The provisions of this Section 4.10 relating to the Issuers’ obligation to make an offer to repurchase the Notes of any series as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes of such series.

SECTION 4.11. Sale and Lease-Back Transactions.

(a) Following the occurrence of a Release Event, the Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any

Principal Property unless (a) the Issuers or such Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property involved in such transaction at least equal in amount to the Attributable Indebtedness with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Notes pursuant to Section 4.12(b), or (b) the Issuers shall apply an amount equal to the net proceeds of the Attributable Indebtedness with respect to such Sale and Lease-Back Transaction within 365 days after such Sale and Lease-Back Transaction to the defeasance or retirement of any series of Notes or other indebtedness of the Issuers or a Restricted Subsidiary or to the purchase, construction or development of other property.

(b) Notwithstanding the foregoing, following the occurrence of a Release Event, the Issuers and their Restricted Subsidiaries may enter into any Sale and Lease-Back Transaction which would otherwise be prohibited by Section 4.11(a) if, after giving effect thereto and at the time of determination, Aggregate Debt does not exceed at any one time outstanding the greater of (x) $2,000.0 million and (y) 15% of Consolidated Net Tangible Assets.

SECTION 4.12. Liens.

(a) Prior to the occurrence of a Release Event, the Issuers and, after the Effective Date, the other Covenant Parties shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on the Collateral or any Principal Property that secures Indebtedness.

(b) Following the occurrence of a Release Event, the Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Post-Release Liens) on any of their or any Restricted Subsidiary’s Principal Property or upon any shares of stock or indebtedness of any of our Restricted Subsidiaries that directly owns any Principal Property (whether such Principal Property or shares are now existing or owed or hereafter created or acquired) that secures Indebtedness, unless the Notes are equally and ratably secured with (or, at an Issuer’s option, on a senior basis to) the Indebtedness so secured.

(c) Notwithstanding Section 4.12(b), following the occurrence of a Release Event, the Issuers and their Restricted Subsidiaries may, without equally and ratably securing the Notes, create, incur, assume or suffer to exist any Lien which would otherwise be prohibited by Section 4.12(b) if, after giving effect thereto and at the time of determination, Aggregate Debt does not exceed at any one time outstanding the greater of (x) $2,000.0 million and (y) 15% of Consolidated Net Tangible Assets.

(d) Any Lien created for the benefit of Holders of any series of Notes pursuant to Section 4.12(b) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes of such series.

SECTION 4.13. Corporate Existence.

Subject to Article 5, Covenant Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of the Covenant Parties, in accordance with the respective organizational documents (as the same may be amended from time to time) of such Covenant Party and (ii) the rights (charter and statutory), licenses and franchises of the Covenant Parties; provided that Covenant Parent shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Covenant Parties, if Covenant Parent in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of Covenant Parent and its Subsidiaries, taken as a whole.

SECTION 4.14. Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs with respect to a series of Notes, unless, prior to the time the Issuers are required to make a Change of Control Offer, the Issuers have previously or concurrently mailed or delivered, or otherwise sent through electronic transmission, a redemption notice with respect to all the outstanding Notes of such series pursuant to the optional redemption terms set forth in the Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards of Directors, as applicable, governing such series of Notes or pursuant to Section 11.01, the Issuers shall make an offer to purchase all of the Notes of such series pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding the date of purchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Change of Control Payment Date. Within 30 days following any Change of Control Triggering Event, the Issuers shall send notice of such Change of Control Offer by electronic delivery or first-class mail, with a copy to the Trustee, to each Holder of such series of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes of such series properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

(2) the purchase price and the purchase date, which will be no earlier than 20 Business Days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”); provided that the Change of Control Payment Date may be delayed, in the Issuers’ discretion, until such time (including more than 60 days after the date such notice is sent) as any or all such conditions referred to in clause (8) below shall be satisfied;

(3) that any Note of such series not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuers default in the payment of the Change of Control Payment, all Notes of such series accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third (3rd) Business Day preceding the Change of Control Payment Date;

(6) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes, provided that the Paying Agent receives, not later than the expiration time of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Issuers are redeeming less than all of the Notes of such series, the Holders of the remaining Notes of such series will be issued new Notes of such series and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof);

(8) if such notice is sent prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event or such other conditions specified therein and shall describe each such condition, and, if applicable, shall state that, in the Issuers’ discretion, the Change of Control Payment Date may be delayed until such time as any or all such conditions shall be satisfied, or that such purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(9) the other instructions, as determined by the Issuers, consistent with this Section 4.14, that a Holder must follow.

The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

(b) On the Change of Control Payment Date, the Issuers shall, to the extent permitted by law,

(1) accept for payment all Notes of the applicable series issued by them or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

(c) The Issuers shall not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event or such other conditions specified therein, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(d) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes of any series validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as set forth in clause (c) of this Section 4.14, purchases all of the Notes of such series that have been validly tendered and not withdrawn by such Holders, the Issuers or such third party shall have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer as set forth in this Section 4.14, to redeem (with respect to the Issuers) or purchase (with respect to a third party) all Notes of such series that remain outstanding following such purchase on a date (the “Second Change of Control Payment Date”) at a price in cash equal to the Change of Control Payment in respect of the Second Change of Control Payment Date.

(e) Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

(f) The provisions of this Section 4.14 relating to the Issuers’ obligation to make a Change of Control Offer with respect to the Notes of any series upon a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes of such series.

SECTION 4.15. Additional Note Guarantees.

(a) After the Effective Date and prior to the occurrence of a Release Event, Covenant Parent shall not permit any of its Domestic Subsidiaries that is a Wholly-Owned Subsidiary (other than the Issuers, the Guarantors, a Receivables Subsidiary or a Credit Facilities Unrestricted Subsidiary), to become an obligor with respect to any Indebtedness under the Senior Credit Facilities or any capital markets debt securities in an aggregate principal amount in excess of $350.0 million unless such Subsidiary within 60 days (or, in the case of mortgages, within 90 days) executes and delivers a supplemental indenture to this Indenture providing for a Note Guarantee by such Subsidiary and joinders to the First Lien Intercreditor Agreement and Security Documents, if applicable, or new intercreditor agreements and Security Documents, together with any other filings and agreements required by the applicable Security Documents to create or perfect the security interests for the benefit of the Holders in the Collateral of such Subsidiary.

(b) After the occurrence of a Release Event, with respect to each series of Notes, if the aggregate principal amount of Indebtedness of non-guarantor Domestic Subsidiaries that are Wholly-Owned Subsidiaries of Covenant Parent (excluding any Indebtedness under any Permitted Receivables Financing and any Indebtedness of any Credit Facilities Unrestricted Subsidiary or Receivables Subsidiary) that is incurred or issued and outstanding exceeds, in the aggregate, the greater of (x) $2,000.0 million and (y) 15% of Consolidated Net Tangible Assets (the “Guarantee Threshold”), then Covenant Parent shall cause such of its non-guarantor Subsidiaries to, within 60 days, execute and deliver a supplemental indenture to this Indenture providing for a Note Guarantee by such non-guarantor Subsidiaries (each such Note Guarantee, a “Post-Release Event Note Guarantee”) such that the aggregate principal amount of Indebtedness of all other non-guarantor Domestic Subsidiaries that are Wholly-Owned Subsidiaries (excluding any Indebtedness under any Permitted Receivables Financing and any Indebtedness of any Credit Facilities Unrestricted Subsidiary or Receivables Subsidiary) that is incurred or issued and outstanding does not exceed the Guarantee Threshold (after giving effect to the provision of Post-Release Event Note Guarantees pursuant to the foregoing); provided that (i) this Section 4.15 shall not be applicable to any Indebtedness of any Subsidiary that existed at the time such Person became a Subsidiary of Covenant Parent (including any Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary, so long as Covenant Parent and its Subsidiaries (other than such Person and its Subsidiaries) are not obligors under such Indebtedness), (ii) if the Guarantee Threshold would be exceeded immediately after giving effect to the occurrence of a Release Event, then such Release Event shall be deemed not to have occurred with respect to the release of such Note Guarantees only and (iii) a Post-Release Event Note Guarantee shall be released to the extent the Guarantee Threshold would not be exceeded after giving effect to such release.

SECTION 4.16. [Reserved].

SECTION 4.17. Escrow of Proceeds; Escrow Conditions.

(a) The Fincos shall enter into the Escrow Agreement with the Trustee, The Bank of New York Mellon Trust Company, N.A., as escrow agent and as securities intermediary and bank (in such capacity, together with its successors, the “Escrow Agent”). In accordance with the Escrow Agreement, the Fincos shall (1) deposit (or cause to be deposited) an amount equal to the gross proceeds of the offering of the Initial Notes sold on the Issue Date into an escrow account (the “Escrow Account”) and (2) either (x) the Fincos will also deposit (or cause to be deposited) in cash or (y) Dell International or its Affiliates will cause the issuing lenders under its Existing ABL Credit Facility to issue letters of credit for the benefit of the Escrow Agent and the Holders of the Initial Notes (or a combination of (x) and (y)), in such case of (x) and (y), in an amount that, when taken together with the proceeds of the offering of the Initial Notes deposited into the Escrow Account, will be sufficient to fund a Special Mandatory Redemption of the Initial Notes on July 1, 2016, if a Special Mandatory Redemption were to occur on such date (collectively and, together with any other property from time to time held by the Escrow Agent in the Escrow Account, the “Escrowed Property”).

(b) Unless the Fincos have then delivered notice to the Escrow Agent to the effect set forth in clause (ii) of Section 3.10, on the date that is two (2) Business Days prior to the first day of each month beginning on July 1, 2016, and ending on December 1, 2016 (in each case, unless the Escrow Release Date has occurred) (subject to a grace period of one (1) Business Day as set forth in the Escrow Agreement and in clause (c) below), either (x) the Fincos shall deposit (or cause to be deposited) cash into the Escrow Account or (y) Dell International or its Affiliate shall cause the issuing lenders under the Existing ABL Credit Facility to issue letters of credit for the benefit of the Escrow Agent and the Holders of the Notes (or a combination of (x) and (y)), in each case, equal to one month of interest that would accrue on the Initial Notes (or with respect to the deposit two (2) Business Days prior to December 1, 2016, equal to interest from December 1, 2016 to but excluding the Escrow End Date) (in each case, as calculated by the Issuers on the basis of a 360 day year comprised of twelve 30-day months and otherwise in accordance with the terms of this Indenture).

(c) The Escrowed Property shall be held in the Escrow Account until the earliest of (i) the date on which the Fincos deliver to the Escrow Agent the Officer’s Certificate referred to in Section 4.17(e), (ii) the Escrow End Date, (iii) the date on which the Fincos deliver notice to the Escrow Agent to the effect set forth in clause (ii) of Section 3.10 and (iv) the date that is one (1) Business Day after either (x) the Fincos fail to timely deposit (or cause to be timely deposited) in cash and/or (y) Dell International or its Affiliate fails to cause such lenders to issue such letters of credit in such amounts required by this Section 4.17 on or by any applicable deposit date as set forth in clause (a) or (b) above; provided that, if an Interest Payment Date in respect of any series of Initial Notes occurs prior to the Escrow Release, then, on such Interest Payment Date, a portion of the Escrowed Property in an amount equal to the accrued and unpaid interest on the Initial Notes of such series from the Issue Date or the most recent Interest Payment Date, as applicable, to and excluding such Interest Payment Date, shall, upon written direction of the Fincos, be released from the Escrow Account by the Escrow Agent and paid to the Trustee for payment to Holders of the Initial Notes of such series in accordance with this Indenture.

(d) The Fincos shall grant the Trustee, for its benefit and the benefit of the Holders, subject to certain Liens of the Escrow Agent as set forth in the Escrow Agreement, a first-priority security interest in the Escrow Account and all Eligible Escrow Investments therein to secure the payment of the Special Mandatory Redemption Price; provided, however, that such Lien and security interest shall automatically be released and terminate at such time as the Escrowed Property is released from the Escrow Account on the Escrow Release Date. The Escrow Agent will invest the Escrowed Property in such Eligible Escrow Investments, and liquidate such Eligible Escrow Investments, as the Fincos will from time to time direct in writing. Prior to the Escrow Release Date, the Notes will be secured only by a pledge of the Escrow Account and the Escrowed Property.

(e) Subject to Section 3.10, the Fincos shall only be entitled to direct the Escrow Agent to release Escrowed Property (in which case the Escrowed Property shall be paid to or as directed by the Fincos) (the “Escrow Release”) upon delivery to the Escrow Agent, on or prior to the Escrow End Date, of an Officer’s Certificate, certifying that the following conditions have been or, substantially concurrently with the release of the Escrowed Property, will be satisfied (the date of the Escrow Release is hereinafter referred to as the “Escrow Release Date”):

(1) the Dell-EMC Merger will occur substantially concurrently with such release;

(2) all conditions precedent to the effectiveness of, and borrowings under, the Additional Merger Financing (other than the release of the Escrowed Property and any other property relating to the Additional Merger Financing that are subject to escrow arrangements with substantially similar release conditions as those set forth in this Section 4.17(e) in connection with the Dell-EMC Merger) have been satisfied or waived in all material respects, and prior to or substantially concurrently with the release of the funds from the Escrow Account, the borrowings under the Additional Merger Financing to be drawn or released from escrow in connection with the Dell-EMC Merger will be available on the Escrow Release Date; and

(3) (A) Dell International has assumed, or substantially concurrently with the Escrow Release shall assume, all of the obligations of Finco 1 under the Initial Notes and this Indenture, (B) EMC has assumed, or substantially concurrently with the Escrow Release shall assume, all of the obligations of Finco 2 under the Initial Notes and this Indenture and (C) the Guarantors shall have, by execution and delivery of the Effective Date Guarantor Supplemental Indenture, become, or substantially concurrently with the Escrow Release shall become, parties to this Indenture in the capacities described herein and therein and (D) Dell International, EMC and the Guarantors shall become, or substantially concurrently with the Escrow Release shall become, parties to the applicable Security Documents and the Intercreditor Agreement, as contemplated by this Indenture.

The Escrow Release shall occur promptly upon receipt by the Escrow Agent of an Officer’s Certificate certifying to the foregoing. Upon the occurrence of the Escrow Release, the Escrow Account shall be reduced to zero and the Escrowed Property and interest thereon shall be paid out in accordance with the Escrow Agreement.

SECTION 4.18. Limitations on Activities Prior to the Escrow Release.

Notwithstanding anything to the contrary contained herein, prior to the consummation of the Dell-EMC Merger, the Fincos’ primary activities will be restricted to (i) issuing Additional Merger Financing, (ii) issuing capital stock to, and receiving capital contributions from, Affiliates of Denali, (iii)

performing its obligations in respect of the Notes, this Indenture, the Registration Rights Agreement, the Escrow Agreement and any Additional Merger Financing, (iv) consummating the Transactions and Escrow Release, (v) redeeming the Notes and any Additional Merger Financing, if applicable, pursuant to mandatory redemption provisions and (vi) conducting such other activities as are necessary or appropriate to carry out the activities described above.

SECTION 4.19. After-Acquired Property. From and after the Effective Date, and subject to the applicable limitations set forth in the Security Documents and this Indenture (including with respect to Excluded Assets), if any Covenant Party creates any additional security interest upon any property or asset that would constitute Collateral to secure any First Lien Obligations, it must concurrently grant a first priority perfected security interest (subject to Permitted Liens and the terms of the Intercreditor Agreements) upon any such Collateral, as security for the First Lien Notes Obligations.

ARTICLE 5

SUCCESSORS

SECTION 5.01. Merger, Consolidation, Amalgamation or Sale of All or Substantially All Assets.

(a) The Issuers, Covenant Parent and any Subsidiary of Covenant Parent that is a Parent Guarantor shall not merge, consolidate or amalgamate with or into or wind up into (whether or not such Issuer, Covenant Parent or such Parent Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of Covenant Parent and its Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1) an Issuer, Covenant Parent or a Subsidiary of Covenant Parent that is a Parent Guarantor, as the case may be, is the surviving Person or the Person formed by or surviving any such merger, consolidation or amalgamation (if other than an Issuer, Covenant Parent or a Subsidiary of Covenant Parent that is a Parent Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Issuer, such Covenant Parent, such Subsidiary of Covenant Parent that is a Parent Guarantor or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company of an Issuer is not a corporation, a co-issuer of the Notes is a corporation;

(2) the Successor Company, if other than an Issuer, Covenant Parent or a Subsidiary of Covenant Parent that is a Parent Guarantor, expressly assumes, in the case of Covenant Parent or a Subsidiary of Covenant Parent that is a Parent Guarantor, all the obligations of Covenant Parent or such Parent Guarantor, as the case may be, under this Indenture, its Note Guarantee, the Registration Rights Agreement, the Intercreditor Agreements and the Security Documents, as applicable, and, in the case of an Issuer, all of the obligations of such Issuer under this Indenture, the Notes, the Registration Rights Agreement, the Intercreditor Agreements and the Security Documents, in each case, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Event of Default exists; and

(4) prior to a Release Event, to the extent any assets of the Person which is merged, consolidated or amalgamated with or into the Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required under this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents.

(b) The Successor Company shall succeed to, and be substituted for an Issuer, Covenant Parent or a Subsidiary of Covenant Parent that is a Parent Guarantor, as the case may be, under this Indenture, the Note Guarantees and the Notes, as applicable, and such Issuer, Covenant Parent or such Parent Guarantor, as applicable, shall automatically be released and discharged from its obligations under this Indenture, the Note Guarantees and the Notes, as applicable. Notwithstanding Section 5.01(a)(3),

(1) any Subsidiary may merge, consolidate or amalgamate with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to Covenant Parent and any of its Subsidiaries (including the Issuers), and

(2) an Issuer, Covenant Parent or a Subsidiary of Covenant Parent that is a Parent Guarantor may merge, consolidate or amalgamate with or into an Affiliate of such Issuer, Covenant Parent or such Parent Guarantor, as the case may be, solely for the purpose of reincorporating such Issuer, Covenant Parent or such Parent Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof.

(c) Subject to the provisions described in this Indenture governing release of a Note Guarantee upon the sale, disposition or transfer of Capital Stock of a Subsidiary Guarantor, no Subsidiary Guarantor shall, and Covenant Parent shall not permit a Subsidiary Guarantor to, merge, consolidate or amalgamate with or into or wind up into (whether or not an Issuer or a Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)

(i) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such merger, consolidation or amalgamation (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(ii) the Successor Person, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture, the Registration Rights Agreement, the Intercreditor Agreements and the Security Documents, as applicable, and such Subsidiary Guarantor’s related Note Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii) immediately after such transaction, no Event of Default exists; and

(iv) prior to a Release Event, to the extent any assets of the Subsidiary Guarantor which is merged, consolidated or amalgamated with or into the Successor Person are assets of the type which would constitute Collateral under the Security Documents, the Successor Person will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required under this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; or

(2) the transaction is not prohibited by Section 4.10.

(d) The Successor Person shall succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s Note Guarantee and such Subsidiary Guarantor shall automatically be released and discharged from its obligations under this Indenture and such Subsidiary Guarantor’s Note Guarantee. Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge, consolidate or amalgamate with or into, wind up into or transfer all or part of its properties and assets to another Subsidiary Guarantor, Covenant Parent, any Subsidiary of Covenant Parent that is a Parent Guarantor or an Issuer, (ii) merge, consolidate or amalgamate with or into an Affiliate of an Issuer, Covenant Parent or any Subsidiary of Covenant Parent that is a Parent Guarantor solely for the purpose of reincorporating or reorganizing the Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, (iii) convert into a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or a jurisdiction in the United States or (iv) liquidate or dissolve or change its legal form if the Board of Directors of Covenant Parent or the senior management of Covenant Parent determines in good faith that such action is in the best interests of Covenant Parent and is not materially disadvantageous to the Holders, in each case, without regard to the requirements set forth in Section 5.01(c).

(e) Notwithstanding anything to the contrary in this Section 5.01, the Transactions (including, without limitation, the Mergers) will be permitted under this Indenture with the only requirement under this Section 5.01 being that, after consummation of the Mergers, (x) Dell International expressly assumes all the obligations of Finco 1 and EMC expressly assumes all the obligations of Finco 2 under this Indenture and each series of Initial Notes and (y) each of Denali, Denali Intermediate, Dell and the Subsidiary Guarantors unconditionally guarantee, on a joint and several basis with the other Guarantors, all of Dell International’s and EMC’s Obligations under this Indenture and each series of Initial Notes by executing and delivering a supplemental indenture (the “Effective Date Guarantor Supplemental Indenture”) substantially in the form set forth in Exhibit D-2. The express assumption by (i) Dell International of all Obligations of Finco 1 under this Indenture and each series of Initial Notes and (ii) EMC of all the Obligations of Finco 2 under this Indenture and each series of Initial Notes shall be pursuant to a supplemental indenture (the “Effective Date Issuers Supplemental Indenture”) substantially in the form set forth in Exhibit D-1. Notwithstanding anything to the contrary in this Section 5.01 of this Indenture, no Opinion of Counsel shall be required in connection with the execution and delivery of such Effective Date Issuers Supplemental Indenture or such Effective Date Guarantor Supplemental Indentures.

SECTION 5.02. Successor Corporation Substituted.

Upon any consolidation, merger or amalgamation, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Covenant Parent or an Issuer in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which Covenant Parent or such Issuer is merged or amalgamated or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, amalgamation, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to Covenant Parent or such Issuer shall refer instead to the successor corporation and not to Covenant Parent or such Issuer), and may exercise every right and power of Covenant Parent or such Issuer under this Indenture with the same effect as if such successor Person had been named as Covenant Parent or such Issuer herein; provided that Covenant Parent or Issuer shall not be relieved from the obligation to pay the principal of and interest, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of Covenant Parent’s or such Issuer’s assets that meets the requirements of Section 5.01.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

(a) As used in this Indenture with respect to Notes of any series, unless it is either inapplicable to a particular series or it is specifically deleted or modified in an Officer’s Certificate, a supplemental indenture or resolutions of the Issuers’ Boards of Directors, as applicable, an “Event of Default” wherever used herein with respect to Notes of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the failure to pay the principal of (or premium, if any, on) such series of the Notes when due and payable (including pursuant to a Special Mandatory Redemption);

(2) the failure to pay any interest installment or Special Interest (as required by the Registration Rights Agreement) on such series of the Notes when due and payable, which failure continues for 30 days;

(3) the failure by any Covenant Party to comply for 90 days after written notice given by the Trustee or the Holders of not less than 30% in principal amount of the outstanding Notes of such series with its covenants or other agreements (other than those described in clauses (1) through (2) above) contained in this Indenture;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Covenant Parent or any of its Wholly-Owned Subsidiaries or the payment of which is guaranteed by Covenant Parent or any of its Wholly-Owned Subsidiaries (other than Indebtedness owed to Covenant Parent or a Subsidiary or any Permitted Receivables Financing), whether such Indebtedness or guarantee now exists or is created after the issuance of such series of Notes, if both:

(i) such default results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its Stated Maturity; and

(ii) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness, the maturity of which has been so accelerated, aggregate $500.0 million (or its foreign currency equivalent) or more at any one time outstanding;

(5) Covenant Parent, any Subsidiary of Covenant Parent that is a Parent Guarantor, any Issuer or any Subsidiary Guarantor that is a Significant Subsidiary (or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law:

(i) commences proceedings to be adjudicated bankrupt or insolvent;

(ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) generally is not paying its debts as they become due;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against Covenant Parent, any Subsidiary of Covenant Parent that is a Parent Guarantor, any Issuer or any Subsidiary Guarantor that is a Significant Subsidiary (or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary), in a proceeding in which Covenant Parent, any Subsidiary of Covenant Parent that is a Parent Guarantor, any Issuer or any Subsidiary Guarantor that is a Significant Subsidiary (or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary), is to be adjudicated bankrupt or insolvent;

(ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of Covenant Parent, any Subsidiary of Covenant Parent that is a Parent Guarantor, any Issuer or any Subsidiary Guarantor that is a Significant Subsidiary (or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary), or for all or substantially all of the property of Covenant Parent, any Subsidiary of Covenant Parent that is a Parent Guarantor, any Issuer or any Subsidiary Guarantor that is a Significant Subsidiary (or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary); or

(iii) orders the liquidation of Covenant Parent, any Subsidiary of Covenant Parent that is a Parent Guarantor, any Issuer or any Subsidiary Guarantor that is a Significant Subsidiary (or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days;

(7) any Note Guarantee of any Subsidiary Guarantor that is a Significant Subsidiary (or Note Guarantees of any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary) of such series of Notes ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee) or any such Subsidiary Guarantor or such group of Subsidiary Guarantors denies or disaffirms its obligations under its Note Guarantee of such series of Notes (other than by reason of the satisfaction in full of all obligations under this Indenture and discharge of this Indenture with respect to such series of Notes or the release of such Note Guarantee with respect to such series of Notes in accordance with the terms of this Indenture);

(8) other than by reason of the satisfaction in full of all obligations under this Indenture and discharge of this Indenture with respect to such series of Notes or the release of such Collateral with respect to such series of Notes in accordance with the terms of this Indenture and the Security Documents,

(i) in the case of any security interest with respect to Collateral having a fair market value in excess of 5% of Total Assets, individually or in the aggregate, such security interest under the Security Documents shall, at any time, cease to be a valid and perfected security interest or shall be declared invalid or unenforceable and any such default continues for 30 days after notice of such default shall have been given to the Issuers by the Trustee or the Holders of at least 30% of the principal amount of the then outstanding Notes of all series issued under this Indenture, except to the extent that any such default (A) results from the failure of the Notes Collateral Agent to maintain possession of certificates, promissory notes or other instruments actually delivered to it representing securities pledged under the Security Documents or (B) to the extent relating to Collateral consisting of real property, is covered by a title insurance policy with respect to such real property and such insurer has not denied coverage; or

(ii) any Issuer, Covenant Parent, any Subsidiary of Covenant Parent that is a Parent Guarantor or any Subsidiary Guarantor that is a Significant Subsidiary (or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary) shall assert, in any pleading in any court of competent jurisdiction, that any security interest under any Security Document is invalid or unenforceable; or

(9) the failure by the Fincos to consummate the Special Mandatory Redemption, to the extent required under Section 3.10.

(b) In the event of any Event of Default specified in clause (4) of Section 6.01(a), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

SECTION 6.02. Acceleration.

If any Event of Default (other than an Event of Default specified in clause (5) or (6) of Section 6.01(a)) with respect to Notes of any series at the time outstanding occurs and is continuing under this Indenture, the Trustee or the Holders of at least 30% in aggregate principal amount of the then total outstanding Notes of such series may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes of such series to be due and payable immediately. Upon the effectiveness of such declaration, such principal, premium, if any, and interest with respect to such series of Notes shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Notes of any series if and so long as a committee of its Responsible Officers in good faith determines acceleration is not in the best interest of the Holders of such series of Notes.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (5) or (6) of Section 6.01(a), all outstanding Notes shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

In the event of a declaration of acceleration with respect to Notes of any series, the Holders of a majority in aggregate principal amount of the then total outstanding Notes of such series by written notice to the Issuers and the Trustee may on behalf of all of the Holders of such series of Notes rescind such declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such series of Notes (except nonpayment of principal, interest, Special Interest, if any, or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

Covenant Parent will be required to deliver to the Trustee, within 120 days after the end of each fiscal year of Covenant Parent, an Officer’s Certificate indicating whether the signer of the certificate knows of any failure by the Covenant Parties to comply with all conditions and covenants of this Indenture during such fiscal year.

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing with respect to Notes of any series at the time outstanding, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on such series of Notes or to enforce the performance of any provision of such series of Notes or this Indenture with respect to such series of Notes.

The Trustee may maintain a proceeding even if it does not possess any of such series of Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default with respect to such series of Notes shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then total outstanding Notes of any series by notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing Default with respect to such series of Notes and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, Special

Interest, if any, or interest on, any Note of such series held by a non-consenting Holder of such series of Notes (including in connection with an Asset Sale Offer or a Change of Control Offer); provided, subject to Section 6.02, that the Holders of a majority in aggregate principal amount of the then total outstanding Notes of such series may rescind a declaration of acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default with respect to such series of Notes shall cease to exist, and any Event of Default with respect to such series of Notes arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

Subject to the terms of the First Lien Intercreditor Agreement and Section 6.06, the Holders of a majority in principal amount of the outstanding Notes of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Notes Collateral Agent or of exercising any trust or power conferred on the Trustee or the Notes Collateral Agent with respect to such series and the Trustee and the Notes Collateral Agent may act at the direction of the Holders without liability. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note of such series or that would involve the Trustee in personal liability.

SECTION 6.06. Limitation on Suits.

Subject to the terms of the First Lien Intercreditor Agreement and Section 6.07, no Holder of a Note of a series shall have any right to institute any proceeding with respect to this Indenture or the Notes of such series or for any remedy thereunder unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default with respect to such series of Notes is continuing with respect to the Notes of such series;

(2) Holders of at least 30% in aggregate principal amount of the total outstanding Notes of such series have requested that the Trustee to pursue the remedy in writing;

(3) Holders of such series of Notes have offered and, if requested, provided to the Trustee for such Notes indemnity or security reasonably satisfactory to the Trustee against any cost, loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in aggregate principal amount of the total outstanding Notes of such series have not given the Trustee a direction inconsistent with such request within such 60-day period;

provided that the foregoing limitation shall not apply to a suit instituted by a Holder of a Note for the enforcement of payment of the principal of, premium, if any, or interest on such Note on or after the respective due date expressed in such Note.

A Holder of any series of Notes may not use this Indenture to prejudice the rights of another Holder of such series of Notes or to obtain a preference or priority over another Holder of Notes of such series.

SECTION 6.07. Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note of any series to receive payment of principal, premium, if any, Special Interest, if any, and interest on such Note, on or after the respective due dates expressed in such Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) with respect to any series of Notes occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, Special Interest, if any, and interest remaining unpaid on such Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Restoration of Rights and Remedies.

If the Trustee or any Holder of Notes of any series has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuers, the Guarantors, the Trustee and the Holders of Notes of such series shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Notes of such series shall continue as though no such proceeding has been instituted.

SECTION 6.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.12. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to Covenant Parent or an Issuer (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.13. Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

(i) to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(ii) to Holders of the applicable series of Notes for amounts due and unpaid on such Notes or such series of Notes for principal, premium, if any, Special Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes or such series of Notes for principal, premium, if any, Special Interest, if any, and interest, respectively; and

(iii) to Covenant Parent, an Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a Record Date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

SECTION 6.14. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes of any series.

ARTICLE 7

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default with respect to the Notes of any series has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default with respect to the Notes of any series:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this Section 7.01(c) does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes of any series unless the Holders of the Notes of such series have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer.

(f) [Reserved].

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes of the applicable series and this Indenture.

(h) In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including the Notes Collateral Agent.

(j) The Trustee may request that the Issuers and any Guarantor deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of Officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person specified as so authorized in any certificate previously delivered and not superseded.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes of any series and may otherwise deal with the Issuers or any Affiliate of any Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign as Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. Notice of Defaults.

If a Default with respect to any series of Notes occurs and is continuing and if it is known to the Trustee, the Trustee shall send to Holders of such series of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders of such series of Notes notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of such series of Notes. The Trustee shall not be deemed to know of any Default unless written notice of any event which is such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee.

SECTION 7.06. Reports by Trustee to Holders of the Notes.

Within 60 days after each October 15, following the issuance of a series of Notes under this Indenture, and for so long as any Notes remain outstanding, the Trustee shall send to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also send all reports as required by Trust Indenture Act Section 313(c).

A copy of each report at the time it is sent to the Holders of the Notes of any series shall be sent to the Issuers and filed with the SEC and each stock exchange on which the Notes of that series are listed in accordance with Trust Indenture Act Section 313(d). The Issuers shall promptly notify the Trustee when the Notes of any series are listed on any stock exchange.

SECTION 7.07. Compensation and Indemnity.

The Issuers and any Guarantors shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and any Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it (including the reasonable compensation and the expenses and disbursements of its agents and counsel) in addition to the compensation for its services.

The Issuers and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claim, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against any Issuer or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, any Issuer or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of its obligations hereunder. The Issuers shall defend the claim and the Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense determined to have been caused by the Trustee’s own willful misconduct, negligence or bad faith.

The obligations of the Issuers and the Guarantors, if any, under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

To secure the payment obligations of the Issuers and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes of any series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes of that series. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(5) or (6) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.

SECTION 7.08. Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign with respect to the Notes of one or more series in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then total outstanding Notes of any series may remove the Trustee with respect to that series of Notes by so notifying the Trustee and the Issuers in writing with 31 days prior written notice. The Issuers may remove the Trustee with respect to Notes of one or more series if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed with respect to the Notes of any one or more series or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee with respect to the Notes of such series. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then total outstanding Notes of such series may appoint a successor Trustee with respect to the Notes of such series to replace the successor Trustee appointed by the Issuers.

If a successor Trustee with respect to the Notes of any one or more series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuers’ expense), the Issuers or the Holders of at least 10% in aggregate principal amount of the then total outstanding Notes of the applicable series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder of Notes of the applicable series for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee with respect to the Notes of such series and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each series of Notes for which it is acting as Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders of each such series of Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

SECTION 7.11. Preferential Collection of Claims Against Issuer.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

SECTION 7.12. Escrow Authorization.

Each Holder, by its acceptance of a Note, (i) consents and agrees to the terms of the Escrow Agreement, including documents related thereto, as the same may be in effect or may be amended from time to time in writing by the parties thereto (provided that no amendment that would materially adversely affect the rights of the Holders may be effected without the consent of the Holders of a majority of the aggregate principal amount of the Notes then outstanding), and (ii) authorizes and directs the Trustee to enter into the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Fincos shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow Agreement, to assure and confirm to the Trustee the security interest contemplated by the Escrow Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purpose herein expressed. The Fincos shall take, or shall cause to be taken, any and all actions reasonably required to cause the creation and maintenance of, as security for the obligations of the Fincos under this Indenture and the Notes as provided in the Escrow Agreement, valid and enforceable first priority perfected Liens in and on all of the Escrowed Property, in favor of the Trustee for its benefit and for the benefit of the Holders, superior to and prior to the rights of third Persons and subject to no other Liens. The Trustee shall have no duty to file any financing or continuation statements or otherwise take any actions to perfect the Lien granted under the Escrow Agreement.

SECTION 7.13. Security Documents; Intercreditor Agreements.

By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Notes Collateral Agent, as the case may be, to execute and deliver the Intercreditor Agreements and any other Security Documents in which the Trustee or the Notes Collateral Agent, as applicable, is named as a party, including any Security Documents executed after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the Intercreditor Agreements or any other Security Documents, the Trustee and the Notes Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes of any series upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes of any series and the related Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of the applicable series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes, this Indenture, the Registration Rights Agreement, the Intercreditor Agreements and the Security Documents including the obligations of the Guarantors (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same, in each case, with respect to such series of Notes) except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of such series of Notes to receive payments in respect of the principal of, premium, if any, and interest and Special Interest, if any, on such Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(b) the Issuers’ obligations with respect to such series of Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(d) this Section 8.02.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.

SECTION 8.03. Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.18 and 4.19 and Section 5.01(a)(4), Section 5.01(c) and Section 5.01(d) with respect to such Notes of the applicable series on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and Notes of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of Notes of such series (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that Notes of such series shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to Notes of such series, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default with respect to Notes of such series under Section 6.01, but, except as specified above, the remainder of this Indenture and Notes of such series shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(3), 6.01(a)(4), 6.01(a)(5), (solely with respect to any Subsidiary Guarantor that is a Significant Subsidiary and any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary), 6.01(a)(6) (solely with respect to any Subsidiary Guarantor that is a Significant Subsidiary and any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary), 6.01(a)(7) and 6.01(a)(8) shall not constitute Events of Default with respect to Notes of such series.

SECTION 8.04. Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to Notes of any series:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the applicable series of Notes, cash in U.S. dollars, U.S. Government Obligations (that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized public accounting firm (insofar as any U.S. Government Obligations are so included), to pay the principal of, premium, if any, and interest due on such Notes on the Stated Maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuers must specify whether such Notes are being defeased to Maturity or to a particular Redemption Date;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of such series of Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or material instrument (other than this Indenture) to which, an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

(7) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 8.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the Notes of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes of such series and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of Notes of such series of all sums due and to become due thereon in respect of principal, premium and Special Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Notes of such series.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized public accounting firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance of the applicable series of Notes.

SECTION 8.06. Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium and Special Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium and Special Interest, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.

SECTION 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes of the applicable series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Issuers make any payment of principal of, premium and Special Interest, if any, or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of the Notes of such series to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. Without Consent of Holders of Notes.

Notwithstanding Section 9.02, the Issuers, any Guarantor (with respect to a Note Guarantee or this Indenture), the Trustee and the Notes Collateral Agent may amend or supplement this Indenture, the Registration Rights Agreement, the Security Documents, the Intercreditor Agreements or the Notes of one or more series and any related Note Guarantee without the consent of any Holder:

(1) to cure any ambiguity or omission or correct any defect or inconsistency;

(2) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture, in each case as shall not adversely affect the interests of any Holders of the Notes of such series in any material respect;

(3) to evidence the succession of another Person to an Issuer or any Guarantor and the assumption by any such successor of the covenants, agreements and obligations of such Issuer or Guarantor, as the case may be, under the Notes, the Note Guarantees, this Indenture, the Security Documents, the Intercreditor Agreements or the Registration Rights Agreement, as described in Section 5.01;

(4) to surrender any right or power conferred upon the Issuers with respect to such series or to add further covenants, restrictions, conditions or provisions relating to the Issuers or the Guarantors for the protection of the Holders of any series of the Notes, and to add any additional defaults or Events of Default with respect to such series for the Issuers’ or any Guarantor’s failure to comply with any such further covenants, restrictions, conditions or provisions;

(5) to modify or amend this Indenture in such a manner to permit the qualification of this Indenture or any supplemental indenture under the Trust Indenture Act;

(6) to add Note Guarantees with respect to any or all of the Notes of such series or to release any Guarantor or Note Guarantee if at the time of such release such Guarantor is not otherwise required to be a Guarantor;

(7) to add Collateral with respect to any or all the Notes of such series;

(8) to provide for the issuance of Additional Notes in accordance with the terms of this Indenture;

(9) to make any change that does not adversely affect the rights of any Holder of Notes of such series;

(10) to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Notes of such series;

(11) to comply with the rules of any applicable securities depositary;

(12) to provide for the issuance of Exchange Notes or private exchange notes (which shall be identical to Exchange Notes except that they will not be freely transferable) in exchange for Notes of such series and which shall be treated, together with any outstanding Notes of such series, as a single class of securities;

(13) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(14) to conform the text of this Indenture, the Notes of any series, any related Note Guarantee, the Intercreditor Agreements, any Security Document or the Registration Rights Agreement to any provision of the “Description of Notes” or “Exchange Offer; Registration Rights” sections of the Offering Memorandum the extent that such provisions in the “Description of Notes” or “Exchange Offer; Registration Rights” sections of the Offering Memorandum were intended to be a verbatim recitation of a provision in this Indenture, such Notes, such Note Guarantee, the Intercreditor Agreements, such Security Document or the Registration Rights Agreement;

(15) to make any amendment to the provisions of this Indenture relating to the transfer and legending of any Notes or Exchange Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in such Notes or Exchange Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not adversely affect the rights of Holders to transfer such Notes or Exchange Notes;

(16) in the case of any Security Document, to include therein any legend required to be set forth therein pursuant to the Intercreditor Agreements or to modify any such legend as required by the Intercreditor Agreements;

(17) to release Collateral from the Lien securing the Notes of such series when permitted or required by the Security Documents, this Indenture or the Intercreditor Agreements;

(18) to enter into any intercreditor agreement having substantially similar terms with respect to the Holders as those set forth in the First Lien Intercreditor Agreement or the Second Lien Intercreditor Agreement, taken as a whole, or any joinder thereto;

(19) with respect to the Security Documents, as provided in the Intercreditor Agreements (including to add or replace First Lien Secured Parties or Second Lien Secured Parties);

(20) to establish the form or terms of Notes of any series as permitted by Section 2.01; or

(21) to enter into the supplemental indentures governing each series of Initial Notes, the Effective Date Issuers Supplemental Indenture and the Effective Date Guarantor Supplemental Indenture.

Upon the request of the Issuers accompanied by a resolution of their Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee and/or the Notes Collateral Agent shall join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture, Registration Rights Agreement, Security Documents or Intercreditor Agreements authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, provided that the Trustee and/or the Notes Collateral Agent may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture, Registration Rights Agreement, Security Documents or Intercreditor Agreements that affect its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the execution and delivery of the Effective Date Issuers Supplemental Indenture or the Effective Date Guarantor Supplemental Indenture. The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

SECTION 9.02. With Consent of Holders of Notes.

Except as provided below in this Section 9.02 with respect to each series of Notes, the Issuers, any Guarantor (with respect to a Note Guarantee or this Indenture), the Trustee and the Notes Collateral Agent may amend or supplement this Indenture, the Notes of one or more series, the Security Documents, the Intercreditor Agreements, the Note Guarantees and the Registration Rights Agreement with the consent of the Holders of at least a majority in aggregate principal amount of the Notes of such series (including Additional Notes of such series, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the applicable series of Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default with respect to such series of Notes (other than a Default or Event of Default in the payment of the principal of, premium and Special Interest, if any, or interest on such Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance in respect of a series of Notes with any provision of this Indenture, the Security Documents, the Intercreditor Agreements, the Registration Rights Agreement, the Note Guarantees or such series of Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series (including Additional Notes of such series, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes of such series). Section 2.08 and Section 2.09 shall determine which Notes of such series are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Issuers accompanied by a resolution of their Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee and/or the Notes Collateral Agent shall join with the Issuers in the execution of such amended or supplemental indenture, Registration Rights Agreement, Security Documents or Intercreditor Agreements unless such amended or supplemental indenture, Registration Rights Agreement, Security Documents or Intercreditor Agreements directly affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture, Registration Rights Agreement, Security Documents or Intercreditor Agreements.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall deliver to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each Holder of Notes affected thereby, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any such Note;

(2) reduce the principal amount of, or the rate of interest on, any such Note;

(3) reduce any premium, if any, or Redemption Price payable upon the redemption of any such Note;

(4) reduce the amount of the principal of an original discount Note that would be due and payable upon a declaration of acceleration of the Maturity thereof;

(5) change any place of payment where, or the coin or currency in which, the principal of, premium, if any, or interest on any such Note is payable;

(6) amend the contractual right expressly set forth in this Indenture or any Note of any Holder to institute suit for the enforcement of any payment of principal of, premium, if any, or interest or Special Interest, if any, on such Note on or after the Stated Maturity or Redemption Date of any such Note;

(7) reduce the percentage in principal amount of the outstanding Notes of any series, the consent of whose Holders is required to approve any such modification or amendment or for any waiver of compliance with, or Defaults under, this Indenture;

(8) modify any of the provisions in Sections 6.04 and 6.05, except to increase any percentage vote required or to provide that certain other provisions of this Indenture may not be modified or waived without the consent of the Holder of each Note affected thereby; or

(9) modify any of the above provisions.

Notwithstanding the foregoing, without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes of a series then outstanding, no amendment or waiver may (A) make any change in any Security Document, the Intercreditor Agreements or the provisions in this Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Obligations in respect of the Notes of such series or (B) change or alter the priority of the Liens securing the Obligations in respect of the Notes of such series in any material portion of the Collateral in any way adverse to the Holders of the Notes of such series in any material respect, other than, in each case, as provided under the terms of the Security Documents or the Intercreditor Agreements.

SECTION 9.03. [Reserved].

SECTION 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuers may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a Record Date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 120 days after such Record Date unless the consent of the requisite number of Holders has been obtained.

SECTION 9.05. Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes of a series may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes of such series that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee to Sign Amendments, Etc..

The Trustee and the Notes Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Notes Collateral Agent. The Issuers may not sign an amendment, supplement or waiver until their Boards of Directors approve it. In executing any amendment, supplement or waiver, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03). Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee and the Notes Collateral Agent to execute the Effective Date Issuers Supplemental Indenture and the Effective Date Guarantor Supplemental Indenture.

ARTICLE 10

NOTE GUARANTEES

SECTION 10.01. Note Guarantee.

Subject to this Article 10, from and after the consummation of the Mergers and upon the execution and delivery of the Effective Date Guarantor Supplemental Indenture or any other supplemental indenture to this Indenture, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and the Notes Collateral Agent and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of, premium, if any, or interest and Special Interest, if any, on the Notes shall be promptly paid in full when due, whether at Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee and the Notes Collateral Agent hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against any Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Notes Collateral Agent, the Trustee or any Holder in enforcing any rights under this Section 10.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against an Issuer for liquidation or reorganization, should such Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Note Guarantee issued by any Guarantor shall be a general senior obligation of such Guarantor and shall be pari passu in right of payment with all existing and future Senior Indebtedness of such Guarantor (including its guarantee of all Obligations under the Senior Credit Facilities).

Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 10.02. Limitation on Guarantor Liability.

From and after the consummation of the Mergers and upon the execution and delivery of the Effective Date Guarantor Supplemental Indenture or any other supplemental indenture to this Indenture, each Guarantor who executes such supplemental indenture, and by its acceptance of Notes, each Holder, confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

SECTION 10.03. Execution and Delivery.

To evidence its Note Guarantee set forth in Section 10.01, after the consummation of the Mergers, each Guarantor shall execute the supplemental indenture substantially in the form set forth in Exhibit D-2 or such other supplemental indenture to this Indenture (including substantially in the form of the supplemental indenture set forth in Exhibit D-3).

Upon the execution and delivery of the Effective Date Guarantor Supplemental Indenture or any other supplemental indenture to this Indenture, each Guarantor who executes such supplemental indenture agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

If an Officer whose signature is on a supplemental indenture to this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.15, Covenant Parent shall cause any of its Domestic Subsidiaries that is a Wholly-Owned Subsidiary (other than the Issuers, the Guarantors, a Receivables Subsidiary or a Credit Facilities Unrestricted Subsidiary) to comply with the provisions of Section 4.15 and this Article 10, to the extent applicable.

SECTION 10.04. Subrogation.

Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuers in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under this Indenture or the Notes shall have been paid in full.

SECTION 10.05. Benefits Acknowledged.

Upon the execution and delivery of the Effective Date Guarantor Supplemental Indenture or any other supplemental indenture to this Indenture, each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 10.06. Release of Note Guarantees.

Each Note Guarantee of a series of Notes by a Guarantor shall provide by its terms that its Obligations under this Indenture with respect to such series and such Note Guarantee shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuers or the Trustee is required for the release of such Guarantor’s Note Guarantee, upon:

(1) in the case of a Subsidiary Guarantor, any sale, exchange, transfer or other disposition (by merger, consolidation, amalgamation, dividend, distribution or otherwise) of (i) the Capital Stock of such Subsidiary Guarantor, after which such Subsidiary Guarantor is no longer a direct or indirect Subsidiary of Covenant Parent or (ii) all or substantially all of the assets of such Subsidiary Guarantor to a non-Affiliate, in each case, if such sale, exchange, transfer or other disposition is not prohibited by the applicable provisions of this Indenture;

(2) the release or discharge of the guarantee by, or direct obligation of, such Subsidiary Guarantor with respect to the Senior Credit Facilities (including as a result of such Subsidiary Guarantor being designated as an “Unrestricted Subsidiary” under the Senior Credit Facilities) or the release or discharge of such other guarantee or direct obligation that resulted in the creation of such Note Guarantee, except a discharge or release by or as a result of payment under such guarantee or direct obligation (it being understood that a release subject to a contingent reinstatement is still a release);

(3) with respect to such series of Notes, the Issuers exercising the legal defeasance option or covenant defeasance option with respect to such series in accordance with Article 8 or the Issuers’ obligations under this Indenture with respect to such series being discharged in accordance with the terms of this Indenture;

(4) the merger, amalgamation or consolidation of any Subsidiary Guarantor with and into an Issuer or another Subsidiary Guarantor that is the surviving Person in such merger, amalgamation or consolidation, or upon the liquidation of a Subsidiary Guarantor; or

(5) in the case of a Subsidiary Guarantor, upon the occurrence of an Investment Grade Event.

ARTICLE 11

SATISFACTION AND DISCHARGE

SECTION 11.01. Satisfaction and Discharge of Indenture.

This Indenture shall upon the Issuers’ request cease to be of further effect with respect to any series of Notes specified by the Issuers and any related Note Guarantees (except as to any surviving rights of registration of transfer or exchange of Notes of any series herein expressly provided for), and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series of Notes, when:

(1) either (A) all Notes of such series theretofore authenticated and delivered (other than (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers or the Guarantors and thereafter repaid to the Issuers or the Guarantors or discharged from such trust), have been delivered to the Trustee for cancellation; or

(B) all Notes of such series not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable by reason of the making of a notice of redemption or otherwise; or

(ii) will become due and payable at their Stated Maturity within one year; or

(iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers;

and the Issuers or any Guarantor, in the case of (i), (ii) or (iii) of clause (B) above, have (x) irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes of such series, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, Special Interest, if any, reasonably determinable by the Issuers (in the exercise of their sole and absolute discretion) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, and (y) delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such series of Notes at Maturity or the Redemption Date;

(2) the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers with respect to such series of Notes; and

(3) the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series of Notes have been complied with.

In the event there are outstanding Notes of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to the Notes of such series to which it is Trustee and if the other conditions thereto are met. In the event there are two or more Trustees with respect to a series of Notes hereunder, then the effectiveness of any such instrument shall be conditioned upon receipt of such instruments from all Trustees with respect to the applicable series of Notes hereunder.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of this Section 11.01, the obligations of the Trustee under Section 11.02 and Section 8.06 shall survive.

SECTION 11.02. Application of Trust Money.

Subject to the provisions of Section 8.06, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto as set forth in the Registrar, of the principal, premium and Special Interest, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, any Issuer’s and any Guarantor’s obligations under this Indenture and such series of Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuers have made any payment of principal of, premium or interest on any Notes of such series because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 12

COLLATERAL

SECTION 12.01. Security Documents. From and after the consummation of the Mergers and upon the execution and delivery of the Intercreditor Agreements and the Security Documents, the due and punctual payment of the principal of, premium, if any, Special Interest, if any, or interest on any series of Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at Maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, Special Interest, if any, or interest on such series of Notes and performance of all other Obligations of the Covenant Parties to the Holders or the Trustee under this Indenture, such

Notes, the related Note Guarantees, the Intercreditor Agreements and the Security Documents with respect to such series of Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure First Lien Notes Obligations, subject to the terms of the Intercreditor Agreements. The Trustee and the Covenant Parties hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Holders of such series of Notes, the Trustee and the Notes Collateral Agent and pursuant to the terms of the Security Documents and the Intercreditor Agreements. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreements, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and the Intercreditor Agreements on the Escrow Release Date, and at any time after the Escrow Release Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith. Upon the execution and delivery of the Security Documents, the Issuers shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 12.01, to assure and confirm to the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Issuers and Covenant Parent shall, and shall cause the other Covenant Parties to, take any and all actions and make all filings (including the filing of UCC financing statements, continuation statements and amendments thereto) required to cause the Security Documents to create and maintain, as security for the Obligations of the other Covenant Parties to the secured parties under this Indenture, the Notes, the Note Guarantees, the Intercreditor Agreements and the Security Documents, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreements and the Security Documents), in favor of the Notes Collateral Agent for the benefit of the Holders and the Trustee subject to no Liens other than Permitted Liens. It is further understood and agreed that there shall be no Security Document (or other security agreements or pledge agreements) governed under the laws of any non-U.S. jurisdiction.

SECTION 12.02. Release of Collateral.

(a) Collateral may be released from the Lien and security interest created by the Security Documents at any time and from time to time with respect to any series of Notes in accordance with the provisions of the Security Documents, the Intercreditor Agreements and this Indenture. Notwithstanding anything to the contrary in the Security Documents, the Intercreditor Agreements and this Indenture, the Issuers and the Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes of any series and the First Lien Notes Obligations under any one or more of the following circumstances:

(1) to enable any Covenant Party to consummate the sale, transfer or other disposition of such property or assets to the extent not prohibited under Section 4.10 hereof;

(2) in the case of a Guarantor that is released from its Note Guarantee with respect to the Notes of such series pursuant to the terms of this Indenture, upon the release from such Note Guarantee;

(3) with respect to Collateral that is Capital Stock, upon (i) the dissolution or liquidation of the issuer of that Capital Stock that is not prohibited by this Indenture or (ii) upon the designation by Covenant Parent of the issuer of that Capital Stock as an “Unrestricted Subsidiary” under the Senior Credit Facilities in compliance with the terms of the Senior Credit Facilities;

(4) with respect to any Collateral that becomes an “Excluded Asset,” upon it becoming an Excluded Asset;

(5) upon the occurrence of an Investment Grade Event;

(6) in accordance with Section 4.12(d);

(7) to the extent the Liens on the Collateral securing the Senior Credit Facility Obligations are released by the Bank Collateral Agent (other than any release by, or as a result of, payment of the Senior Credit Facility Obligations), upon the release of such Liens;

(8) in connection with any enforcement action taken by the Controlling Collateral Agent (as defined in the First Lien Intercreditor Agreement) in accordance with the terms of the First Lien Intercreditor Agreement; or

(9) as described in Article 9 hereof.

(b) The Liens on the Collateral securing any series of Notes and the related Note Guarantees with respect to such series also will be terminated and released:

(1) upon payment in full of the principal of, together with accrued and unpaid interest on, the Notes of such series and all other Obligations with respect to such series under this Indenture, the related Note Guarantees and the Security Documents with respect to such series that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid;

(2) upon a Legal Defeasance or Covenant Defeasance under this Indenture with respect to such series as described under Sections 8.02 and 8.03, respectively, or a satisfaction and discharge of this Indenture with respect to such series as described under Section 11.01; or

(3) pursuant to the Intercreditor Agreements and the Security Documents with respect to such series.

(c) Any Lien on any Collateral may be released or subordinated to the holder of any Lien on such Collateral securing any Capitalized Lease Obligations or any Lien on such Collateral that is permitted by clause (12) or (16) of the definition of “Permitted Liens” to the extent required by the terms of the Obligations secured by such Liens.

(d) Except as provided under Section 4.12, following the occurrence of a Release Event, the Notes and the Note Guarantees will not be secured by any assets or property, regardless of whether any Post-Release Event Note Guarantees have been provided by any Subsidiary of Covenant Parent.

(e) With respect to any release of Collateral, upon receipt of an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture, the Security

Documents and the Intercreditor Agreements, as applicable, to such release have been met and that it is permitted for the Trustee or Notes Collateral Agent to execute and deliver the documents requested by the Issuers in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuers, the Trustee and the Notes Collateral Agent shall, execute, deliver or acknowledge (at the Issuers’ expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Security Documents or the Intercreditor Agreements.

Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document or in the Intercreditor Agreements to the contrary, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.

Any certificate or opinion required by Section 314(d) of the Trust Indenture Act in connection with obtaining the release of Collateral may be made by an Officer of a Covenant Party, except in cases where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent engineer, appraiser or other expert. Notwithstanding anything to the contrary in this Indenture, no Covenant Party shall be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine in good faith, based on the advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or the relevant portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.

SECTION 12.03. Suits to Protect the Collateral. Subject to the provisions of Article 7 and the Security Documents and the Intercreditor Agreements, the Trustee may or may direct the Notes Collateral Agent to take all actions it determines in order to:

(a) enforce any of the terms of the Security Documents; and

(b) collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents and the Intercreditor Agreements, the Trustee and the Notes Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders of any series of Notes in the Collateral, as applicable. Nothing in this Section 12.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.

SECTION 12.04. Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders of the applicable series of Notes distributed under the Security Documents, and to make further distributions of such funds to the Holders of such Notes according to the provisions of this Indenture.

SECTION 12.05. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral

Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 12 to be sold be under any obligation to ascertain or inquire into the authority of the applicable Covenant Party to make any such sale or other transfer.

SECTION 12.06. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon a Covenant Party with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of a Covenant Party or of any Officer or Officers thereof required by the provisions of this Article 12; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 12.07. Release Upon Termination of the Issuers’ Obligations. In the event that the Issuers deliver to the Trustee an Officer’s Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest on, any series of Notes and all other Obligations under this Indenture with respect to such series of Notes, such Notes, the related Note Guarantees and the Security Documents with respect to such series of Notes that were due and payable at or prior to the time such principal, together with accrued and unpaid interest, were paid or (ii) the Issuers shall have either (x) exercised their Legal Defeasance option or their Covenant Defeasance option with respect to any series of Notes, in each case in compliance with the provisions of Article 8 or (y) satisfied and discharged this Indenture as to such series of Notes in compliance with the provisions of Article 11, and in each case of (i) and (ii), an Opinion of Counsel stating that all conditions precedent to the release of such Lien in the Collateral by the Trustee have been satisfied, the Trustee and the Notes Collateral Agent shall deliver to the Issuers a release of Lien in the Collateral with respect to such series of Notes without recourse, representations or warranties and shall do or cause to be done (at the expense of the Issuers) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable.

SECTION 12.08. Notes Collateral Agent.

(a) The Issuers and each of the Holders by acceptance of the Notes hereby designates and appoints the Notes Collateral Agent as its agent under this Indenture, the Security Documents and the Intercreditor Agreements and the Issuers and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents and the Intercreditor Agreements and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent with respect to such Holder’s series of Notes by the terms of this Indenture, the Security Documents and the Intercreditor Agreements, and consents and agrees to the terms of the Intercreditor Agreements and each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 12.08. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provision of this Indenture, the Intercreditor Agreements and the Security Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein with respect to such Holder’s series of Notes and therein shall be authorized and binding upon such Holder. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Intercreditor Agreements, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents and the Intercreditor Agreements to

which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Covenant Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Intercreditor Agreements or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Notes Collateral Agent may perform any of its duties under this Indenture, the Security Documents or the Intercreditor Agreements by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Notes Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care.

(c) None of the Notes Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document or the Intercreditor Agreements or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuers or any other Covenant Party or Affiliate of any Covenant Party, or any Officer or Related Person thereof, contained in this Indenture, the Security Documents or the Intercreditor Agreements, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Security Documents or the Intercreditor Agreements, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Security Documents or the Intercreditor Agreements, or for any failure of any Covenant Party or any other party to this Indenture, the Security Documents or the Intercreditor Agreements to perform its obligations hereunder or thereunder. None of the Notes Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Security Documents or the Intercreditor Agreements or to inspect the properties, books, or records of any Covenant Party or any Covenant Party’s Affiliates.

(d) The Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuers or any other Covenant Party), independent accountants and other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Security Documents or the Intercreditor Agreements with respect to any series of Notes unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes of such series as it determines and, if it so requests, it shall first be offered security or indemnity to its satisfaction by the Holders of such Notes against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Security Documents or the Intercreditor Agreements with respect to any series of Notes in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders of such Notes.

(e) The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default with respect to any series of Notes, unless a Responsible Officer of the Notes Collateral Agent shall have received written notice from the Trustee or the Issuers referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the applicable series of Notes (subject to this Section 12.08).

(f) The Notes Collateral Agent may resign at any time with respect to the Notes of one or more series by notice to the Trustee and the Issuers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Issuers shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Trustee, at the direction of the Holders of a majority of the aggregate principal amount of such series of Notes then outstanding, may appoint a successor collateral agent with respect to such series of Notes, subject to the consent of the Issuers (which consent shall not be unreasonably withheld and which shall not be required during a continuing Event of Default). If no successor collateral agent is appointed and consented to by the Issuers pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 12.08 (and Section 7.07) shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

(g) The Trustee shall initially act as Notes Collateral Agent and shall be authorized to appoint co-Notes Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreements, neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The

Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h) The Notes Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Effective Date, (ii) enter into the Intercreditor Agreements, (iii) make the representations of the Holders set forth in the Security Documents and Intercreditor Agreements, (iv) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreements and (v) perform and observe its obligations under the Security Documents and the Intercreditor Agreements.

(i) If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent such proceeds to be applied by the Notes Collateral Agent pursuant to the terms of this Indenture, the Security Documents and the Intercreditor Agreements.

(j) The Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Issuers, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.

(k) The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Covenant Party or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Covenant Party’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreements with respect to any series of Notes other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of such series of Notes or as otherwise provided in the Security Documents.

(l) If the Issuers or any Guarantor (i) incurs any obligations in respect of First Lien Obligations or Second Lien Obligations at any time when no applicable intercreditor agreement is in effect or at any time when Indebtedness constituting First Lien Obligations or Second Lien Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Notes Collateral Agent an Officer’s Certificate so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the applicable Intercreditor

Agreement) in favor of a designated agent or representative for the holders of the First Lien Obligations or Second Lien Obligations so incurred, together with an Opinion of Counsel, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuers, including legal fees and expenses of the Notes Collateral Agent), bind the Holders of the applicable series of Notes secured as provided in the Security Documents and this Article 12 on the terms set forth therein and perform and observe its obligations thereunder; provided that neither an Officer’s Certificate nor an Opinion of Counsel shall be required in connection with the applicable Intercreditor Agreements to be entered into by the Notes Collateral Agent on the Effective Date.

(m) No provision of this Indenture, the Intercreditor Agreements or any Security Document shall require the Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Notes Collateral Agent) if it shall have received indemnity satisfactory to the Notes Collateral Agent and the Trustee against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreements or the Security Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Issuers or the Holders to be sufficient.

(n) The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreements and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Issuers (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.

(o) Neither the Notes Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts caused by, directly or indirectly, forces beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Notes Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(p) The Notes Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Issuers or any other Covenant Party under this Indenture, the Intercreditor Agreements and the Security Documents. The Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Security Documents, the Intercreditor Agreements or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreements or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreements and any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Intercreditor Agreements and the Security Documents. The Notes Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreements and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreements and any Security Documents. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreements and the Security Documents unless expressly set forth hereunder or thereunder. The Notes Collateral Agent shall have the right at any time to seek instructions from the Holders of the applicable series of Notes with respect to the administration of this Indenture, the Security Documents and the Intercreditor Agreements.

(q) The parties hereto and the Holders hereby agree and acknowledge that neither the Notes Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreements, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreements and the Security Documents, the Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Notes Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Notes Collateral Agent or the Trustee’s sole discretion may cause the Notes Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Notes Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, the Notes Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Notes Collateral Agent nor the Trustee shall be liable to the Issuers, Covenant Parent, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Notes Collateral Agent or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Notes Collateral Agent or the Trustee) other than the Issuers, the Covenant Parent or the Guarantors, Holders of a majority in aggregate principal amount of the then outstanding Notes of any series affected thereby shall direct the Notes Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Notes Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.

(r) Upon the receipt by the Notes Collateral Agent of a written request of the Issuers signed by an Officer (a “Security Document Order”), the Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document or amendment or supplement thereto, to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 12.08(r), and (ii) instruct the Notes Collateral Agent to execute and enter into such Security Document or amendment or supplement thereto. Any such execution of a Security Document or amendment or supplement thereto, shall be at the direction and expense of the Issuers, upon delivery to the Notes Collateral Agent of an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document or amendment or supplement thereto, have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Notes Collateral Agent to execute such Security Documents or amendment or supplement thereto.

(s) Subject to the provisions of the applicable Security Documents and the Intercreditor Agreements, each Holder, by acceptance of the Notes, agrees that the Notes Collateral Agent shall execute and deliver the Intercreditor Agreements and the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreements or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction with respect to any series of Notes without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series or the Trustee, as applicable.

(t) After the occurrence and continuance of an Event of Default with respect to any series of Notes, the Trustee, acting at the direction of the Holders of a majority of the aggregate principal amount of the then outstanding Notes of such series, may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents or the Intercreditor Agreements.

(u) The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents or the Intercreditor Agreements and to the extent not prohibited under the Intercreditor Agreements, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.13 and the other provisions of this Indenture.

(v) In each case that the Notes Collateral Agent may or is required hereunder or under any Security Document or any Intercreditor Agreement to take any action (an “Action”) with respect to any series of Notes, including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document or any Intercreditor Agreement, the Notes Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series. If the Notes Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series with respect to any Action relating to such series, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(w) Notwithstanding anything to the contrary in this Indenture or in any Security Document or any Intercreditor Agreement, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the Security Documents or the Intercreditor Agreements (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(x) Before the Notes Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuers or the Guarantors, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of this Section 12.08. The Notes Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(y) Notwithstanding anything to the contrary contained herein, the Notes Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee solely with respect to the Security Documents and the Collateral.

SECTION 12.09. Limitations on Pledged Collateral

(a) Upon registration of any series of Notes pursuant to the Registration Rights Agreement, the Capital Stock and other securities of an Affiliate of the Issuers will constitute Collateral only to the extent that the pledge of such Capital Stock and other securities in respect of such series of Notes or any other series of SEC-registered secured debt securities of Denali and its Subsidiaries will not result in the requirement to file separate financial statements of such Affiliate with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Affiliate of the Issuers due to the fact that such Affiliate’s Capital Stock or other securities secure any series of Notes or any other series of SEC-registered secured debt securities of Denali and its Subsidiaries, then the Capital Stock or other securities of such Affiliate will automatically be deemed not to be part of the Collateral securing the Notes but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence. In such event, this Agreement and the other Security Documents may be amended or modified, without the consent of any Holder of any series of Notes, to the extent necessary to exclude such shares of Capital Stock or other securities that are so deemed to not constitute part of the Collateral.

(b) In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Affiliate’s Capital Stock or other securities to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Affiliate, then the Capital Stock of such Affiliate will automatically be deemed to be a part of the Collateral. In such event, this Agreement and the other Security Documents may be amended or modified, without the consent of any Holder of any series of Notes, to the extent necessary to add such shares of Capital Stock or other securities that are so deemed to constitute part of the Collateral.

SECTION 12.10. Other Limitations.

(a) Liens required to be granted from time to time pursuant to this Indenture shall be subject to exceptions and limitations set forth in the Security Documents;

(b) control agreements or other control or similar arrangements shall not be required with respect to deposit accounts, securities accounts, commodities accounts or other assets requiring perfection by control agreements;

(c) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States (including any Equity Interests of any Foreign Subsidiary and foreign intellectual property) or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no Security Document (or other security agreements or pledge agreements) governed under the laws of any non-U.S. jurisdiction); and

(d) no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of a UCC financing statement).

ARTICLE 13

MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls.

If, following the qualification of this Indenture under the Trust Indenture Act, any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

SECTION 13.02. Notices.

Any notice or communication by an Issuer, any Guarantor, the Trustee or the Notes Collateral Agent to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address, or given electronically:

If to an Issuer and/or any Guarantor:

c/o Dell Inc.

One Dell Way

Round Rock, Texas 78682

Fax No.: (512) 283-0544

Attention: Janet B. Wright

Email: Janet_Wright@Dell.com

If to the Trustee or the Notes Collateral Agent:

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th Floor

Houston, TX 77002

Fax No.: (713) 483-6954

Attention: Corporate Trust Administration

Any Issuer, any Guarantor, the Trustee or the Notes Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, and at the time sent, if given electronically; provided that any notice or communication delivered to the Trustee or the Notes Collateral Agent shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Notwithstanding anything to the contrary contained herein, as long as any series of Notes are in the form of a Global Note, notice to the Holders of such series of Notes may be made electronically in accordance with procedures of the Depositary for such Note.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If an Issuer delivers a notice or communication to Holders, it shall deliver a copy to the Trustee and the Notes Collateral Agent at the same time.

The Trustee or the Notes Collateral Agent agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the Issuers, any Guarantor or any Holder elects to give the Trustee or the Notes Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or the Notes Collateral Agent in its discretion elects to act upon such instructions, the Trustee’s or the Notes Collateral Agent’s understanding of such instructions shall be deemed controlling. Neither the Trustee nor the Notes Collateral Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Notes Collateral Agent’s reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or the Notes Collateral Agent, including without limitation the risk of the Trustee or the Notes Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 13.03. Communication by Holders of Notes with Other Holders of Notes.

Holders of Notes of any series may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders of such series of Notes or other series of Notes with respect to their rights under this Indenture or such series of Notes or all Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by an Issuer or any of the Guarantors to the Trustee to take any action under this Indenture, such Issuer or such Guarantor, as the case may be, shall furnish to the Trustee or, if such action relates to a Security Document or an Intercreditor Agreement, the Notes Collateral Agent:

(a) An Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or the Notes Collateral Agent, as applicable (which shall include the statements set forth in Section 13.05), stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; provided that an Officer’s Certificate shall not be required in connection with the entering into of the Effective Date Issuers Supplemental Indenture, the Effective Date Guarantor Supplemental Indenture, the Security Documents and the Intercreditor Agreements on the Escrow Release Date; and

(b) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided that an Opinion of Counsel shall not be required in connection with the entering into of the Effective Date Issuers Supplemental Indenture, the Effective Date Guarantor Supplemental Indenture, the Security Documents and the Intercreditor Agreements on the Escrow Release Date.

SECTION 13.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 13.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, manager, officer, employee, incorporator, member, partner or stockholder of an Issuer or any Guarantor or any of their parent companies or entities (other than such Issuer in respect of the Notes and each Guarantor in respect of its Note Guarantee) shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Note Guarantees, the Security Documents, the Intercreditor Agreements, the Registration Rights Agreement or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.08. Governing Law; Submission to Jurisdiction.

THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereto hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, any Note Guarantee and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

SECTION 13.09. Waiver of Jury Trial.

EACH OF THE ISSUERS, THE GUARANTORS, THE TRUSTEE AND THE NOTES COLLATERAL AGENT, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 13.10. Force Majeure.

In no event shall the Trustee or the Notes Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

SECTION 13.11. Foreign Account Tax Compliance Act (FATCA).

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to this Indenture, the Issuers agree (i) to use commercially reasonable efforts to provide to the Trustee sufficient information about Holders or other applicable parties and/or transactions related to this Indenture (including any modification to the terms of such transactions) so that the Trustee can determine whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability. The terms of this Section 13.11 shall survive the termination of this Indenture.

SECTION 13.12. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of Denali, Denali Intermediate, Dell and their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13. Qualification of Indenture.

The Issuers and the Guarantors shall qualify this Indenture with respect to the series of Notes which are subject to a registration statement filed pursuant to the Registration Rights Agreement under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuers, the Guarantors and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and such series of Notes and printing this Indenture and such Notes. The Trustee shall be entitled to receive from the Issuers and the Guarantors any such Officer’s Certificates, Opinion of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

SECTION 13.14. Successors.

All agreements of the Issuers in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee and the Notes Collateral Agent in this Indenture shall bind each of their respective successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

SECTION 13.15. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.16. Intercreditor Agreements.

Reference is made to the Intercreditor Agreements. Each Holder, by its acceptance of a Note, (a) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements and (b) authorizes and instructs the Trustee and the Notes Collateral Agent to enter into the Intercreditor Agreements as Trustee and as Notes Collateral Agent, as the case may be, and on behalf of such Holder, including without limitation, making the representations of the Holders contained therein. The foregoing provisions are intended as an inducement to the lenders under the Senior Credit Facilities to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreements.

SECTION 13.17. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 13.18. Table of Contents, Headings, Etc..

The Table of Contents, Cross Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.19. No Adverse Interpretation of Other Agreement.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or any other Covenant Party or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

[Signatures on following page]

DIAMOND 1 FINANCE CORPORATION

By:	/s/ Janet B. Wright
	Name:	Janet B. Wright
	Title:	Vice-President & Assistant Secretary

DIAMOND 2 FINANCE CORPORATION

By:	/s/ Janet B. Wright
	Name:	Janet B. Wright
	Title:	Vice-President & Assistant Secretary

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A.,
as Trustee and Notes Collateral Agent

By:	/s/ R. Tarnas
	Name:	R. Tarnas
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [            ]

ISIN [            ]

[[RULE 144A][REGULATION S] [GLOBAL] NOTE

representing up to

$        ]

[    ]% First Lien Notes due [                    ]

No.	[$ ]

DIAMOND 1 FINANCE CORPORATION

and

DIAMOND 2 FINANCE CORPORATION

promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of              United States Dollars] on [                    ].

Interest Payment Dates: [                    ] and [                    ]

Record Dates: [                    ] and [                    ]

IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.

Dated:

DIAMOND 1 FINANCE CORPORATION

By:
Name:
Title:

DIAMOND 2 FINANCE CORPORATION

By:
Name:
Title:

This is one of the [    ] Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

Dated:

By:
Authorized Signatory

[Back of Note]

[    ]% First Lien Notes due [                    ]

Capitalized terms used herein shall have the meanings assigned to them in the Base Indenture referred to below unless otherwise indicated.

1. INTEREST. Diamond 1 Finance Corporation, a Delaware corporation (“Finco 1”), and Diamond 2 Finance Corporation, a Delaware corporation (“Finco 2” and, together with Finco 1, the “Fincos”), promise to pay interest on the principal amount of this Note, subject to adjustment pursuant to Section 2 of this Note, at [    ]% per annum (the “Original Interest Rate”), from [                    ] until Maturity and shall pay Special Interest, if any, payable pursuant to the Registration Rights Agreement. Upon consummation of the Transactions, (x) Finco 1 will merge with and into Dell International and Dell International will assume the obligations of Finco 1 pursuant to the Effective Date Issuers Supplemental Indenture and (y) Finco 2 will merge with and into EMC and EMC will assume the obligations of Finco 2 pursuant to the Effective Date Issuers Supplemental Indenture, in each case under this Note. The Issuers shall pay interest and Special Interest, if any, semi-annually in arrears on [                    ] and [                    ] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [                    ]; provided that the first Interest Payment Date shall be [                    ]. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any, from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. This note is one of the series designated on the face hereof (individually, a “Note” and, collectively, the “Notes”).

2. [INTEREST RATE ADJUSTMENT.The interest rate payable on the Notes shall be subject to adjustment from time to time if either Moody’s or S&P (or, if applicable, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuers under the Indenture, as a replacement for Moody’s or S&P, or both, as the case may be (each, a “Substitute Rating Agency”)) downgrades (or subsequently upgrades) its rating assigned to the Notes, as set forth below. Each of Moody’s, S&P and any Substitute Rating Agency is an “Interest Rate Rating Agency,” and together they are “Interest Rate Rating Agencies.”

The Trustee shall not be responsible for monitoring the ratings of the Notes. The Issuers shall notify the Trustee in writing of any adjustment to the interest rate due to a ratings change pursuant to this Section 2 or clause (e) of the Notes Supplemental Indenture (as defined below).

If the rating of the Notes from one or both of Moody’s or S&P (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in either of the immediately following tables, the interest rate on the Notes shall increase from the Original Interest Rate by an amount equal to the sum of the percentages per annum set forth in the following tables opposite those ratings:

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency therefor.

For purposes of making adjustments to the interest rate on the Notes, the following rules of interpretation will apply:

(1) if at any time less than two Interest Rate Rating Agencies provide a rating on the Notes for reasons not within the Issuers’ control (i) the Issuers will use commercially reasonable efforts to obtain a rating on the Notes from a Substitute Rating Agency for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above, (ii) such Substitute Rating Agency will be substituted for the last Interest Rate Rating Agency to provide a rating on the Notes but which has since ceased to provide such rating, (iii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior secured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Issuers and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and (iv) the interest rate on the Notes will increase or decrease, as the case may be, such that the interest rate equals the Original Interest Rate plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (iii) above) (plus any applicable percentage resulting from a decreased rating by the other Interest Rate Rating Agency);

(2) for so long as only one Interest Rate Rating Agency provides a rating on the Notes, any increase or decrease in the interest rate on the Notes necessitated by a reduction or increase in the rating by that Interest Rate Rating Agency shall be twice the applicable percentage set forth in the applicable table above;

(3) if both Interest Rate Rating Agencies cease to provide a rating on the Notes for any reason, and no Substitute Rating Agency has provided a rating on the Notes, the interest rate on the Notes will increase to, or remain at, as the case may be, 2.00% per annum above the interest rate on the Notes prior to any such adjustment;

(4) if Moody’s or S&P ceases to rate the Notes or make a rating of the Notes publicly available for reasons within the Issuers’ control, the Issuers will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate on the Notes shall be determined in the manner described above as if either only one or no Interest Rate Rating Agency provides a rating on the Notes, as the case may be;

(5) each interest rate adjustment required by any decrease or increase in a rating as set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency), shall be made independently of (and in addition to) any and all other interest rate adjustments occasioned by the action of the other Interest Rate Rating Agency;

(6) in no event will the interest rate on the Notes be reduced to below the Original Interest Rate; and

(7) subject to clauses (3) and (4) above, no adjustment in the interest rate on the Notes shall be made solely as a result of an Interest Rate Rating Agency ceasing to provide a rating on the Notes.

If at any time the interest rate on the Notes has been adjusted upward and either of the Interest Rate Rating Agencies subsequently increases its rating of the Notes, the interest rate on the Notes will again be adjusted (and decreased, if appropriate) such that the interest rate on the Notes equals the interest rate on the Notes prior to any such adjustment plus (if applicable) an amount equal to the sum of the percentages per annum set forth opposite the ratings in the tables above with respect to the ratings assigned to the Notes (or deemed assigned) at that time, all calculated in accordance with the rules of interpretation set forth above. If Moody’s or any Substitute Rating Agency subsequently increases its rating on the Notes to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on the Notes to “BBB–” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on the Notes will be decreased to the interest rate on the Notes prior to any adjustments made pursuant to this Section 2 or clause [    ] of the Notes Supplemental Indenture.

Any increase or decrease in the interest rate described in this Section 2 or clause [    ] of the Notes Supplemental Indenture shall take effect from the first day of the interest period immediately following the interest period during which a rating change occurs requiring an adjustment in the interest rate. If either Interest Rate Rating Agency changes its rating of the Notes more than once during any particular interest period, the last such change by such Interest Rate Rating Agency to occur shall control in the event of a conflict for purposes of any increase or decrease in the interest rate.

The interest rate shall permanently cease to be subject to any adjustment (notwithstanding any subsequent decrease in the ratings by either Interest Rate Rating Agency) if the Notes become rated “Baa1” or higher by Moody’s (or its equivalent if with respect to any Substitute Rating Agency) and “BBB+” or higher by S&P (or its equivalent if with respect to any Substitute Rating Agency), in each case with a stable or positive outlook.

If the interest rate payable on the Notes is increased as set forth in this Section 2 and clause (e) of the Notes Supplemental Indenture, the term “interest”, as used in the Indenture with respect to the Notes, shall be deemed to include any such additional interest unless the context otherwise requires.]

3. METHOD OF PAYMENT. The Issuers will pay interest on the Notes and Special Interest, if any, to the Persons who are registered Holders of the Notes at the close of business (if applicable) on the [            ] or [            ] (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Base Indenture with respect to defaulted interest. Payment of interest and Special Interest, if any, may be made by check mailed to the Holders of the Notes at their addresses set forth in the register of Holders, provided that all payments of principal of and interest and premium and Special Interest, if any, with respect to the Notes represented by one or more Global Notes will be made in accordance with DTC’s applicable procedures. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

4. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. Denali or any of its Subsidiaries may act in any such capacity.

5. INDENTURE. The Issuers issued the Notes under the Base Indenture, dated as of June 1, 2016 (the “Base Indenture”), among the Fincos, the Trustee and The Bank of New York Mellon Trust Company, N.A., as notes collateral agent (the “Notes Collateral Agent”), as supplemented by the Notes Supplemental Indenture, dated as of [                    ] (the “Notes Supplemental Indenture”, and, together with the Base Indenture, the “Indenture”), among the Fincos, the Trustee and the Notes Collateral Agent. This Note is one of a duly authorized issue of notes of the Issuers designated as their [    ]% First Lien Notes due [                    ]. The Issuers shall be entitled to issue Additional Notes constituting Notes pursuant to Sections 2.01 and 4.12 of the Base Indenture and Section [    ] of the Notes Supplemental Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

6. REDEMPTION AND REPURCHASE. The Notes are subject to optional and special mandatory redemption, and may be the subject of a Change of Control Offer and an Asset Sale Offer, as further described in the Indenture. Except as provided in Section 3.10 of the Base Indenture, the Issuers shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

7. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer, in whole or in part, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

8. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

9. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Notes or the related Note Guarantees may be amended or supplemented as provided in the Indenture.

10. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Base Indenture. Upon the occurrence of an Event of Default relating to the Notes, the rights and obligations of the Issuers, the Guarantors, the Trustee and the Holders of the Notes shall be as set forth in the applicable provisions of the Indenture.

11. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

12. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes representing Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of June 1, 2016, among the Fincos and the representatives of the initial purchasers set forth therein (as supplemented, the “Registration Rights Agreement”), including the right to receive Special Interest.

13. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

14. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers and/or similar numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers and/or similar numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuers at the following address:

c/o Dell Inc.

One Dell Way

Round Rock, Texas 78682

Fax No.: (512) 283-0544

Attention: Janet B. Wright

Email: Janet_Wright@Dell.com

15. SECURITY. The Notes and the related Note Guarantees shall be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee and the Notes Collateral Agent, as the case may be, shall hold the Collateral in trust for the benefit of the Holders of the Notes, in each case pursuant to the Security Documents and the Intercreditor Agreements. Each Holder of the Notes, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and the Intercreditor Agreements on the Escrow Release Date, and at any time after Escrow Release Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                         to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

[    ] Section 4.10            [    ] Section 4.14

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

[Dell Inc.

One Dell Way

Round Rock, Texas 78682

Attention: Janet B. Wright]

[The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th Floor

Houston, TX 77002

Attention: Corporate Trust Administration]

Re: [    ]% first lien notes due [                    ]

Reference is hereby made to the Indenture, dated as of June 1, 2016 (as amended or supplemented from time to time with respect to the Notes, the “Indenture”), among the Issuers, the Trustee and the Notes Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                     (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. [    ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) [    ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) [    ] such Transfer is being effected to an Issuer or a subsidiary thereof;

or

(c) [    ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and, if applicable, in compliance with the prospectus delivery requirements of the Securities Act.

4. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a) [    ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) [    ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) [    ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	[ ] a beneficial interest in the:

(i)	[ ] 144A Global Note (CUSIP [ ]), or

(ii)	[ ] Regulation S Global Note (CUSIP [ ]), or

(b)	[ ] a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	[ ] a beneficial interest in the:

(i)	[ ] 144A Global Note (CUSIP [ ]), or

(ii)	[ ] Regulation S Global Note (CUSIP [ ]), or

(iii)	[ ] Unrestricted Global Note (CUSIP [ ]); or

(b)	[ ] a Restricted Definitive Note; or

(c)	[ ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

[Dell Inc.

One Dell Way

Round Rock, Texas 78682

Attention: Janet B. Wright]

[The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th Floor

Houston, TX 77002

Attention: Corporate Trust Administration]

Re: [    ]% first lien notes due [                    ]

Reference is hereby made to the Indenture, dated as of June 1, 2016 (as amended or supplemented from time to time with respect to the Notes, the “Indenture”), among the Issuers, the Trustee and the Notes Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [    ] 144A Global Note [    ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D-1

[FORM OF EFFECTIVE DATE ISSUERS SUPPLEMENTAL INDENTURE]

EFFECTIVE DATE ISSUERS SUPPLEMENTAL INDENTURE, (this “Effective Date Issuers Supplemental Indenture”), dated as of [            ], 2016, by and among Dell International L.L.C., a Delaware limited liability company (“Dell International”), EMC Corporation, a Massachusetts corporation (“EMC”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and collateral agent (the “Notes Collateral Agent”).

W I T N E S S E T H:

WHEREAS, each of Diamond 1 Finance Corporation, a Delaware corporation (“Finco 1”), Diamond 2 Finance Corporation, a Delaware corporation (“Finco 2”), the Trustee and the Notes Collateral Agent have heretofore executed and delivered an indenture, dated as of June 1, 2016 (the “Base Indenture”), as supplemented by the supplemental indenture for each series of Initial Notes (as defined below) (together with the Base Indenture, the “Initial Indenture” and, together with this Effective Date Issuers Supplemental Indenture, and as further amended and supplemented, the “Indenture”), providing for the issuance of $3,750,000,000 aggregate principal amount of 3.480% First Lien Notes due 2019 (the “2019 Notes”), $4,500,000,000 aggregate principal amount of 4.420% First Lien Notes due 2021 (the “2021 Notes”), $3,750,000,000 aggregate principal amount of 5.450% First Lien Notes due 2023 (the “2023 Notes”), $4,500,000,000 aggregate principal amount of 6.020% First Lien Notes due 2026 (the “2026 Notes”), $1,500,000,000 aggregate principal amount of 8.100% First Lien Notes due 2036 (the “2036 Notes”) and $2,000,000,000 aggregate principal amount of 8.350% First Lien Notes due 2046 (the “2046 Notes” and together with the 2019 Notes, 2021 Notes, 2023 Notes, 2026 Notes and 2036 Notes, the “Initial Notes” and each a “series of Initial Notes”);

WHEREAS, the Initial Indenture permits the Transactions (including, without limitation, the Mergers), provided that after the consummation of the Mergers, Dell International and EMC shall execute and deliver to the Trustee a supplemental indenture pursuant to which Dell International shall unconditionally assume Finco 1’s Obligations under the Initial Indenture and the Initial Notes, and EMC shall unconditionally assume Finco 2’s Obligations under the Initial Indenture and the Initial Notes; and

WHEREAS, pursuant to Section 9.01 of the Initial Indenture, Dell International, EMC, the Trustee and the Notes Collateral Agent are authorized to execute and deliver this Effective Date Issuers Supplemental Indenture to amend or supplement the Initial Indenture without the consent of any Holder of any series of Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Dell International, EMC, the Trustee and the Notes Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Initial Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Initial Indenture.

(2) Agreement to Assume Obligations. Dell International hereby agrees to unconditionally assume Finco 1’s Obligations under the Initial Indenture and the Initial Notes on the terms and subject to the conditions set forth in the Initial Indenture and to be bound by all other applicable provisions of the Initial Indenture and to perform all of the obligations and agreements of Finco 1 under the

D-1-1

Initial Indenture, and EMC hereby agrees to unconditionally assume Finco 2’s Obligations under the Initial Indenture and the Initial Notes on the terms and subject to the conditions set forth in the Initial Indenture and to be bound by all other applicable provisions of the Initial Indenture and to perform all of the obligations and agreements of Finco 2 under the Initial Indenture.

(3) Governing Law. THIS EFFECTIVE DATE ISSUERS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(4) Counterparts. The parties may sign any number of copies of this Effective Date Issuers Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(5) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(6) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Effective Date Issuers Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Dell International and EMC.

[Signature Page Follows]

D-1-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

DELL INTERNATIONAL L.L.C.

By:
Name:
Title:

EMC CORPORATION

By:
Name:
Title:

D-1-3

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and Notes Collateral Agent

By:
Name:
Title:

D-1-4

EXHIBIT D-2

[FORM OF EFFECTIVE DATE GUARANTOR SUPPLEMENTAL INDENTURE]

EFFECTIVE DATE GUARANTOR SUPPLEMENTAL INDENTURE, (this “Effective Date Guarantor Supplemental Indenture”), dated as of [            ], 2016, by and among Denali Holding Inc., a Delaware corporation (“Denali”), Denali Intermediate, Inc., a Delaware corporation (“Denali Intermediate”), Dell Inc., a Delaware corporation (“Dell”), the other parties that are signatories hereto as Guarantors (collectively, the “Guaranteeing Subsidiaries” and each a “Guaranteeing Subsidiary”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and collateral agent (the “Notes Collateral Agent”).

W I T N E S S E T H:

WHEREAS, each of Diamond 1 Finance Corporation, a Delaware corporation (“Finco 1”), Diamond 2 Finance Corporation, a Delaware corporation (“Finco 2”), the Trustee and the Notes Collateral Agent have heretofore executed and delivered an indenture, dated as of June 1, 2016 (the “Base Indenture”), as supplemented by the supplemental indenture for each series of Initial Notes (as defined below) (together with the Base Indenture, the “Initial Indenture” and, together with the Effective Date Issuers Supplemental Indenture and this Effective Date Guarantor Supplemental Indenture, and as further amended and supplemented, the “Indenture”) providing for the issuance of $3,750,000,000 aggregate principal amount of 3.480% First Lien Notes due 2019 (the “2019 Notes”), $4,500,000,000 aggregate principal amount of 4.420% First Lien Notes due 2021 (the “2021 Notes”), $3,750,000,000 aggregate principal amount of 5.450% First Lien Notes due 2023 (the “2023 Notes”), $4,500,000,000 aggregate principal amount of 6.020% First Lien Notes due 2026 (the “2026 Notes”), $1,500,000,000 aggregate principal amount of 8.100% First Lien Notes due 2036 (the “2036 Notes”) and $2,000,000,000 aggregate principal amount of 8.350% First Lien Notes due 2046 (the “2046 Notes” and together with the 2019 Notes, 2021 Notes, 2023 Notes, 2026 Notes and 2036 Notes, the “Initial Notes” and each a “series of Initial Notes”);

WHEREAS, the Initial Indenture permits the Transactions (including, without limitation, the Mergers), provided that after the consummation of the Mergers, (x) Dell International L.L.C., a Delaware limited liability company (“Dell International”), and EMC Corporation, a Massachusetts corporation (“EMC”), shall execute and deliver to the Trustee a supplemental indenture pursuant to which Dell International expressly assumes all the obligations of Finco 1 and EMC expressly assumes all the obligations of Finco 2 under the Initial Indenture and the Initial Notes and (y) Denali, Denali Intermediate, Dell and the Guaranteeing Subsidiaries (collectively, the “Effective Date Guarantors”) shall execute and deliver to the Trustee a supplemental indenture pursuant to which each of the Effective Date Guarantors shall unconditionally guarantee, on a joint and several basis, all of the Issuers’ Obligations under the Initial Indenture and the Initial Notes;

WHEREAS, as of the date hereof, each of Dell International, EMC, the Trustee and the Notes Collateral Agent have executed and delivered the Effective Date Issuers Supplemental Indenture pursuant to which Dell International assumes all the obligations of Finco 1 and EMC assumes all the obligations of Finco 2 under the Initial Indenture and the Initial Notes; and

WHEREAS, pursuant to Section 9.01 of the Initial Indenture, each of the Effective Date Guarantors, the Trustee and the Notes Collateral Agent are authorized to execute and deliver this Effective Date Guarantor Supplemental Indenture to amend or supplement the Initial Indenture without the consent of any Holder of any series of Notes.

D-2-1

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Effective Date Guarantors, the Trustee and the Notes Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Initial Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Initial Indenture.

(2) Agreement to Guarantee. Each Effective Date Guarantor hereby agrees to be a Guarantor under the Initial Indenture and to be bound by the terms of the Initial Indenture applicable to a Guarantor, including Article 10 thereof.

(4) Execution and Delivery. Each Effective Date Guarantor agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(5) Governing Law. THIS EFFECTIVE DATE GUARANTOR SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6) Counterparts. The parties may sign any number of copies of this Effective Date Guarantor Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(7) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Effective Date Guarantor Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Denali, Denali Intermediate, Dell and the Guaranteeing Subsidiaries.

[Signature Page Follows]

D-2-2

IN WITNESS WHEREOF, the parties hereto have caused this Effective Date Guarantor Supplemental Indenture to be duly executed as of the date first above written.

DENALI HOLDING INC.

By:
Name:
Title:

DENALI INTERMEDIATE INC.

By:
Name:
Title:

DELL INC.

By:
Name:
Title:

[GUARANTEEING SUBSIDIARIES][1]

By:
Name:
Title:

[1]	To be each Subsidiary that guarantees the Senior Credit Facilities.

D-2-3

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and Notes Collateral Agent

By:
Name:
Title:

D-2-4

EXHIBIT D-3

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [                    ], among [                            ] (the “Guaranteeing Subsidiary”), a subsidiary of [            ]2 (“Covenant Parent”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and as collateral agent (the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, Dell International L.L.C., a Delaware limited liability company (“Dell International”), and EMC Corporation, a Massachusetts corporation (“EMC” and, together with Dell International, the “Issuers”), are party to an indenture, dated as of June 1, 2016, as supplemented by the [supplemental indenture, dated as of [                    ] (together, the “Indenture”), providing for the issuance of $[        ] aggregate principal amount of [first lien notes] (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder of any series of Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to a Guarantor, including Article 10 thereof.

(3) Execution and Delivery. The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

[2]	Name of Covenant Parent and jurisdiction of organization to be included.

D-3-1

(4) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(5) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(6) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

[Signature Page Follows]

D-3-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and Notes Collateral Agent

By:
Name:
Title:

D-3-3

EXHIBIT G

[FORM OF] SECURITY AGREEMENT

dated as of

[            ], 2016,

among

DELL INTERNATIONAL L.L.C.,

EMC CORPORATION,

DENALI INTERMEDIATE INC.,

DELL INC.,

THE OTHER GRANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Notes Collateral Agent

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Other Defined Terms	2

ARTICLE II

PLEDGE OF SECURITIES

SECTION 2.01.	Pledge	7
SECTION 2.02.	Delivery of the Pledged Collateral	8
SECTION 2.03.	Representations, Warranties and Covenants	8
SECTION 2.04.	Limitations on Pledged Collateral	9
SECTION 2.05.	Registration in Nominee Name; Denominations	10
SECTION 2.06.	Voting Rights; Dividends and Interest	10

ARTICLE III

SECURITY INTERESTS IN PERSONAL PROPERTY

SECTION 3.01.	Security Interest	12
SECTION 3.02.	Representations and Warranties	14
SECTION 3.03.	Covenants	16
SECTION 3.04.	Other Actions	18
SECTION 3.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	19
SECTION 3.06.	Information Regarding Collateral	20

ARTICLE IV

REMEDIES

SECTION 4.01.	Remedies upon Default	21
SECTION 4.02.	Application of Proceeds	22
SECTION 4.03.	Grant of License to Use Intellectual Property	23
SECTION 4.04.	Securities Act	23

ARTICLE V

MISCELLANEOUS

SECTION 5.01.	Notices	24
SECTION 5.02.	Waivers; Amendment	25

-i-

-ii-

Schedules

Schedule I	Grantors
Schedule II	Pledged Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Copyright Security Agreement
Exhibit III	Form of Patent Security Agreement
Exhibit IV	Form of Trademark Security Agreement

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SECURITY AGREEMENT, dated as of [            ], 2016 (this “Agreement”), among DELL INTERNATIONAL L.L.C., EMC CORPORATION, DENALI INTERMEDIATE INC., DELL INC., the SUBSIDIARY GUARANTORS party hereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent (in such capacity and together with successors in such capacity, the “Notes Collateral Agent”).

Reference is made to the Base Indenture, dated as of June 1, 2016, among Diamond 1 Finance Corporation, a Delaware corporation (“Finco 1”, which, in connection with the Dell-EMC Merger, has merged with and into Dell International L.L.C., a Delaware limited liability company (“Dell International”), with Dell International continuing as the surviving corporation), Diamond 2 Finance Corporation, a Delaware corporation (“Finco 2”, which, in connection with the Dell-EMC Merger, has merged with and into EMC Corporation, a Massachusetts corporation (“EMC” and, together with Dell International, the “Issuers”), with EMC continuing as the surviving corporation), and The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee on behalf of the holders (the “Holders”) of the Notes (as defined below) and Notes Collateral Agent (the “Base Indenture” and as from time to time amended, restated, supplemented or otherwise modified, the “Indenture”), relating to the Issuers’ (i) $3,750,000,000 aggregate principal amount of 3.480% First Lien Notes due 2019 (the “2019 Notes”), (ii) $4,500,000,000 aggregate principal amount of 4.420% First Lien Notes due 2021 (the “2021 Notes”), (iii) $3,750,000,000 aggregate principal amount of 5.450% First Lien Notes due 2023 (the “2023 Notes”), (iv) $4,500,000,000 aggregate principal amount of 6.020% First Lien Notes due 2026 (the “2026 Notes”), (v) $1,500,000,000 aggregate principal amount of 8.100% First Lien Notes due 2036 (the “2036 Notes”), and (vi) $2,000,000,000 aggregate principal amount of 8.350% First Lien Notes due 2046 (the “2046 Notes” and together with the 2019 Notes, the 2021 Notes, the 2023 Notes, the 2026 Notes, the 2036 Notes and any Additional Notes issued under the Indenture, the “Notes” and each, a “series of Notes”). The Grantors (other than the Issuers) are Affiliates of the Issuers and will derive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the Notes and each is, therefore, willing to enter into this Agreement. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms.

Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Base Indenture and, with respect to each series of Notes, as supplemented by the supplemental indenture relating to such series of Notes; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the New York UCC.

The rules of construction specified in the Indenture also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Company” means Dell Inc., a Delaware corporation.

“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right under any Copyright now or hereafter owned by any other Person or that such other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

“Copyright Security Agreement” means the Copyright Security Agreement substantially in the form of Exhibit II.

“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all copyright rights in any work arising under the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office (or any similar office in any other country), including, in the case of any Grantor, registrations, supplemental registrations and pending applications for registration in the United States Copyright Office set forth next to its name on Schedule III.

“Denali” means Denali Holding Inc., a Delaware corporation.

“Discharge of Credit Agreement Obligations” means the Discharge of First Lien Obligations that are Credit Agreement Obligations, as each of those terms is defined in the First Lien Intercreditor Agreement.

“Excluded Assets” means (a) any fee-owned real property with a book value of less than $150,000,000 as determined on the Effective Date for existing real property and on the date of acquisition for after acquired real property; (b) all leasehold interests in real property; (c) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction); (d) any asset if, to the extent that and for so long as the grant of a Lien thereon to secure the Obligations under the Notes is prohibited by any requirements of law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable requirements of law) or would require consent or approval of any governmental authority; (e) margin stock (including the VMware Class A Common Stock) and, to the extent prohibited by, or creating an enforceable right of termination in favor of any other party thereto (other than any Issuer or any Guarantor) under the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement, Equity Interests in any Person other than Wholly-Owned Subsidiaries that are Credit Facilities Restricted Subsidiaries; (f) assets to the extent a security interest in such assets would result in material adverse tax consequences to Covenant Parent or one of its Subsidiaries as reasonably determined by the Issuers in consultation with the Bank Collateral Agent; (g) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto; (h) any lease, license or other agreement or any property subject thereto (including pursuant to a purchase money security interest or similar arrangement) to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a breach, default or right of termination in favor of any other party thereto (other than the Issuers or any Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law notwithstanding such prohibition; (i) voting Equity Interests in excess of 65% of the voting Equity Interests of (A) any Foreign Subsidiary or (B) any FSHCO; (j) for so long as any Existing Notes remain outstanding and contain provisions limiting the incurrence of Liens with respect to “principal properties,” any “Principal Property” (as such term is defined in the Existing Notes Indentures); (k) for so long as any Existing Dell Notes remain outstanding and contain provisions limiting the incurrence of Liens with respect to “principal properties,” any Equity Interests in any Subsidiary that owns any “Principal Property” (as such term is defined in the Existing Dell Notes Indentures); (l) receivables, DFS Financing Assets and related assets (or interests therein) (A) transferred to any Receivables Subsidiary or (B) otherwise pledged, factored, transferred or sold in connection with any Permitted Receivables Financing; (m) commercial tort claims with a value of less than $50,000,000 and letter-of-credit rights with a value of less than $50,000,000 (except to the extent a security interest therein can be perfected by a UCC filing); (n) vehicles and other assets subject to certificates of title; (o) any aircraft, airframes, aircraft engines or helicopters, or any equipment or other assets constituting a part thereof; (p) any and all assets and personal property owned or held by any Subsidiary of Covenant Parent that is not an Issuer or a Guarantor (including any Credit Facilities Unrestricted Subsidiary); (q) the Equity Interests of any Credit Facilities Unrestricted Subsidiary or Immaterial Subsidiary; (r) the Pledged VMware Shares; (s) the VMware Intercompany Notes; (t) any proceeds from any issuance of indebtedness that are paid into an escrow account to be released upon satisfaction of certain conditions or the occurrence of certain events, including cash or Cash Equivalents set aside at the time of the incurrence of such indebtedness, to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such indebtedness (or any costs related to the issuance of such indebtedness) and are held in such escrow account or similar arrangement to be applied for such purpose; (u) any asset with respect to which the Bank Collateral Agent and the

Issuers agree, in writing (each acting reasonably), that the cost of obtaining such a security interest or perfection thereof shall be excessive in view of the benefits to be obtained by the lenders and other parties holding obligations under the Senior Credit Facility therefrom, and confirmed in writing by notice to the Trustee and (v) the Capital Stock and other securities of an Affiliate of the Issuers to the extent excluded pursuant to Section 2.04 herein and Section 12.09 of the Base Indenture.

“Excluded Equity Interests” has the meaning assigned to such term in Section 2.01.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.04.

“Grantors” means (a) Holdings, (b) the Issuers, (c) the Company, (d) each other Subsidiary identified on Schedule I and (e) each Subsidiary of Covenant Party that becomes a party to this Agreement as a Grantor after the Effective Date.

“Holdings” means Denali Intermediate Inc., a Delaware corporation.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Information Certificate” means the Information Certificate dated the Effective Date delivered to the Notes Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against an Issuer or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of an Issuer or any other Grantor, any receivership or assignment for the benefit of creditors relating to an Issuer or any other Grantor or any similar case or proceeding relative to an Issuer or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to an Issuer or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of an Issuer or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means, with respect to any Person, all intellectual and similar property of every kind and nature now owned or hereafter acquired by any such Person, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases.

“IP Security Agreements” means the Trademark Security Agreement, the Patent Security Agreement and the Copyright Security Agreement.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Person is a party, including those exclusive Copyright Licenses under which any Grantor is a licensee listed on Schedule III.

“Material Adverse Effect” means any event, circumstance or condition that has had, or could reasonably be expected to have, a materially adverse effect on (a) the business or financial condition of Covenant Parent and its Subsidiaries, taken as a whole, (b) the ability of the Issuers and the Guarantors, taken as a whole, to perform their payment obligations under the Note Documents or (c) the rights and remedies of the Notes Collateral Agent under the Note Documents.

“Material Subsidiary” means (a) each Wholly-Owned Subsidiary that is a Credit Facilities Restricted Subsidiary that, as of the last day of the fiscal quarter of Covenant Parent most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 2.5% of the consolidated revenues or total assets, as applicable, of Covenant Parent for such quarter or that is designated by Covenant Parent as a Material Subsidiary and (b) any group comprising Wholly-Owned Subsidiaries that are Credit Facilities Restricted Subsidiaries that each would not have been a Material Subsidiary under clause (a) but that, taken together, as of the last day of the fiscal quarter of Covenant Parent most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 10.0% of the consolidated revenues or total assets, as applicable, of Covenant Parent for such quarter.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Notes Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Article 9 Collateral is governed by the Uniform Commercial Code or similar law as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Notes Documents” means the Indenture, the Notes and Note Guarantees issued thereunder, the Security Documents and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing any substitute facility.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, is in existence, and all rights of any such Person under any such agreement.

“Patent Security Agreement” means the Patent Security Agreement substantially in the form of Exhibit III.

“Patents” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations thereof and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including, in the case of any Grantor, those filed in connection therewith in the United States Patent and Trademark Office listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.

“Pledged Equity Interests” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Secured Obligations” means all the obligations and all amounts owing, due or secured under the Indenture, the Notes and the Security Documents, whether now existing or arising hereafter, including all principal, premium, interest, Special Interest, fees, attorneys fees, costs, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by the Indenture, the Notes, the Intercreditor Agreements and the Security Documents (including, in each case, all interest, fees and amounts accruing on or after the commencement of an Insolvency or Liquidation Proceeding relating to any Grantor, whether or not allowed or allowable in such Insolvency or Liquidation Proceeding).

“Secured Parties” means Holders of Notes, the Trustee and the Notes Collateral Agent.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark now or hereafter owned by any other Person or that any other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

“Trademark Security Agreement” means the trademark security agreement in the form of Exhibit IV.

“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, brand names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, domain names, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof, and all registration and applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including, in the case of any Grantor, any registrations and applications filed in connection therewith in the United States Patent and Trademark Office set forth next to its name on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“VMware Class A Common Stock” means the Class A common stock, par value $0.01 per share, of VMware, Inc., a Delaware corporation.

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of all Secured Obligations, each Grantor hereby assigns and pledges to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties and hereby grants to the Notes Collateral Agent, its successor and assigns, for the benefit of the Secured Parties a security interest in the Pledged Collateral. “Pledged Collateral” shall mean the collective reference to the following: all of such Grantor’s right, title and interest in, to and under (a)(i) the shares of capital stock and other Equity Interests owned by such Grantor, including those listed opposite the name of such Grantor on Schedule II, (ii) any other Equity Interests obtained in the future by such Grantor and (iii) the certificates (if any) representing all such Equity Interests (collectively, the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include any Excluded Assets (the Equity Interests excluded pursuant to this proviso being referred to as the “Excluded Equity Interests”); (b)(i) the debt securities owned by such Grantor, including those listed opposite the name of such Grantor on Schedule II, (ii) any debt securities in the future issued to or otherwise acquired by such Grantor and (iii) the promissory notes and any other instruments evidencing all such debt securities (collectively, the “Pledged Debt Securities”); (c) all other property that may be delivered to and held by the Notes Collateral Agent pursuant to the terms of this Section 2.01 and Section 2.02; (d) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (e) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing.

SECTION 2.02. Delivery of the Pledged Collateral.

Each Grantor agrees to deliver or cause to be delivered to the Notes Collateral Agent (or prior to Discharge of Credit Agreement Obligations, the Bank Collateral Agent) any and all Pledged Securities (i) (A) of the Company, the Issuers and Material Subsidiaries (other than Foreign Subsidiaries) on the date hereof and (B) all other Pledged Securities, as promptly as practicable, and in any event within 30 days after the Effective Date in each case, in the case of any such Pledged Securities owned by such Grantor on the date hereof, and (ii) promptly (and in any event within 60 days) after the acquisition thereof, in the case of any such Pledged Securities acquired by such Grantor after the date hereof.

As promptly as practicable, and in any event within 30 days after the Effective Date, each Grantor will cause any Indebtedness for borrowed money (including in respect of cash management arrangements) owed to such Grantor by Holdings, the Company, an Issuer or any of their Subsidiaries in a principal amount in excess of $50,000,000 to be evidenced by a duly executed promissory note (including, if such security interest can be perfected therein, a grid note) that is pledged and delivered to the Notes Collateral Agent (or prior to Discharge of Credit Agreement Obligations, the Bank Collateral Agent) pursuant to the terms hereof.

Upon delivery to the Notes Collateral Agent (or prior to Discharge of Credit Agreement Obligations, the Bank Collateral Agent), (i) any certificate or promissory note representing Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer duly executed in blank and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed in blank by the applicable Grantor. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed attached to, and shall supplement, Schedule II and be made a part hereof; provided that failure to provide any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities.

SECTION 2.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Notes Collateral Agent, for the benefit of the Secured Parties, that:

(a) as of the Effective Date, Schedule II sets forth a true and complete list, with respect to each Grantor, of (i) all the Equity Interests owned by such Grantor in any Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor and (ii) all the Pledged Debt Securities owned by such Grantor;

(b) the Pledged Equity Interests and the Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditor’s rights generally; provided that the foregoing representations, insofar as they relate to the Pledged Debt Securities issued by a Person other than Holdings, the Company, the Issuers or any Subsidiary, are made to the knowledge of the Grantors;

(c) except for the security interests granted hereunder, or referenced under any other Security Documents, each of the Grantors (i) is and, subject to any transfers made in compliance with the Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens not prohibited by Section 4.12 of the Indenture and transfers made in compliance with the Indenture, (iii) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens not prohibited by Section 4.12 of the Indenture and transfers made in compliance with the Indenture, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Security Documents and Liens not prohibited by Section 4.12 of the Indenture), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Note Documents or securities laws generally, the Pledged Equity Interests and, to the extent issued by Holdings, the Company, the Issuers or any of their Subsidiaries, the Pledged Debt Securities are and will continue to be freely transferable and assignable, and none of the Pledged Equity Interests and, to the extent issued by Holdings, the Company, the Issuers or any of their Subsidiaries, the Pledged Debt Securities are or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law or other organizational document provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Parties in any material respect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Notes Collateral Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated; and

(f) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Notes Collateral Agent (or prior to the Discharge of Credit Agreement Obligations, the Bank Collateral Agent (acting as gratuitous bailee for perfection)) in accordance with this Agreement, the Notes Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities, free of any adverse claims, under the New York UCC to the extent such lien and security interest may be created and perfected under the New York UCC, as security for the payment and performance of the Secured Obligations.

SECTION 2.04. Limitations on Pledged Collateral.

(a) Upon registration of any series of Notes pursuant to the Registration Rights Agreement, the Capital Stock and other securities of an Affiliate of the Issuers will constitute Collateral only to the extent that the pledge of such Capital Stock and other securities in respect of such series of Notes or any other series of SEC-registered secured debt securities of Denali and its Subsidiaries will not result in the requirement to file separate financial statements of such Affiliate with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Affiliate of the Issuers due to the fact that such Affiliate’s Capital Stock or other securities secure any series of Notes or any other series of SEC-registered secured debt securities of Denali and its Subsidiaries, then the Capital Stock or other securities of such Affiliate will automatically be deemed not to be part of the Collateral securing the Notes but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence. In such event, this Agreement and the other Security Documents may be amended or modified, without the consent of any Holder of any series of Notes, to the extent necessary to exclude such shares of Capital Stock or other securities that are so deemed to not constitute part of the Collateral.

(b) In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Affiliate’s Capital Stock or other securities to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Affiliate, then the Capital Stock of such Affiliate will automatically be deemed to be a part of the Collateral. In such event, this Agreement and the other Security Documents may be amended or modified, without the consent of any Holder of any series of Notes, to the extent necessary to add such shares of Capital Stock or other securities that are so deemed to constitute part of the Collateral.

SECTION 2.05. Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and is continuing and the Notes Collateral Agent shall have notified the Grantors of its intent to exercise such rights, the Notes Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Notes Collateral Agent or in its own name as pledgee or in the name of its nominee (as pledgee or as sub-agent), and each Grantor will promptly give to the Notes Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. If an Event of Default shall have occurred and is continuing and the Notes Collateral Agent shall have notified the Grantors of its intent to exercise such rights, the Notes Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.

SECTION 2.06. Voting Rights; Dividends and Interest.

Subject to the terms of the Intercreditor Agreements, unless and until an Event of Default shall have occurred and is continuing and the Notes Collateral Agent shall have notified the Grantors that their rights under this Section 2.06 are being suspended:

(i) each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Note Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Notes Collateral Agent or the other Secured Parties under this Agreement or any other Note Document or the ability of the Secured Parties to exercise the same;

(ii) the Notes Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section;

(iii) each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Note Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Notes Collateral Agent and the other Secured Parties and shall be forthwith delivered to the Notes Collateral Agent in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer.

Subject to the terms of the Intercreditor Agreements, upon the occurrence and during the continuance of an Event of Default, after the Notes Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 2.06, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Notes Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Notes Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Notes Collateral Agent upon demand in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer). Any and all money and other property paid over to or received by the Notes Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Notes Collateral Agent in an account to be established by the Notes Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Issuers have delivered to the Notes Collateral Agent an Officer’s Certificate to that effect, the Notes Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

Subject to the terms of the Intercreditor Agreements, upon the occurrence and during the continuance of an Event of Default, after the Notes Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 2.06, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Notes Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Notes Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless the Notes Collateral Agent is otherwise directed in accordance with the provisions of the Indenture, the Notes Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Issuers have delivered to the Notes Collateral Agent an Officer’s Certificate to that effect, all rights vested in the Notes Collateral Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06.

Any notice given by the Notes Collateral Agent to the Grantors suspending their rights under paragraph (a) of this Section 2.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Notes Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Notes Collateral Agent rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest.

As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(I) all Accounts;

(II) all Chattel Paper;

(III) all Cash and Deposit Accounts;

(IV) all Documents;

(V) all Equipment;

(VI) all General Intangibles, including all Intellectual Property;

(VII) all Instruments;

(VIII) all Inventory;

(IX) all other Goods and Fixtures;

(X) all Investment Property;

(XI) all Letter-of-Credit Rights;

(XII) all Commercial Tort Claims specifically described on Schedule IV hereto, as such schedule may be supplemented from time to time pursuant to Section 3.04(d);

(XIII) all books and records pertaining to the Article 9 Collateral; and

(XIV) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that in no event shall the Security Interest attach to (A) any Excluded Assets and (B) the Excluded Equity Interests (it being understood that, to the extent the Security Interest shall not have attached to any such asset as a result of clauses (A) and (B) above, the term “Article 9 Collateral” shall not include any such asset).

Each Grantor hereby irrevocably agrees to file at its own expense in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in the manner that such Grantor reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including indicating the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, and the type of organization of such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to promptly deliver a file-stamped copy of each such financing statement or other evidence of filing made pursuant to this Agreement to the Notes Collateral Agent.

Each Grantor agrees to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in Article 9 Collateral consisting of Patents, Trademarks or Copyrights granted by each Grantor and naming any Grantor or the Grantors as debtors and the Notes Collateral Agent as secured party. No Grantor shall be required to complete any filings or other action with respect to the perfection of the Security Interests created hereby in any Intellectual Property subsisting in any jurisdiction outside of the United States.

The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Notes Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 3.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Notes Collateral Agent, for the benefit of the Secured Parties, that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Notes Collateral Agent, for the benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) The Information Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and jurisdiction of organization of each Grantor, is correct and complete in all material respects as of the Effective Date (except that the information therein with respect to the exact legal name of each Grantor shall be true and correct in all respects). The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by each Grantor based upon the information provided to the Notes Collateral Agent in the Information Certificate for filing by such Grantor in each governmental, municipal or other office specified in Schedule 2 to the Information Certificate (or specified by notice from the Issuers to the Notes Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Section 4.19 of the Indenture), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in

Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to establish a legal, valid and perfected security interest in favor of the Notes Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the date hereof). The Grantors represent and warrant that a fully executed Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement, in each case containing a description of the Article 9 Collateral consisting of United States registered Patents, United States registered Trademarks and United States registered Copyrights (and applications for any of the foregoing), as applicable, and executed by each Grantor owning any such Article 9 Collateral, have been prepared for recording with the United States Patent and Trademark Office or the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Notes Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in paragraph (b) of this Section 3.02, a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) subject to the filings described in paragraph (b) of this Section 3.02, a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of a Patent Security Agreement, a Trademark Security Agreement and a Copyright Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period after the date hereof pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one-month period after the date hereof pursuant to 17 U.S.C. § 205.

(d) Subject to the terms of the Intercreditor Agreements, the Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens not prohibited by Section 4.12 of the Indenture. The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens not prohibited by Section 4.12 of the Indenture. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens not prohibited by Section 4.12 of the Indenture.

SECTION 3.03. Covenants.

Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons, except with respect to Article 9 Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business, and to defend the Security Interest of the Notes Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to the Security Documents and Section 4.12 of the Indenture, subject to the rights of such Grantor under Section 12.02 of the Indenture and corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents.

Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as may from time to time be necessary or as the Notes Collateral Agent may request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith; provided that the Notes Collateral Agent shall have no obligation to make any such request. If any amount payable under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note (which may be a global note) or other instrument (other than any promissory note or other instrument in an aggregate principal amount of less than $50,000,000 owed to the applicable Grantor by any Person), such note or instrument shall be promptly (but in any event within 60 days of receipt by such Grantor or such longer period as the Bank Collateral Agent may agree in its reasonable discretion) pledged and delivered to the Notes Collateral Agent (or prior to the Discharge of Credit Agreement Obligations, the Bank Collateral Agent), for the benefit of the Secured Parties, together with an undated instrument of transfer duly executed in blank.

In the event that any such Grantor, whether by acquisition, assignment, filing or otherwise, acquires any right in Intellectual Property (including, without limitation, continuation-in-part patent applications) after the date hereof (collectively, the “After-Acquired Intellectual Property”), such After-Acquired Intellectual Property shall automatically be included as part of the Collateral and shall be subject to the terms and conditions of this Agreement. Promptly upon the end of each fiscal quarter, but no later than 10 days therefrom, such Grantor shall (i) provide the Notes Collateral Agent an updated Schedule III identifying the After-Acquired Intellectual Property issued by, registered with or filed in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, acquired during such fiscal quarter; and (ii) promptly execute and file with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, supplements to Exhibits II, III or IV, as applicable, to record the grant of the security interest hereunder in such After-Acquired Intellectual Property. As soon as practicable upon each such filing and recording, such Grantor shall deliver to the Notes Collateral Agent true and correct copies of the relevant documents, instruments and receipts evidencing such filing and recording.

Subject to the terms of the Intercreditor Agreements, if an Event of Default shall have occurred and is continuing and the Notes Collateral Agent shall have notified the Grantors of its intent to exercise such rights, at its option, the Notes Collateral Agent may but shall have no obligation to discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 4.12 of the Indenture, and may but shall have no obligation to pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Indenture, this Agreement or any other Note Document and within a reasonable period of time after the Notes Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Notes Collateral Agent, within 10 days after demand, for any reasonable payment made or any reasonable expense incurred by the Notes Collateral Agent pursuant to the foregoing authorization; provided that nothing in this clause (c) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Notes Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Note Documents.

Each Grantor shall remain liable, as between such Grantor and the relevant counterparty under each contract, agreement or instrument relating to the Article 9 Collateral, to observe and perform all the conditions and obligations to be observed and performed by it under such contract, agreement or instrument, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Notes Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

It is understood that no Grantor shall be required by this Agreement to perfect the security interests created hereunder by any means other than (i) filings pursuant to the Uniform Commercial Code, (ii) filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) in respect of registered Intellectual Property (provided that, with respect to Licenses, such filings shall be limited to exclusive Copyright Licenses under which such Grantor is a licensee) and (iii) in the case of Collateral that constitutes Tangible Chattel Paper, Pledged Securities, Instruments, Certificated Securities or Negotiable Documents, delivery thereof to the Bank Collateral Agent in accordance with the terms hereof (together with, where applicable, undated stock or note powers or other undated proper instruments of assignment). No Grantor shall be required to deliver control agreements or other control or similar arrangements with respect to Deposit Accounts and other bank or securities or commodities accounts or any other assets requiring perfection by control agreements.

Each Grantor irrevocably makes, constitutes and appoints the Notes Collateral Agent (and all officers, employees or agents designated by the Notes Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, subject to the Intercreditor Agreements, upon the occurrence and during the continuance of an Event of Default and after notice to the Issuers of its intent to exercise such rights, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Notes Collateral Agent may (but shall in no event be required to), without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Notes Collateral Agent reasonably deems advisable. All sums disbursed by the Notes Collateral Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Notes Collateral Agent and shall be additional Secured Obligations secured hereby.

SECTION 3.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Notes Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral (other than Instruments with a face amount of less than $50,000,000 and other than checks to be deposited in the ordinary course of business), such Grantor shall promptly (but in any event within 60 days of receipt by such Grantor or such longer period as the Bank Collateral Agent may agree in its reasonable discretion) endorse, assign and deliver the same to the Notes Collateral Agent (or prior to Discharge of Credit Agreement Obligations, the Bank Collateral Agent), accompanied by undated instruments of transfer or assignment duly executed in blank.

(b) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Notes Collateral Agent (or prior to Discharge of Credit Agreement Obligations, the Bank Collateral Agent), accompanied by undated instruments of transfer or assignment duly executed in blank.

(c) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit with an aggregate face amount in excess of $50,000,000 now or hereafter issued in favor of such Grantor that is not a Supporting Obligation with respect to any of the Collateral, such Grantor shall promptly notify the Notes Collateral Agent thereof and, if requested by the Bank Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Bank Collateral Agent, either (i) use commercially reasonable efforts to arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Notes Collateral Agent (or prior to Discharge of Credit Agreement Obligations, the Bank Collateral Agent) of the proceeds of any drawing under such letter of credit or (ii) use commercially reasonable efforts to arrange for the Notes Collateral Agent (or prior to Discharge of Credit Agreement Obligations, the Bank Collateral Agent) to become the transferee beneficiary of such letter of credit, with the Notes Collateral Agent (or prior to Discharge of Credit Agreement Obligations, the Bank Collateral Agent) agreeing, in each case, that the proceeds of any drawing under such letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred and is continuing. No actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement.

(d) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $50,000,000, such Grantor shall promptly notify the Notes Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and Schedule IV shall be deemed to be supplemented to include such description of such commercial tort claim as set forth in such writing.

(e) Limitations on Perfection. Notwithstanding anything herein to the contrary, no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States (including any Equity Interests of any Foreign Subsidiary and foreign intellectual property) or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no Security Document (or other security agreements or pledge agreements) governed under the laws of any non-U.S. jurisdiction).

SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral.

Except to the extent failure so to act could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term, with respect to registration or pending application of each item of its Intellectual Property for which such Grantor has standing to do so, each Grantor agrees (i) to maintain the validity and enforceability of any registered Intellectual Property (or applications therefor) and to maintain such registrations and applications of Intellectual Property in full force and effect and (ii) to pursue the registration and maintenance of each Patent, Trademark or Copyright registration or application, now or hereafter included in the Intellectual Property of such Grantor, including the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

Except as could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).

Except where failure to do so could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term, each Grantor shall take all steps to preserve and protect each item of its Intellectual Property, including maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.

Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property after the Effective Date, (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become Intellectual Property subject to the terms and conditions of this Agreement.

Nothing in this Agreement shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue or otherwise allowing to lapse, terminate or put into the public domain any of its Intellectual Property to the extent permitted in accordance with the provisions of the Indenture if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

SECTION 3.06. Information Regarding Collateral. Each Grantor will (a) furnish to the Notes Collateral Agent promptly (and in any event within 60 days or such longer period as reasonably agreed to by the Bank Collateral Agent) written notice of any change (i) in any Grantor’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization of Grantor or in the form of its organization or (iii) in any Grantor’s organizational identification number to the extent that such Grantor is organized or owns Mortgaged Property in a jurisdiction where an organizational identification number is required to be included in a UCC financing statement for such jurisdiction, and (b) take all actions, including all filings within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Notes Collateral Agent, for the benefit of the Secured Parties to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral with the priority described herein.

ARTICLE IV

Remedies

SECTION 4.01. Remedies upon Default. Subject to the terms of the Intercreditor Agreements, if an Event of Default shall have occurred and is continuing and the Notes Collateral Agent shall have notified the Grantors of its intent to exercise such rights, each Grantor agrees to deliver, on demand, each item of Collateral to the Notes Collateral Agent or any Person designated by the Notes Collateral Agent, and it is agreed that the Notes Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Notes Collateral Agent, for the benefit of the Secured Parties, or to license or sublicense, whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Notes Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without demand for performance but with notice (which need not be prior notice), to take possession of the Article 9 Collateral and the Pledged Collateral and without liability for trespass to enter any premises where the Article 9 Collateral or the Pledged Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and the Pledged Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Notes Collateral Agent shall have the right, subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Notes Collateral Agent shall deem appropriate. The Notes Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Notes Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

Subject to any applicable Intercreditor Agreements, the Notes Collateral Agent shall give the applicable Grantors no less than 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Notes Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Notes Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Notes Collateral Agent may (in its sole and absolute discretion) determine. The Notes Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Notes Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Notes Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Notes Collateral Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Notes Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Notes Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Notes Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. Subject to any applicable Intercreditor Agreement, the Notes Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs, fees and expenses incurred by or owed to the Notes Collateral Agent and Trustee in connection with such collection or sale or otherwise in connection with this Agreement, any other Note Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Notes Collateral Agent hereunder or under any other Note Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Note Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Notes Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Notes Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Notes Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Notes Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Notes Collateral Agent to exercise rights and remedies under this Agreement, and in accordance with any Intercreditor Agreement, each Grantor, solely during the continuance of an Event of Default, grants to the Notes Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between a Grantor and a third party governing the applicable Grantor’s use of such Collateral consisting of Intellectual Property, or gives such third party any right of acceleration, modification or cancellation therein and (b) is not prohibited by any requirements of law; provided that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of such license by the Notes Collateral Agent may only be exercised, at the option of the Notes Collateral Agent, during the continuation of an Event of Default; provided further that any license, sublicense or other transaction entered into by the Notes Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 4.04. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder in accordance with any Intercreditor Agreements. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Notes Collateral Agent if the Notes Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Notes Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Notes Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Notes Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws to the extent the Notes Collateral Agent has determined that such a registration is not required by any Requirement of Law and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Notes Collateral Agent and the other Secured Parties shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Notes Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Notes Collateral Agent sells.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.02 of the Indenture. All communications and notices hereunder to any Grantor shall be given to it in care of the Company as provided in Section 13.02 of the Indenture.

The Notes Collateral Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Notes Collateral Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If any Grantor elects to give the Notes Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Notes Collateral Agent in its discretion elects to act upon such instructions, the Notes Collateral Agent’s understanding of such instructions shall be deemed controlling. The Notes Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Notes Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Grantors agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Notes Collateral Agent, including without limitation the risk of the Notes Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 5.02. Waivers; Amendment.

No failure or delay by the Notes Collateral Agent or any Lender in exercising any right or power hereunder or under any other Note Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Notes Collateral Agent and the other Secured Parties hereunder and under the other Note Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Notes Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Article 9 of the Indenture.

SECTION 5.03. Notes Collateral Agent’s Fees and Expenses; Indemnification.

Each Grantor, jointly with the other Grantors and severally, agrees to reimburse the Notes Collateral Agent for its fees and expenses incurred hereunder (including all reasonable fees and disbursements of counsel) that may be paid or incurred by the Notes Collateral Agent in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Secured Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Agreement, in each case, as provided for in Section 7.07 of the Indenture.

Without limitation of its indemnification obligations under the other Note Documents, each Grantor, jointly with the other Grantors and severally, agrees to indemnify the Notes Collateral Agent against, and hold the Notes Collateral Agent harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for the Notes Collateral Agent, incurred by or asserted against the Notes Collateral Agent by any third party or by Holdings or any Subsidiary of Holdings arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings or any Subsidiary of Holdings and regardless of whether the Notes Collateral Agent is a party thereto; provided that such indemnity shall not, as to the Notes Collateral Agent, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Notes Collateral Agent.

To the fullest extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives, any claim against the Notes Collateral Agent (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to the Notes Collateral Agent, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Notes Collateral Agent, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Note Document or any agreement or instrument contemplated thereby, the Transactions, or the use of the proceeds thereof.

The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Note Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Note Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, the Notes Collateral Agent shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that the Notes Collateral Agent was not entitled to indemnification with respect to such payment pursuant to this Section 5.03. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

SECTION 5.04. Successors and Assigns . Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Notes Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.05. Survival of Agreement . All covenants, agreements, representations and warranties made by the Grantors in this Agreement or any other Note Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Note Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Note Documents, regardless of any investigation made by or on behalf of any Secured Party and notwithstanding that the Notes Collateral Agent or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty under any Note Document, and shall continue in full force and effect until such time as all the Secured Obligations (excluding contingent obligations not yet due) have been paid in full in cash.

SECTION 5.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Notes Collateral Agent and a counterpart hereof shall have been executed on behalf of the Notes Collateral Agent, and thereafter shall be binding upon such Grantor and the Notes Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Notes Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the Indenture. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

SECTION 5.08. [Reserved].

SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent.

This Agreement shall be construed in accordance with and governed by the law of the State of New York.

Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Notes Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its respective properties in the courts of any jurisdiction.

Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in any Note Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Each Grantor hereby irrevocably designates, appoints and empowers the Company and the Issuers as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.

SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12. Security Interest Absolute. All rights of the Notes Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Note Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Note Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 5.13. Termination or Release.

This Agreement, the Security Interest and all other security interests granted hereby shall terminate when all the Secured Obligations (other than contingent obligations not yet due) have been paid in full in cash.

The Security Interest and all other security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 12.02 of the Indenture. A Subsidiary shall also be released from its obligations under this Agreement at the time or times and in the manner set forth in Section 12.02 of the Indenture.

In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Notes Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Notes Collateral Agent pursuant to this Section shall be without recourse to or warranty by the Notes Collateral Agent.

SECTION 5.14. Additional Grantors. Pursuant to the Indenture, additional Subsidiaries of Covenant Parent may or may be required to become Grantors after the date hereof. Upon execution and delivery by the Notes Collateral Agent and such Subsidiary of Covenant Parent of a Supplement, any such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary of Covenant Parent as a party to this Agreement.

SECTION 5.15. Notes Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Notes Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Notes Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Notes Collateral Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default and notice by the Notes Collateral Agent to the Issuers of its intent to exercise such rights, with full power of substitution either in the Notes Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of accounts receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Notes Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Notes Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Notes Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Notes Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Notes Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

SECTION 5.16. Intercreditor Agreements Govern. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Notes Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Notes Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreements. In the event of any conflict between the terms of the Intercreditor Agreements and this Agreement, the terms of the Intercreditor Agreements shall govern.

SECTION 5.17. Concerning the Notes Collateral Agent.

Beyond the exercise of reasonable care in the custody thereof, the Notes Collateral Agent shall have no duty as to the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Notes Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Notes Collateral Agent in good faith.

The Notes Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Notes Collateral

Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

In no event shall the Notes Collateral Agent be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Notes Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

For the avoidance of doubt, in furtherance of, and not if limitation of the foregoing, the parties hereto hereby acknowledge that all of the rights, privileges, protections, indemnities and immunities afforded the Notes Collateral Agent and the Trustee under the Indenture are hereby incorporated herein by reference and are extended to, and shall be enforceable by, the Notes Collateral Agent as if set forth herein in full.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

DELL INTERNATIONAL L.L.C.
By:
Name:
Title:
EMC CORPORATION
By:
Name:
Title:
DENALI INTERMEDIATE INC.
By:
Name:
Title:
DELL INC.
By:
Name:
Title:
[SUBSIDIARY GUARANTORS][1]
By:
Name:
Title:

[1]	Other Grantors to be added.

Signature Pages to Security Agreement

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent

By:
Name:
Title:

Signature Page to Security Agreement

Schedule I to the

Security Agreement

GRANTORS

Name	Jurisdiction of Formation
[ ]	[ ]

Schedule II to the

l Agreement

PLEDGED EQUITY INTERESTS

Grantor	Issuer	Number of Certificate	Number and Class of Equity Interests	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Grantor	Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III to the

Security Agreement

COPYRIGHTS OWNED BY [NAME Of GRANTOR]

[Make a separate page of Schedule III for each Grantor and state if no copyrights are owned. List in numerical order by Registration No.]

Copyright Registrations

[List in alphabetical order by country/numerical order by Registration No. within each country]

Country	Title	Reg. No.	Author

Pending Copyright Applications for Registration

[List in alphabetical order by country.]

Country	Title	Author	Class	Date Filed

Schedule III to the

Security Agreement

LICENSES

[Make a separate page of Schedule III for each Grantor, and state if any Grantor is not a party to a license/sublicense.]

I. Licenses/Sublicensees of [Name of Grantor] as Licensor on Date Hereof

A. Copyrights

[List copyrights by country in alphabetical order with Registration Nos. within each country in numerical order.]

Copyrights

Country	Licensee Name and Address	Date of License/ Sublicense	Title of Copyrights	Author	Reg. No.

B. Patents

[List patent nos. and application nos. in alphabetical order by country, with numbers within each country in numerical order.]

Patents

Country	Licensee Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

Patent Applications

Country	Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

C. Trademarks

[List trademark nos. and trademark application nos. with trademark nos. within each country in numerical order.]

Trademarks

Country	Licensee Name and Address	Date of License/ Sublicense	Mark	Reg. Date	Reg. No.

Trademark Applications

Country	Licensee Name and Address	Date of License/ Sublicense	Mark	Date Filed	Application No.

D. Others

Licensee Name and Address	Date of License/ Sublicense	Subject Matter

Schedule III to the

Security Agreement

II. Licensees/Sublicenses of [Name of Grantor] as Licensee on Date Hereof

A. Copyrights

[List copyrights by country in alphabetical order, with Registration Nos. within each country in numerical order.]

Copyrights

Country	Licensor Name and Address	Date of License/ Sublicense	Title of Copyrights	Author	Reg. No.

B. Patents

[List patent nos. and patent application nos. in alphabetical order by country with patent nos. within each country in numerical order.]

Patents

Country	Licensor Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

Patent Applications

Country	Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

C. Trademarks

[List trademark nos. and trademark application nos. with trademark nos. within each country in numerical order.]

Trademarks

Country	Licensor Name and Address	Date of License/ Sublicense	Mark	Reg. Date	Reg. No.

Trademark Applications

Country	Licensor Name and Address	Date of License/ Sublicense	Mark	Date Filed	Application No.

D. Others

Licensor Name and Address	Date of License/ Sublicense	Subject Matter

Schedule III to the

Security Agreement

PATENTS OWNED BY [NAME OF GRANTOR]

[Make a separate page of Schedule III for each Grantor and state if no patents are owned. List in numerical order by patent no./patent application no.]

Patent Registrations

[List in alphabetical order by country/numerical order by patent no. within each country.]

Country	Issue Date	Patent No.

Patent Registrations

[List in alphabetical order by country/numerical order by application no. within each country.]

Country	Filing Date	Patent Application No.

TRADEMARK/TRADE NAMES OWNED BY [NAME OF GRANTOR]

Schedule III to the

Security Agreement

[Make a separate page of Schedule III for each Grantor and state if no trademarks/trade names are owned.

Trademark Registrations

[List in alphabetical order by country/numerical order by trademark no. within each country.]

Country	Mark	Reg. Date	Reg. No.

Trademark Applications

[List in alphabetical order by country/numerical order by application no.]

Country	Mark	Application Date	Application No.

Trade Names

Country(s) Where Used	Trade Names

Schedule IV to the

Security Agreement

COMMERCIAL TORT CLAIMS

Exhibit I to the

Security Agreement

SUPPLEMENT NO.             dated as of [        ] (this “Supplement”), to the Security Agreement, dated as of [            ], 2016 (the “Security Agreement”), among DELL INTERNATIONAL L.L.C., EMC CORPORATION, DENALI INTERMEDIATE INC., DELL INC., the other GRANTORS from time to time party thereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent (in such capacity, the “Notes Collateral Agent”).

A. Reference is made to (a) the Indenture dated as of June 1, 2016 among Diamond 1 Finance Corporation, a Delaware corporation (“Finco 1”, which, in connection with the Dell-EMC Merger, has merged with and into Dell International L.L.C., a Delaware limited liability company (“Dell International”), with Dell International continuing as the surviving corporation), Diamond 2 Finance Corporation, a Delaware corporation (“Finco 2”, which, in connection with the Dell-EMC Merger, has merged with and into EMC Corporation, a Massachusetts corporation (“EMC”), with EMC continuing as the surviving corporation), and The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee on behalf of the holders (the “Holders”) of the Notes and Notes Collateral Agent (as from time to time amended, restated, supplemented or otherwise modified, the “Indenture”) and (b) the Security Agreement dated as of [            ], 2016 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Issuers, the other grantors from time to time party thereto and the Notes Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Security Agreement, as applicable.

C. Section 5.14 of the Security Agreement provides that additional Subsidiaries of Covenant Parent may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Indenture to become a Grantor under the Security Agreement as consideration for Notes previously issued pursuant to the Indenture.

Accordingly, the Notes Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 5.14 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby create and grant to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security

Exhibit I-1

interest in and lien on all of the New Grantor’s right, title and interest in, to and under the Pledged Collateral and the Article 9 Collateral (as each such term is defined in the Security Agreement). Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor.

SECTION 2. The New Grantor represents and warrants to the Notes Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement. This Supplement shall become effective as to the New Grantor when a counterpart hereof executed on behalf of the New Grantor shall have been delivered to the Notes Collateral Agent and a counterpart hereof shall have been executed on behalf of the Notes Collateral Agent, and thereafter shall be binding upon the New Grantor and the Notes Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Grantor, the Notes Collateral Agent and the other Secured Parties and their respective successors and assigns, except that the New Grantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the Security Agreement and the Indenture.

SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Grantor, its jurisdiction of formation and the location of its chief executive office, (b) Schedule II sets forth a true and complete list, with respect to the New Grantor, of (i) all the Equity Interests owned by the New Grantor in any Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by the New Grantor and (ii) all the Pledged Debt Securities owned by the New Grantor and (c) Schedule III attached hereto sets forth, as of the date hereof, (i) all of the New Grantor’s Patents constituting Article 9 Collateral, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent owned by the New Grantor, (ii) all of the New Grantor’s Trademarks constituting Article 9 Collateral, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark owned by the New Grantor, and (iii) all of the New Grantor’s Copyrights constituting Article 9 Collateral, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright owned by the New Grantor, and (d) Schedule IV attached hereto sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or counterclaim has been filed by the New Grantor seeking damages in an amount of $50,000,000 or more.

Exhibit I-2

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. This Supplement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 7. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Security Agreement.

SECTION 9. The New Grantor agrees to reimburse the Notes Collateral Agent for its fees and expenses incurred hereunder and under the Security Agreement.

SECTION 10. The recitals contained herein shall be taken as the statements of the New Grantor and the Notes Collateral Agent assumes no responsibility for their correctness. The Notes Collateral Agent makes no representations as to the validity or sufficiency of this Supplement to the Security Agreement.

IN WITNESS WHEREOF, the New Grantor and the Notes Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],
By:
Name:
Title:
THE BANK OF NEW YORK MELLON TRUST COMPANY, as Notes Collateral Agent
By:
Name:
Title:

Exhibit I-3

Schedule I

to Supplement No.          to the

Security Agreement

Name	Jurisdiction of Formation	Chief Executive Office

Schedule II

to Supplement No.          to the

Security Agreement

PLEDGED EQUITY INTERESTS

Grantor	Issuer	Number of Certificate	Number and Class of Equity Interests	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Grantor	Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III

to Supplement No.          to the

Security Agreement

INTELLECTUAL PROPERTY

Schedule IV

to Supplement No.          to the

Security Agreement

COMMERCIAL TORT CLAIMS

Exhibit II

to the Security Agreement

COPYRIGHT SECURITY AGREEMENT dated as of [            ], 20[         ] (this “Agreement”), among [            ] (the “Grantor”) and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent (in such capacity, the “Notes Collateral Agent”).

Reference is made to (a) the Indenture dated as of June 1, 2016 among Diamond 1 Finance Corporation, a Delaware corporation (“Finco 1”, which, in connection with the Dell-EMC Merger, has merged with and into Dell International L.L.C., a Delaware limited liability company (“Dell International”), with Dell International continuing as the surviving corporation), Diamond 2 Finance Corporation, a Delaware corporation (“Finco 2”, which, in connection with the Dell-EMC Merger, has merged with and into EMC Corporation, a Massachusetts corporation (“EMC”), with EMC continuing as the surviving corporation), and The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee on behalf of the holders (the “Holders”) of the Notes (as defined below) and Notes Collateral Agent (as from time to time amended, restated, supplemented or otherwise modified, the “Indenture”) and (b) the Security Agreement dated as of [            ], 2016 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Issuers, the other grantors from time to time party thereto and the Notes Collateral Agent. The Grantors are Affiliates of the Issuers and will derive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the Notes and each is, therefore, willing to enter into this Agreement. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement or the Indenture, as applicable. The rules of construction specified in Section 1.01(b) of the Security Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any Copyrights now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I, and any exclusive Copyright Licenses under which such Grantor is a licensee, including those listed on Schedule II (collectively, the “Copyright Collateral”).

SECTION 3. Security Agreement. The Security Interest granted to the Notes Collateral Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Notes Collateral Agent pursuant to the Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Notes Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Exhibit II-1

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

[Remainder of this page intentionally left blank]

Exhibit II-2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:

Name:
Title:

Exhibit II-3

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent,

By:

Name:
Title:

Exhibit II-4

Schedule I

Schedule II

Exhibit III to the

Security Agreement

PATENT SECURITY AGREEMENT dated as of [            ], 20[            ] (this “Agreement”), among [            ] (the “Grantor”) and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent (in such capacity, the “Notes Collateral Agent”).

Reference is made to (a) the Indenture dated as of June 1, 2016 among Diamond 1 Finance Corporation, a Delaware corporation (“Finco 1”, which, in connection with the Dell-EMC Merger, has merged with and into Dell International L.L.C., a Delaware limited liability company (“Dell International”), with Dell International continuing as the surviving corporation), Diamond 2 Finance Corporation, a Delaware corporation (“Finco 2”, which, in connection with the Dell-EMC Merger, has merged with and into EMC Corporation, a Massachusetts corporation (“EMC”), with EMC continuing as the surviving corporation), and The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee on behalf of the holders (the “Holders”) of the Notes (as defined below) and Notes Collateral Agent (as from time to time amended, restated, supplemented or otherwise modified, the “Indenture”) and (b) the Security Agreement dated as of [            ], 2016 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Issuers, the other grantors from time to time party thereto and the Notes Collateral Agent. The Grantors are Affiliates of the Issuers and will derive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the Notes and each is, therefore, willing to enter into this Agreement. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement or the Indenture, as applicable. The rules of construction specified in Section 1.01(b) of the Security Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any Patents now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I (the “Patent Collateral”).

SECTION 3. Security Agreement. The Security Interest granted to the Notes Collateral Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Notes Collateral Agent pursuant to the Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Notes Collateral Agent with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Exhibit III-1

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

[Remainder of this page intentionally left blank]

Exhibit III-2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:

Name:
Title:

Exhibit III-3

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent,

By:

Name:
Title:

Exhibit III-4

Schedule I

Exhibit IV to the

Security Agreement

TRADEMARK SECURITY AGREEMENT dated as of [            ], 20[         ] (this “Agreement”), among [            ] (the “Grantor”) and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent (in such capacity, the “Notes Collateral Agent”).

Reference is made to (a) the Indenture dated as of June 1, 2016 among Diamond 1 Finance Corporation, a Delaware corporation (“Finco 1”, which, in connection with the Dell-EMC Merger, has merged with and into Dell International L.L.C., a Delaware limited liability company (“Dell International”), with Dell International continuing as the surviving corporation), Diamond 2 Finance Corporation, a Delaware corporation (“Finco 2”, which, in connection with the Dell-EMC Merger, has merged with and into EMC Corporation, a Massachusetts corporation (“EMC”), with EMC continuing as the surviving corporation), and The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee on behalf of the holders (the “Holders”) of the Notes (as defined below) and Notes Collateral Agent (as from time to time amended, restated, supplemented or otherwise modified, the “Indenture”) and (b) the Security Agreement dated as of [            ], 2016 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Issuers, the other grantors from time to time party thereto and the Notes Collateral Agent. The Grantors are Affiliates of the Issuers and will derive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the Notes and each is, therefore, willing to enter into this Agreement. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement or the Indenture, as applicable. The rules of construction specified in Section 1.01(b) of the Security Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any Trademarks now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I (the “Trademark Collateral”).

SECTION 3. Security Agreement. The Security Interest granted to the Notes Collateral Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Notes Collateral Agent pursuant to the Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Notes Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Exhibit IV-1

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

[Remainder of this page intentionally left blank]

Exhibit IV-2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[ ],

By:

Name:
Title:

Exhibit IV-3

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent,

By:

Name:
Title:

Exhibit IV-4

Schedule I